                                  $300,000,000

                     AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of  June 25, 1997

                                     Among

            AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P.

                                as the Borrower,
                                ---------------

                       SOCIETE GENERALE, SOUTHWEST AGENCY

            as Arranger, Syndication Agent, and Documentation Agent,
            -------------------------------------------------------

                             BANK ONE, TEXAS, N.A.

                            as Administrative Agent,
                            -----------------------

                                      and

       THE BANK OF NOVA SCOTIA and WELLS FARGO BANK, NATIONAL ASSOCIATION

                                  as Co-Agents
                                  ------------

                                      and


                             THE BANKS NAMED HEREIN


                                  as the Banks
                                  ------------

                               TABLE OF CONTENTS
                               -----------------

                                                                              Page
                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING TERMS

Section 1.01    Certain Defined Terms..........................................  2
Section 1.02    Computation of Time Periods.................................... 37
Section 1.03    Accounting Terms; Changes in GAAP.............................. 37
Section 1.04    Types of Advances.............................................. 38
Section 1.05    Miscellaneous.................................................. 38
Section 1.06    Recitals....................................................... 38

                                  ARTICLE II
                    THE ADVANCES AND THE LETTERS OF CREDIT

Section 2.01    The Advances; Extension of Initial Maturity Date............... 38
Section 2.02    Method of Borrowing............................................ 40
Section 2.03    Fees........................................................... 44
Section 2.04    Reduction of the Commitments................................... 44
Section 2.05    Repayment of Advances.......................................... 45
Section 2.06    Interest, Late Payment Fee..................................... 46
Section 2.07    Prepayments.................................................... 47
Section 2.08    Breakage Costs................................................. 50
Section 2.09    Increased Costs................................................ 50
Section 2.10    Payments and Computations...................................... 52
Section 2.11    Taxes.......................................................... 54
Section 2.12    Illegality..................................................... 56
Section 2.13    Letters of Credit.............................................. 57
Section 2.14    Determination of Borrowing Base................................ 60
Section 2.15    Bank Replacement............................................... 61
Section 2.16    Sharing of Payments, Etc....................................... 62
Section 2.17    Collateral..................................................... 63

                                  ARTICLE III
                             CONDITIONS OF LENDING

Section 3.01    Conditions Precedent to Effectiveness of this Agreement........ 63
Section 3.02    Conditions Precedent for each Borrowing or Letter of Credit.... 66
Section 3.03    Conditions Precedent to a Hotel Property Qualifying as an
                Eligible Property.............................................. 67

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

Section 4.01    Existence; Qualification; Partners; Subsidiaries............... 75
Section 4.02    Partnership and Corporate Power................................ 77
Section 4.03    Authorization and Approvals.................................... 77
Section 4.04    Enforceable Obligations........................................ 77
Section 4.05    Parent Common Stock............................................ 78
Section 4.06    Financial Statements........................................... 78
Section 4.07    True and Complete Disclosure................................... 78
Section 4.08    Litigation..................................................... 79
Section 4.09    Use of Proceeds................................................ 79
Section 4.10    Investment Company Act......................................... 80
Section 4.11    Taxes.......................................................... 80
Section 4.12    Pension Plans.................................................. 80
Section 4.13    Condition of Hotel Property; Casualties; Condemnation.......... 81
Section 4.14    Insurance...................................................... 81
Section 4.15    No Burdensome Restrictions; No Defaults........................ 81
Section 4.16    Environmental Condition........................................ 82
Section 4.17    Legal Requirements, Zoning, Utilities, Access.................. 83
Section 4.18    Existing Mortgage Debt......................................... 83
Section 4.19    Title; Encumbrances............................................ 84
Section 4.20    Leasing Arrangements........................................... 84
Section 4.21    Cash Management Systems........................................ 85
Section 4.22    Franchise Agreements........................................... 85

                                   ARTICLE V
                             AFFIRMATIVE COVENANTS

Section 5.01    Compliance with Laws, Etc...........................................  86
Section 5.02    Preservation of Corporate Existence; Corporate Separateness, Etc....  86
Section 5.03    Payment of Taxes, Etc...............................................  88
Section 5.04    Visitation Rights; Bank Meeting.....................................  88
Section 5.05    Reporting Requirements..............................................  88
Section 5.06    Maintenance of Property, Required Work and Approved Preliminary
                Property Plan Work..................................................  93
Section 5.07    CAPEX Reserve.......................................................  94
Section 5.08    Appraisals..........................................................  95
Section 5.09    Duplicate Louisiana Notes...........................................  95
Section 5.10    Insurance...........................................................  96
Section 5.11    Casualty; Condemnation..............................................  96
Section 5.12    Cash Management Systems.............................................  98
Section 5.13    Supplemental Guaranties............................................. 100
Section 5.14    Participating Leases................................................ 101

                                  ARTICLE VI
                              NEGATIVE COVENANTS

Section 6.01    Liens, Etc.......................................................... 101
Section 6.02    Indebtedness........................................................ 102
Section 6.03    Agreements Restricting Distributions From Subsidiaries.............. 103
Section 6.04    Restricted Payments................................................. 103
Section 6.05    Fundamental Changes; Asset Sales.................................... 104
Section 6.06    Personal Property Leases............................................ 105
Section 6.07    Investments, Loans, Future Properties............................... 105
Section 6.08    Affiliate Transactions.............................................. 106
Section 6.09    Sale and Leaseback.................................................. 106
Section 6.10    Sale or Discount of Receivables..................................... 107
Section 6.11    No Further Negative Pledges......................................... 107
Section 6.12    Franchise Agreements................................................ 107
Section 6.13    Material Documents.................................................. 107
Section 6.14    Other Businesses; Undeveloped Land.................................. 108
Section 6.15    Borrower Debt Service Ratio......................................... 108
Section 6.16    Parent Debt Service Ratio........................................... 109

Section 6.17    Net Worth...................................................... 109
Section 6.18    Bank Accounts.................................................. 109

                                  ARTICLE VII
                          EVENTS OF DEFAULT; REMEDIES

Section 7.01    Events of Default.............................................. 110
Section 7.02    Optional Acceleration of Maturity.............................. 116
Section 7.03    Automatic Acceleration of Maturity............................. 116
Section 7.04    Cash Collateral Account........................................ 117
Section 7.05    Non-exclusivity of Remedies.................................... 117
Section 7.06    Right of Set-off............................................... 117

                                 ARTICLE VIII
                      AGENCY AND ISSUING BANK PROVISIONS

Section 8.01    Authorization and Action....................................... 118
Section 8.02    Agents' Reliance, Etc.......................................... 118
Section 8.03    Each Agent and Its Affiliates.................................. 119
Section 8.04    Bank Credit Decision........................................... 119
Section 8.05    Indemnification................................................ 119
Section 8.06    Successor Agent and Issuing Banks.............................. 120
Section 8.07    Arranger, Syndication Agent and Co-Agents...................... 121

                                  ARTICLE IX
                                 MISCELLANEOUS

Section 9.01    Amendments, Etc................................................ 121
Section 9.02    Notices, Etc................................................... 124
Section 9.03    No Waiver; Remedies............................................ 124
Section 9.04    Costs and Expenses............................................. 124
Section 9.05    Binding Effect................................................. 125
Section 9.06    Bank Assignments and Participations............................ 125
Section 9.07    Indemnification................................................ 128
Section 9.08    Execution in Counterparts...................................... 129
Section 9.09    Survival of Representations, Indemnifications, etc............. 129

Section 9.10    Severability................................................... 129
Section 9.11    Business Loans................................................. 129
Section 9.12    Usury Not Intended............................................. 130
Section 9.13    Houston, Texas Marriott Office Space........................... 130
Section 9.14    Governing Law.................................................. 131
Section 9.15    Consent to Jurisdiction........................................ 131
Section 9.16    Knowledge of Borrower.......................................... 131
Section 9.17    Banks Not in Control........................................... 131
Section 9.18    Headings Descriptive........................................... 132
Section 9.19    Time is of the Essence......................................... 132
Section 9.20    WAIVERS OF JURY TRIAL.......................................... 132
Section 9.21    ENTIRE AGREEMENT............................................... 132

EXHIBITS:

Exhibit A  -    Form of Note
Exhibit B  -    Form of Assignment and Acceptance
Exhibit C  -    Form of Assignment of Leases (Borrower)
Exhibit D  -    Form of Assignment of Leases (Participating Lessee)
Exhibit E  -    Form of Assignment of Management Agreement
Exhibit F  -    Form of Bank One Cash Management Agreement
Exhibit G  -    [UNUSED]
Exhibit H  -    Form of Borrowing Base Certificate
Exhibit I  -    Form of Collateral Assignment and Security Agreement
Exhibit J  -    Form of Compliance Certificate
Exhibit K  -    Form of Credit Card Agreement
Exhibit L  -    Form of Depository Account Agreement
Exhibit M  -    Form of Environmental Indemnity
Exhibit N  -    Form of Franchisor Consent
Exhibit O  -    Form of General Assignment and Agreement
Exhibit P  -    Form of Ground Lessor Consent
Exhibit Q  -    Form of Guaranty
Exhibit R  -    Form of Irrevocable Direction to Pay
Exhibit S  -    Form of Liquor License Concession Agreement
Exhibit T  -    Form of Liquor License Company Consent
Exhibit U  -    Form of Liquor License Company Pledge Agreement
Exhibit V  -    Form of Manager Consent
Exhibit W  -    Form of Mortgages
Exhibit X  -    Form of Notice of Borrowing
Exhibit Y  -    Form of Notice of Conversion or Continuation
Exhibit Z  -    Form of Participating Lessee Estoppel
Exhibit AA -    Form of Property Adjustment Report
Exhibit BB -    Form of Property Certificate
Exhibit CC -    Form of Security Agreement
Exhibit DD -    Form of Battle Fowler L.L.P. Opinion
Exhibit EE -    Form of Kane, Russell, Coleman and Logan Opinion
Exhibit FF -    Form of Local Counsel Opinion
Exhibit GG -    Form of Ballard, Spahr, Andrews & Ingersoll Opinion

Exhibit HH -    Form of McDonald, Hopkins, Buske & Harber Co. Opinion
Exhibit II -    Form of Foley & Lardner Opinion
Exhibit JJ -    Form of McDonald, Cabano, Wilson, McCune, Bergin, Frankovich
                & Hicks LLP Opinion

SCHEDULES:

Schedule 1.01(a)   -   Commitments
Schedule 1.01(b)   -   Initial Properties, Appraisal Amounts and Cost Basis
Schedule 1.01(c)   -   Approved Preliminary Property Plan
Schedule 1.01(d)   -   Engineer Report Scope of Services
Schedule 1.01(e)   -   Approved Engineers
Schedule 1.01(f)   -   Environmental Report Scope of Services
Schedule 1.01(g)   -   Approved Environmental Consultants
Schedule 1.01(h)   -   Franchisors
Schedule 1.01(i)   -   Ground Leases
Schedule 1.01(j)   -   Guarantors
Schedule 1.01(k)   -   Liquor License Companies
Schedule 1.01(l)   -   Participating Leases
Schedule 3.03      -   Post-Closing Matters
Schedule 4.01      -   Subsidiaries
Schedule 4.08      -   Litigation
Schedule 4.15      -   Loan and Lease Disclosure
Schedule 4.17      -   Legal Requirements; Zoning; Utilities; Access
Schedule 4.19      -   Participating Lessee Personal Property
Schedule 4.21      -   Cash Management Systems
Schedule 4.22      -   Franchise Agreements
Schedule 4.23      -   Management Agreements
Schedule 5.06      -   Required Work and Required Work Deadlines for Initial
                       Properties
Schedule 5.10      -   Insurance
Schedule 9.02      -   Notice Information

                     AMENDED AND RESTATED CREDIT AGREEMENT


  This Amended and Restated Credit Agreement (this "Agreement") dated as of June 25, 1997 is among AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, as the Borrower, SOCIETE GENERALE, SOUTHWEST AGENCY, as Arranger, Syndication Agent, and Documentation Agent, BANK ONE, TEXAS, N.A., as Administrative Agent, THE BANK OF NOVA SCOTIA and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Agents and the Banks.

                            PRELIMINARY STATEMENTS

  WHEREAS, many of the parties hereto previously entered into a Credit Agreement dated as of July 31, 1996 by and between American General Hospitality Operating Partnership, L.P., Societe Generale, Southwest Agency, as Structuring Agent, Bank One, Texas, N.A., as Administrative Agent, and the banks named therein, as amended by First Amendment to Credit Agreement dated as of October 18, 1996 and Second Amendment to Credit Agreement dated as of February 11, 1997 executed by and among such parties (as so amended, the "Existing Credit Agreement") pursuant to which the banks party to the Existing Credit Agreement (the "Existing Lenders") have made Advances (as defined in the Existing Credit Agreement) to the Borrower, and have issued or participated in Letters of Credit (as defined in the Existing Credit Agreement) for the account of the Borrower, in each case on the terms and conditions set forth therein;

  WHEREAS, the Borrower has requested that the Existing Lenders amend the Existing Credit Agreement and the other Credit Documents (as defined in the Existing Credit Agreement, and as used herein, the "Existing Credit Documents") in order to revise certain terms thereof and the Existing Lenders have agreed to do so on the terms and conditions set forth herein; and

  WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement as amended in its entirety for clarity only, and amend the other Existing Credit Documents, in order to (i) add certain Banks as parties to this Agreement, (ii) provide that Societe Generale, Southwest Agency is no longer Structuring Agent under this Agreement, but is instead Arranger, Syndication Agent, and Documentation Agent under this Agreement, (iii) provide that the Bank of Nova Scotia and Wells Fargo Bank, National Association are each a Co-Agent under this Agreement, (iv) increase the Commitments under this Agreement to $300,000,000 and (v) amend certain other provisions of the Existing Credit Agreement and the other Existing Credit Documents;

  WHEREAS, this Amended and Restated Credit Agreement constitutes for all purposes an amendment to the Existing Credit Agreement and not a new or substitute agreement and each reference to an "Advance" and "Letter of Credit" herein shall mean such Advance made and each Letter of Credit issued heretofore under the Existing Credit Agreement;

  WHEREAS, the Borrower and the Guarantors desire to secure their respective obligations to the Banks under this Agreement and the other Credit Documents by confirming the Liens in the Hotel Properties granted in favor of the Administrative Agent under the Security Documents;

  NOW, THEREFORE, in consideration of the foregoing recitals and the provisions contained in this Agreement, the parties hereto do hereby agree as follows:


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

 Section 1.01  Certain Defined Terms.  As used in this Agreement, the following
               ---------------------
terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

  "Accession Agreement" means an Accession Agreement in the form attached
   -------------------
respectively to the Guaranty, Environmental Indemnity and Irrevocable Direction to Pay Rent as Annex 1 thereto, which agreement causes the Person executing and delivering the same to the Administrative Agent to become a party to the Guaranty, the Environmental Indemnity and Irrevocable Direction to Pay Rent.

  "Acquisition Agreements" means for any Hotel Property the agreements entered
   ----------------------
into in connection with the acquisition of such Hotel Property.

  "Adjusted Prime Rate" means, for any day, the fluctuating rate per annum of
   -------------------
interest equal to the greater of (a) the Prime Rate in effect on such day and
(b) the Federal Funds Rate in effect on such day plus  1/2%.

  "Adjustment Event" has the meaning set forth in Section 2.14(b).
   ----------------

  "Administrative Agent" means Bank One, Texas, N.A. in its capacity as
   --------------------
Administrative Agent for the Banks pursuant to Article VIII and any successor Administrative Agent appointed pursuant to Section 8.06.

  "Advance" means an Advance by a Bank to the Borrower, any such Advance being
   -------
either a Prime Rate Advance or a LIBOR Rate Advance.

  "Affiliate" means, as to any Person, any other Person that, directly or
   ---------
indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of a Control Percentage, by contract or otherwise.

  "Agents" means the Administrative Agent and the Documentation Agent, and
   ------
"Agent" means either such agent.
------

  "Agents' Fee Letter" means the letter agreement dated as of May 13, 1997 among
   ------------------
the Borrower, the Documentation Agent and the Administrative Agent.

  "AGHI" means American General Hospitality, Inc., a Texas corporation.
   ----

  "AGH Leasing" means AGH Leasing, L.P., a Delaware limited partnership.
   -----------

  "AGH LP" means AGH LP, Inc., a Nevada corporation.
   ------

  "Agreement" has the meaning given such term in the initial paragraph of this
   ---------
agreement.

  "Allocated Debt Amount" means for any Hotel Property, 50% (45% following a
   ---------------------
Ratio Modification Event) of the  Real Estate Value of such Hotel Property.

  "Applicable Lending Office" means, with respect to each Bank, such Bank's
   -------------------------
Domestic Lending Office in the case of a Prime Rate Advance and such Bank's LIBOR Lending Office in the case of a LIBOR Rate Advance.

  "Applicable Margin" means, at any time, (a) with respect to a LIBOR Rate
   -----------------
Advance, one and 75/100 percent (1.75%), and (b) with respect to a Prime Rate Advance, one-half of one percent (.50%).

  "Appraisal" means an appraisal of the Hotel Property prepared by an M.A.I.
   ---------
appraiser approved by the Agents in writing which appraisal is acceptable to the Agents and done in conformity with the following standards: Uniform Standards of Professional Appraisal Practice, the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute, the appraisal guidelines set forth by the office of the Comptroller of the Currency and the Federal Reserve Board.

  "Appraised Value" means for any Hotel Property (a) prior to the completion of
   ---------------
the Capital Expenditures and acquisition of FF&E to be completed or acquired in accordance with the Approved Preliminary Property Plan for such Hotel Property, the "Appraised Value" will initially be the sum of (i) the "As Is" value of such Hotel Property based upon the latest Appraisal for such Hotel Property and (ii) those amounts included in the Cost Basis for such Hotel Property based upon clause (b) of the definition of Cost Basis, provided the "Appraised Value" under this clause (a) shall never exceed the "Appraised Value" under clause (b) of this definition, and (b) after the completion of the Capital Expenditures and acquisition of FF&E to be completed or acquired in accordance with the Approved Preliminary Property Plan for such Hotel Property, the "Appraised Value" will be the "As Improved" value of such Hotel Property based upon the latest Appraisal for such Hotel Property. The "As Is" and "As Improved" values for the Initial Properties are set forth in Schedule 1.01(b)).

  "Approved Preliminary Property Plan" means (a) with respect to the Initial
   ----------------------------------
Properties for which plans are set forth on Schedule 1.01(c), the preliminary plans and projections of the Capital Expenditures and the expenditures for FF&E of each Initial Property and set forth on Schedule 1.01(c), as such plans and projections may be amended with the approval of the Agents (which approval shall not be unreasonably withheld) and (b) with respect to the other Initial Properties and any Future Property that the Borrower desires be an Eligible Property, the preliminary plans and projections of the Capital Expenditures and the expenditures for FF&E for such Hotel Property approved by the Majority Banks within one hundred eighty (180) days of the date of acquisition of such Hotel Property (which approval will not be unreasonably withheld or delayed).

  "Approved Preliminary Property Plan Work" means, for any Hotel Property, the
   ---------------------------------------
performance of the Capital Expenditures and the purchase of the FF&E contemplated by the Approved Preliminary Property Plan for such Hotel Property.

  "Asset Sale" means (a) any sale, financing lease (in which the Borrower or a
   ----------
Guarantor is lessor but exclusive of the Participating Leases), conveyance, exchange, transfer, or assignment of any Property by the Borrower or a Guarantor to a Person other than the Borrower or a Guarantor; and (b) any insured loss or casualty of Hotel Property owned by the Borrower or any Guarantor if the insurance proceeds in connection therewith are required by the provisions of this Agreement to be used to repay Obligations.

  "Assignment and Acceptance" means an assignment and acceptance entered into by
   -------------------------
a Bank and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of the attached Exhibit B.

  "Assignment of Leases (Borrower)" means an assignment of leases, rents and
   -------------------------------
security deposits executed by the Borrower or any Guarantor to secure the Obligations, each substantially in the form of Exhibit C with such modifications as may be necessary and appropriate in the opinion of counsel to the Agents to comply with the state law of the filing jurisdiction and as may be reasonably satisfactory to the Agents (provided any such modification does not materially and adversely affect the rights and benefits to be accorded to the Administrative Agent for the benefit of the Banks), as the same may be amended or terminated in accordance with their terms.

  "Assignment of Leases (Participating Lessee)" means an assignment of leases,
   -------------------------------------------
rents and security deposits executed by the Participating Lessee for the benefit of the Borrower or Guarantor who is the particular Property Owner for a Hotel Property to secure the Participating Lessee's obligations under the Participating Lease for such Hotel Property, each substantially in the form of Exhibit D with such modifications as may be necessary and appropriate in the opinion of counsel to the Agents to comply with the state law of the filing jurisdiction and as may be reasonably satisfactory to the Agents (provided any such modification does not materially and adversely affect the rights and benefits accorded thereunder), as the same may be amended or terminated in accordance with their terms.

  "Assignment of Management Agreement" means an assignment of management
   ----------------------------------
agreement executed by the Participating Lessee for the benefit of the Borrower or Guarantor who is the particular Property Owner for a Hotel Property to secure the Participating Lessee's obligations under the Participating Lease for such Hotel Property, each substantially in the form of Exhibit E with such modifications as may be necessary and appropriate in the opinion of counsel to the Agents to comply with the state law of the filing jurisdiction and as may be reasonably satisfactory to the Agents (provided any such modification does not materially and adversely affect the rights and benefits accorded thereunder), as the same may be amended or terminated in accordance with their terms.

  "Associates" means, for any individual, the Associates (as such term is
   ----------
defined in Rule 12b-2 promulgated under the Exchange Act) of such individual.

  "Banks" means the lenders listed on the signature pages of this Agreement and
   -----
each Eligible Assignee that shall become a party to this Agreement pursuant to
Section 9.06.

  "Bank One Cash Management Agreement" means the depository account agreement
   ----------------------------------
substantially in the form of the attached Exhibit F by and among the Cash Manager, the Administrative Agent and the Borrower covering the Borrower's Bank Accounts.

  "Borrower" means American General Hospitality Operating Partnership, L.P., a
   --------
Delaware limited partnership.

  "Borrower's Bank Accounts" means the CAPEX Reserve, the Concentration Bank
   ------------------------
Account and the Operating Accounts (Borrower).

  "Borrower Capitalization Event" means (a) any sale or issuance by the Borrower
   -----------------------------
or any of its Subsidiaries of equity securities for consideration other than a direct or indirect ownership interest in a Person that owns a Hotel Property,
(b) an issuance or incurrence by the Borrower or any of its Subsidiaries of Indebtedness except for Indebtedness permitted pursuant to the provisions of
Section 6.02.

  "Borrower Controlled Group" means all members of a controlled group of
   -------------------------
corporations and all trades (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

  "Borrowing" means a borrowing consisting of simultaneous Advances of the same
   ---------
Type made by each Bank pursuant to Section 2.01(a) or Converted by each Bank to Advances of a different Type pursuant to Section 2.02(b).

  "Borrowing Base" means an amount equal to the lesser of (i) 50% (45% following
   --------------
a Ratio Modification Event) of the aggregate Real Estate Value of all Eligible Properties; and (ii) the product of (A) the combined trailing twelve months Borrowing Base EBITDA generated by the Eligible Properties multiplied by (B)
5.25 (5.0 following the earlier of (i) a Ratio Modification Event or (ii) June 30, 1998).

  "Borrowing Base Certificate" means a certificate of the Borrower in
   --------------------------
substantially the form of the attached Exhibit H, certified by a Responsible Officer of Borrower to be true, correct and accurate in all material respects.

  "Borrowing Base Determination Date" means any date the Borrowing Base is
   ---------------------------------
determined in accordance with Section 2.14.

  "Borrowing Base EBITDA" means for any period the aggregate Property EBITDA of
   ---------------------
all Eligible Property.

  "Business Day" means a day of the year on which banks are not required or
   ------------
authorized to close in New York City or Dallas, Texas and, if the applicable Business Day relates to any LIBOR Rate Advances, on which dealings are carried on by banks in the London interbank market.

  "CAPEX Bills Pending" means, for any calendar quarter, the amount of payables
   -------------------
for Capital Expenditures and expenditures for FF&E (except for the Approved Preliminary Property Plan Work and the Required Work for which the Borrower is not entitled to withdraw funds from the CAPEX Reserve to pay for) for the Eligible Properties as of the end of such calendar quarter (a) which the Borrower is at such time processing for payment in the ordinary course of business and (b) which are not past due, all as certified in writing to the Administrative Agent by the Borrower.

  "CAPEX Reserve" means a bank account complying with the requirements of
   -------------
Section 5.07 established by the Borrower with the Administrative Agent.

  "CAPEX Reserve Deposit Amount" means, for any calendar quarter,  an amount
   ----------------------------
equal to (a) 4% of the gross revenues from each Eligible Property for such calendar quarter minus (b) the amount paid in such calendar quarter for Capital Expenditures or FF&E for Eligible Properties (except for the Approved Preliminary Property Plan Work and the Required Work for which the Borrower is not entitled to withdraw funds from the CAPEX Reserve to pay for) which were made or purchased in accordance with this Agreement minus (c) the CAPEX Bills Pending as of the end of such calendar quarter plus (d) the CAPEX Bills Pending as of the end of the previous calendar quarter.

  "Capital Expenditure" means any payment made directly or indirectly for the
   -------------------
purpose of acquiring or constructing fixed assets, Real Property or equipment which in accordance with GAAP would be added as a debit to the fixed asset account of such Person making such expenditure, including, without limitation, amounts paid or payable for such purpose under any conditional sale or other title retention agreement or under any Capital Lease, but excluding repairs of Property in the normal and ordinary course of business in keeping with the past practices of the Borrower.

  "Capitalization Event" means either a Borrower Capitalization Event or a
   --------------------
Parent Capitalization Event.

  "Capital Lease" means, for any Person, any lease of any Property (whether
   -------------
real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

  "Cash Collateral Account" means a special cash collateral account containing
   -----------------------
cash deposited pursuant to the terms of this Agreement to be maintained at the Administrative Agent's office in accordance with Section 7.04.

  "Cash Manager" means Bank One, Texas, N.A. or any successor thereto approved
   ------------
by the Agents.

  "Cash Management System (Borrower)" means the system of Deposit Accounts of
   ---------------------------------
the Borrower and the Borrower's Subsidiaries (excluding the Permitted Other Subsidiaries) including the Borrower's Bank Accounts pursuant to which all cash, cash equivalents and credit card receipts (other than Discover Card receipts) of the Borrower and the Borrower's Subsidiaries (excluding that of the Permitted Other Subsidiaries), respectively, are collected and distributed, all as described in

Schedule 4.21 annexed hereto, as it may be modified from time to time in accordance with the terms hereof.

  "Cash Management System (Participating Lessee)" means the system of Deposit
   ---------------------------------------------
Accounts of the Participating Lessees including the Operating Account (Participating Lessee) for each Hotel Property (excluding Permitted Non-Eligible Properties and Hotel Properties securing Permitted Other Subsidiary Indebtedness) pursuant to which all cash, cash equivalents and credit card receipts (other than Discover Card receipts) of the Participating Lessees (excluding that received in connection with Permitted Non-Eligible Properties and Hotel Properties securing Permitted Other Subsidiary Indebtedness) are collected and distributed, all as described in Schedule 4.21 annexed hereto, as it may be modified from time to time in accordance with the terms hereof.

  "Cash Management Systems" means collectively the Cash Management System
   -----------------------
(Borrower) and the Cash Management System (Participating Lessee).

  "CERCLA" means the Comprehensive Environmental Response, Compensation, and
   ------
Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

  "Closing Date" means the date on which each of the conditions set forth in
   ------------
Section 3.01 are satisfied.

  "Code" means the Internal Revenue Code of 1986, as amended, and any successor
   ----
statute.

  "Collateral Assignment and Security Agreement" means a collateral assignment
   --------------------------------------------
and agreement executed by the Borrower or any Guarantor to secure the Obligations, each substantially in the form of Exhibit I with such modifications as may be necessary and appropriate in the opinion of counsel to the Agents to comply with the state law of the filing jurisdiction and as may be reasonably satisfactory to the Agents (provided any such modification does not materially and adversely affect the rights and benefits to be accorded to the Administrative Agent for the benefit of the Banks), as the same may be amended or terminated in accordance with their terms.

  "Commitment" means, with respect to any Bank, the amount set opposite such
   ----------
Bank's name on Schedule 1.01(a) as its Commitment, or if such Bank has entered into any Assignment and Acceptance, the amount set forth for such Bank as its Commitment in the Register maintained by the Administrative Agent pursuant to Section 9.06(c), as such amount may be reduced pursuant to Section 2.04.

  "Compliance Certificate" means a certificate of the Borrower in substantially
   ----------------------
the form of the attached Exhibit J.

  "Concentration Bank Account" means the Deposit Account maintained with the
   --------------------------
Cash Manager located in Dallas, Texas for the benefit of the Borrower which is a part of the Cash Management System (Borrower), or any substitute account maintained with the Cash Manager reasonably acceptable to the Administrative Agent.

  "Conditions to Collateral Release" shall for any Asset Sale (other than Asset
   --------------------------------
Sales involving Permitted Other Subsidiary Properties) include all of the following requirements: (a) no Default has occurred and is continuing or would occur upon the consummation of such Asset Sale; (b) the Borrower, the Parent and their respective Subsidiaries shall be in compliance with all covenants, terms and conditions of the Credit Documents and the consummation of such Asset Sale shall not cause or result in any of such Persons being in non-compliance; (c) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate dated as of the date of the Asset Sale certifying that the Conditions to Collateral Release are satisfied which Compliance Certificate shall (i) certify that the financial covenants contained in this Agreement measured as of the date of the Asset Sale (without inclusion in the calculation of such covenants the operating results of the Hotel Property for such Asset
Sale) are satisfied and (ii) set forth the Borrower's calculations of such financial covenants; (d) at least 10 days prior to such Asset Sale the Borrower shall have delivered to the Administrative Agent a copy of the documents that have or will be executed in connection with such Asset Sale and a draft of the Compliance Certificate that the Borrower is obligated to deliver pursuant to the preceding clause (c); (e) the Borrower shall have delivered to the Administrative Agent a Property Adjustment Report in connection with such Asset Sale; (f) the Asset Sale is to a Person other than the Borrower or a Subsidiary of Borrower and for fair market value; (g) the written approval of the Administrative Agent has been obtained which approval shall not be unreasonably withheld; (h) upon consummation of such Asset Sale the Pool Requirements would be satisfied; and (i) contemporaneously with such Asset Sale the Borrower makes a prepayment of the Advances as provided in Section 2.07(c)(iii) in an amount of not less than the Release Amount for such Hotel Property, provided that if the Asset Sale is a sale of a Permitted Non-Eligible Property the Borrower shall not have to make a prepayment as long as no Default has occurred and is continuing or would occur upon the consummation of such Asset Sale.

  "Consolidated" refers to the consolidation of the accounts of the Borrower
   ------------
with the Borrower's Subsidiaries and the Parent with the Parent's Subsidiaries, as applicable, in accordance with GAAP, including, when used in reference to the Borrower, principles of consolidation consistent with those applied in the preparation of the Financial Statements.

  "Control Percentage" means, with respect to any Person, the percentage of the
   ------------------
outstanding capital stock of such Person having ordinary voting power which gives the direct or indirect holder of such stock the power to elect a majority of the Board of Directors of such Person.

  "Controlled Group" means each of the Borrower Controlled Group, the
   ----------------
Participating Lessee Controlled Group and the Manager Controlled Group, and "Controlled Groups" means, collectively, all of such groups .
 -----------------

  "Convert", "Conversion", and "Converted" each refers to a conversion of
   -------    ----------        ---------
Advances of one Type into Advances of another Type pursuant to Section 2.02(b).

  "Cost Basis" means for any Hotel Property the sum of (a) for any Initial
   ----------
Property, the amount set forth for such Initial Property on Schedule 1.01(b) attached hereto, and for any other Hotel Property, the aggregate purchase price paid by the Borrower or its Subsidiary for such other Hotel Property (giving effect to any securities used to purchase a Hotel Property at the fair market value of the securities at the time of purchase based upon the price at which such securities could be exchanged into the Parent's common stock assuming such exchange occurred on the date of acquiring the Hotel Property), and (b) the actual cost of any Capital Expenditures or expenditures for FF&E for such Hotel Property made by the Borrower or its Subsidiaries pursuant to an Approved Preliminary Property Plan as preliminarily certified monthly by the Borrower in connection with a request for a Borrowing or request from withdrawal from the CAPEX Reserve, provided that, at the Borrower's expense, both upon the completion of any calendar quarter and upon completion of such Capital Expenditures or FF&E, the actual cost of such Capital Expenditures or FF&E, as applicable, is further certified by a property condition consultant or engineer reasonably acceptable to the Agents who shall have inspected the Hotel Property and delivered to the Administrative Agent a certificate that such Capital Expenditures or FF&E, as applicable, have been made or purchased and delivered to such Hotel Property.

  "Credit Card Agreements" means each credit card agreement among each of a
   ----------------------
Participating Lessee, the Borrower or the Borrower's Subsidiaries (as applicable), the credit card companies for all major credit cards accepted by the Hotel Properties (other than for Discover
Card) and the Administrative Agent, in each case substantially in the form of Exhibit K attached hereto with such changes as are acceptable to the Administrative Agent, and all other agreements with or directions to credit card companies satisfactory to the Administrative Agent, in either case pursuant to which, in accordance with Section 5.12 such credit card companies are to direct funds from credit card receipts of a Hotel Property to either the Deposit Account or Operating Account (Participating Lessee) of the Participating Lessee for such Hotel Property which is subject to a Depository Account Agreement.

  "Credit Documents" means this Agreement, the Notes, the Guaranties, the
   ----------------
Environmental Indemnities, the Security Documents, the Agents' Fee Letter, and each other agreement, instrument or document executed by the Borrower or any of its Subsidiaries at any time in connection with this Agreement.

  "Debt Service" means, for any Person for the period for which such amount is
   ------------
being determined, the amount (without duplication) of all mandatory principal payments made and interest accrued with respect to any Indebtedness of such Person and all payments made in respect of Capital Leases of such Person.

  "Debt Service Rate" means, for any Indebtedness for the period for which such
   -----------------
amount is being determined, the greatest of (a) the percentage (on an annualized basis) obtained by dividing the actual Debt Service for such Indebtedness for such period by the average outstanding amount of such Indebtedness for such period, (b) the percentage (on an annualized basis) that would be obtained by dividing (i) the estimated Debt Service that would have been paid for such Indebtedness for such period based upon (Y) an interest rate for such Indebtedness for such period equal to 2.25% plus the Treasury Rate (as defined
                                            ----
herein) and (Z) a 20 year principal amortization of such Indebtedness with constant monthly payments of principal and interest by (ii) the amount of such Indebtedness, and (c) 10%. As used herein, "Treasury Rate" means the rate of interest on United States Treasury Securities with a ten-year maturity, most recently published prior to the date of any calculation made hereunder, and shown in the "Week Ending" column and in the ten-year listing under the heading "Treasury Constant Maturities" of the Federal Reserve Statistical Release Form H-15.

  "Deposit Account" means a demand, time, savings, passbook, checking or like
   ---------------
account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

  "Depository Account Agreements" means (i) the Bank One Cash Management
   -----------------------------
Agreement, (ii) each depository account agreement among each of a Participating Lessee, the Borrower or the Borrower's Subsidiaries (as applicable), and the financial institutions at which Deposit Accounts are located pursuant to the Cash Management System (Participating Lessee) with the consent and acknowledgment of such Persons of the collateral assignment of such agreement to the Administrative Agent, in each case substantially in the form of Exhibit L attached hereto with such changes as are acceptable to the Administrative Agent, and (iii) all other agreements with or directions to the financial institutions at which Deposit Accounts are located satisfactory to the Administrative Agent, in either case pursuant to which, in accordance with Section 5.12 such financial institutions are upon the occurrence of certain events to direct funds from such Deposit Accounts to the account designated by the Administrative Agent.

  "Default" means (a) an Event of Default or (b) any event or condition which
   -------
with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

  "DFW South" means the Holiday Inn Dallas DFW Airport South hotel.
   ---------

  "DFW South LP" means DFW South I Limited Partnership, a Texas limited
   ------------
partnership.

  "Documentation Agent" means Societe Generale, Southwest Agency in its capacity
   -------------------
as Documentation Agent for the Banks pursuant to Article VIII and any successor Documentation Agent pursuant to Section 8.06.

  "Dollar Equivalent" means the equivalent in another currency of an amount in
   -----------------
U.S. Dollars to be determined by reference to the rate of exchange quoted by the Administrative Agent, at 11:00 a.m. (Dallas, Texas time) on the date of determination, for the spot purchase in the foreign exchange market of such amount of Dollars with such other currency.

  "Dollars" and "$" means lawful money of the United States of America.
   -------       -

  "Domestic Lending Office" means, with respect to any Bank, the office of such
   -----------------------
Bank specified as its "Domestic Lending Office" opposite its name on Schedule
9.02 or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

  "EBITDA" means for any Person for any period for which such amount is being
   ------
determined, an amount equal to (a) Net Income for such period plus (b) to the
                                                              ----
extent deducted in determining Net Income, Interest Expense, income taxes, depreciation, amortization, and other non-cash items for such period minus (c)
                                                                     -----
4% of the gross revenues for such Person for such period, as determined in accordance with GAAP; provided that if any Property of such Person has been sold
                      --------
or conveyed by such Person in such period, the amounts referred to in clauses
(a)-(c) above arising from such Property shall be excluded from the calculation of EBITDA for such period; and provided further that if such Person has acquired
                               ----------------
any Property in such period, the amounts referred to in clauses (a)-(c) above arising from such Property during such entire period shall be included in the calculation of EBITDA for such period.

  "Effective Date" means the date all of the conditions precedent set forth in
   --------------
Section 3.01 have been satisfied.

  "Eligible Assignee" means (a) a commercial bank organized under the laws of
   -----------------
the United States, or any State thereof, and having primary capital of not less than $250,000,000 and approved by the Agents and the Issuing Bank, which approvals will not be unreasonably withheld, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development and having primary capital (or its equivalent) of not less than $250,000,000 (or its Dollar Equivalent) and approved by the Agents and the Issuing Bank, which approvals will not be unreasonably withheld, (c) a Bank, and (d) an Affiliate of the respective assigning Bank, without approval of any Person but otherwise meeting the eligibility requirements of (a) or (b) above.

  "Eligible Property" means, as of any Borrowing Base Determination Date, any
   -----------------
Hotel Property which is owned by the Borrower or any Guarantor on such date and was so owned on the date of the most recent Borrowing Base Certificate delivered to the Banks, and which satisfies the conditions to qualifying as an Eligible Property set forth in Section 3.03 on such Borrowing Base Determination Date.

  "Engineering Report" means with respect to any Hotel Property, an engineering
   ------------------
report in accordance with the scope of services attached hereto as Schedule 1.01
(d) reasonably satisfactory to the Agents prepared for the Banks by a Person set forth on Schedule 1.01(d) or otherwise satisfactory to the Agents covering the physical condition of the Hotel Property, including without limitation the structural, electrical, plumbing, mechanical and other essential components of the Hotel Property.

  "Environment" or "Environmental" shall have the meanings set forth in 43
   -----------      -------------
U.S.C. (S) 9601(8) (1988).

  "Environmental Claim" means any third party (including governmental agencies
   -------------------
and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.

  "Environmental Indemnity" means one or more environmental indemnity agreements
   -----------------------
dated of even date herewith in substantially the form of the attached Exhibit M executed or to be executed by the Borrower, the Parent and all Subsidiaries of the Borrower (including each Permitted New Subsidiary but excluding the Permitted Other Subsidiaries), and any future environmental indemnities executed in connection with any Hotel Property, as any of such environmental indemnities may be amended hereafter in accordance with the terms of such agreements.

  "Environmental Law" means all Legal Requirements arising from, relating to, or
   -----------------
in connection with the Environment, health, or safety, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, medical, infectious, or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical, infectious, or toxic substances, materials or wastes.

  "Environmental Permit" means any permit, license, order, approval or other
   --------------------
authorization under Environmental Law.

  "Environmental Report" means with respect to any Hotel Property, an
   --------------------
environmental report in accordance with the scope of services attached hereto as
Schedule 1.01 (f) prepared for the Banks by a Person set forth on Schedule 1.01(f) or otherwise satisfactory to the Agents certifying to the

Agents and the Banks that the Hotel Property and the soil and the groundwater thereunder do not contain Hazardous Substances except for Permitted Hazardous Substances.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended
   -----
from time to time.

  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation
   ------------------------
D of the Federal Reserve Board (or any successor), as in effect from time to time.

  "Event of Default" has the meaning set forth in Section 7.01.
   ----------------

  "Expiration Date" means, with respect to any Letter of Credit, the date on
   ---------------
which such Letter of Credit will expire or terminate in accordance with its terms.

  "Federal Funds Rate" means, for any period, a fluctuating interest rate per
   ------------------
annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

  "Federal Reserve Board" means the Board of Governors of the Federal Reserve
   ---------------------
System or any of its successors.

  "FF&E" means furniture, fixtures and equipment.
   ----

  "Financial Statements" means the financial statements of the Parent, the
   --------------------
Borrower and their respective Subsidiaries dated as of March 31, 1997.

  "Financing Statement (Borrower)" means any Uniform Commercial Code - Financing
   ------------------------------
Statement - Form UCC-1 to be executed and delivered by Borrower or any of its Subsidiaries in connection with perfecting the security interest assigned by any Security Document, and any extension, renewal, or amendment thereof.

  "Financing Statement (Participating Lessee)" means any Uniform Commercial Code
   ------------------------------------------
- Financing Statement - Form UCC-1 to be executed and delivered by Participating Lessee in connection with perfecting the security interest assigned by any Participating Lessee Document, and any extension, renewal, or amendment thereof.

  "Franchise Agreements" means those certain Agreements listed on Schedule 4.22
   --------------------
attached hereto and any future franchise or license agreement for an Eligible Property with a reputable, nationally known, third party franchisor or licensor approved by the Agents in writing.

  "Franchisor" means those certain franchisors listed on Schedule 1.01(h )
   ----------
attached hereto, or any other franchisor or licensor of a Hotel Property approved by the Agents in writing.

  "Franchisor Consent" means a Franchisor's Consent and Agreement acceptable to
   ------------------
the Agents and in substantially the form of one of the forms attached as Exhibit N or such other form as approved by the Agents in writing, executed by a Franchisor for a Hotel Property.

  "Fund," "Trust Fund," or "Superfund" means the Hazardous Substance Response
   ----    ----------       ---------
Trust Fund, established pursuant to 42 U.S.C. (S) 9631 (1988) and the Post-closure Liability Trust Fund, established pursuant to 42 U.S.C. (S) 9641 (1988), which statutory provisions have been amended or repealed by the Superfund Amendments and Reauthorization Act of 1986, and the "Fund," "Trust Fund," or "Superfund" that are now maintained pursuant to 42 U.S.C. (S) 9507.

  "Funds from Operations" means for any period an amount equal to the
   ---------------------
Consolidated Net Income of the Borrower and the Borrower's Subsidiaries for such period excluding gains (losses) from debt restructuring and sales of property (including furniture and equipment) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures; provided, however, if any extraordinary items are excluded for purposes of calculating Net Income, such items shall not be further excluded for purposes of making the calculation set forth in this definition.

  "Future Property" means any Hotel Property except for the Initial Properties
   ---------------
or Permitted Other Subsidiary Properties which the Borrower or any Subsidiary of the Borrower acquires.

  "GAAP" means United States generally accepted accounting principles as in
   ----
effect from time to time, applied on a basis consistent with the requirements of
Section 1.03.

  "General Assignment and Agreement" means a general assignment and agreement
   --------------------------------
executed by the Participating Lessee for the benefit of the Borrower or Guarantor who is the particular Property Owner for a Hotel Property to secure the Participating Lessee's obligations under the Participating Lease for such Hotel Property, each substantially in the form of Exhibit O with such modifications as may be necessary and appropriate in the opinion of counsel to the Agents to comply with the state law of the jurisdiction in which the Hotel Property is located and as may be reasonably satisfactory to the Agents (provided any such modification does not materially and adversely affect the rights and benefits accorded thereunder), as the same may be amended or terminated in accordance with their terms.

  "General Partner" means AGH GP, Inc., a Nevada corporation.
   ---------------

  "Governmental Authority" means any foreign governmental authority, the United
   ----------------------
States of America, any state of the United States of America and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over any Bank, the Parent, the Borrower, any Subsidiaries of the Borrower or the Parent, the Participating Lessee, the Manager or any of their respective Properties.

  "Governmental Proceedings" means any action or proceedings by or before any
   ------------------------
Governmental Authority, including, without limitation, the promulgation, enactment or entry of any Legal Requirement.

  "Ground Lease" means each of the ground leases or subground leases set forth
   ------------
on Schedule 1.01(i) hereto and any ground lease for a Future Property acceptable to the Agents in their sole discretion, together with all right, title and interest of Borrower or any Subsidiary of Borrower (except the Permitted Other Subsidiaries), as the case may be, in and to the leasehold estate created pursuant to each such ground lease as each such ground lease may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

  "Ground Lessor Consent" means a Ground Lessor Consent and Agreement acceptable
   ---------------------
to the Agents and in substantially the form of the attached Exhibit P or other form approved by the Agents, executed by the then current lessor for the Ground Lease.

  "Guarantor" means Parent and each Subsidiary of the Borrower (except the
   ---------
Permitted Other Subsidiaries). The Guarantors on the Effective Date are identified on Schedule 1.01(j).

  "Guaranty" means one or more Guaranty and Contribution Agreements in
   --------
substantially the form of the attached Exhibit Q executed by the Borrower and all of the Subsidiaries of the Borrower (including any Permitted New Subsidiary but excluding the Permitted Other Subsidiaries), evidencing the joint and several guaranty by the signatories thereto of the obligations of Borrower in respect of the Credit Documents and the obligations of landlords under Participating Leases, and any future guaranty and contribution agreement executed to secure Advances except for Supplemental Guaranties, as any of such agreements may be amended hereafter in accordance with the terms of such agreements.

  "Hazardous Substance" means the substances identified as such pursuant to
   -------------------
CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radio nuclides, radioactive materials, and medical and infectious waste.

  "Hazardous Waste" means the substances regulated as such pursuant to any
   ---------------
Environmental Law.

  "Hotel Capital Lease Limit" means for any Hotel Property $1,000 or such other
   -------------------------
amount of Capital Leases as is approved by the Agents in writing (which approval will not be unreasonably withheld).

  "Hotel Operating Lease Limit" means for any Hotel Property $750 or such other
   ---------------------------
amount of operating leases as is approved by the Agents in writing (which approval will not be unreasonably withheld).

  "Hotel Property" for any hotel means the Real Property and the Personal
   --------------
Property for such hotel, and the property referred to in Section 9.13.

  "Improvements" for any hotel means all buildings, structures, fixtures, tenant
   ------------
improvements and other improvements of every kind and description now or hereafter located in or on or attached to the Land for such hotel; and all additions and betterments thereto and all renewals, substitutions and replacements thereof.

  "Indebtedness" means (without duplication), at any time and with respect to
   ------------
any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables or bank drafts payable within 120 days arising in the ordinary course);
(ii) indebtedness of others in the amount which such Person has directly or indirectly assumed or guaranteed or otherwise provided credit support therefor;
(iii) indebtedness of others in the amount secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness; (iv) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person (other than trade payables or bank drafts payable within 120 days arising in the ordinary course); and (v) obligations of such Person under Capital Leases.

  "Initial Properties" means collectively the Hotel Properties listed on
   ------------------
Schedule 1.01(b), and "Initial Property" means any of such Hotel Properties.
                       ----------------

  "Initial Maturity Date" means July 31, 1999.
   ---------------------

  "Interest Expense" means, for any Person, for any period for which such amount
   ----------------
is being determined, total interest expense (including that properly attributable to Capital Leases in accordance with GAAP) and all charges incurred with respect to letters of credit.

  "Interest Period" means, for each LIBOR Rate Advance comprising part of the
   ---------------
same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Prime Rate Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.02 and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section
2.02. The duration of each such Interest Period shall be one, two, or three months, in each case as the Borrower may select, upon notice received by the Administrative Agent not later than 11:00 a.m. (Dallas, Texas time) on the third Business Day prior to the first day of such Interest Period, provided, however,
                                                             --------  -------
that:

  (a) Interest Periods for Advances of the same Borrowing shall be of the same duration;

  (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such
                                                       --------
extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

  (c) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

  (d) each successive Interest Period shall commence on the day on which the next preceding Interest Period expires; and

  (e) no Interest Period with respect to any portion of any Advance shall extend beyond the Maturity Date.

  "Interest Rate Agreements" means any interest rate swap agreement, interest
   ------------------------
rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Borrower, the Parent or any of their respective Subsidiaries against fluctuations in interest rates.

  "Irrevocable Direction to Pay Rent" means one or more Irrevocable Direction to
   ---------------------------------
Pay Rent in substantially the form of the attached Exhibit R executed by the Parent and all of the Subsidiaries of the Borrower (including any Permitted New Subsidiary but excluding the Permitted Other Subsidiaries) and acknowledged by the Participating Lessee, evidencing the direction by the landlords under the Participating Leases to the Participating Lessee to make rental payments under the Participating Leases into the Concentration Bank Account, and any future direction, as any of such directions may be amended hereafter in accordance with the terms of such directions.

  "Issuing Bank" means Bank One, Texas, N.A., or any Bank acting as a successor
   ------------
issuing bank pursuant to Section 8.06, and "Issuing Banks" means, collectively,
                                            -------------
all of such Banks.

  "Land" for any hotel means the real property upon which the hotel is located,
   ----
together with all rights, title and interests appurtenant to such real property, including without limitation all rights, title and interests to (a) all strips and gores within or adjoining such property, (b) the streets, roads, sidewalks, alleys, and ways adjacent thereto, (c) all of the tenements, hereditaments, easements, reciprocal easement agreements, rights-of-way and other rights, privileges and appurtenances thereunto belonging or in any way pertaining thereto, (d) all reversions and remainders, (e) all air space rights, and all water, sewer and wastewater rights, (e) all mineral, oil, gas, hydrocarbon substances and other rights to produce or share in the production of anything related to such property, and all other appurtenances appurtenant to such property, including without limitation, any now or hereafter belonging or in anywise appertaining thereto.

  "Legal Requirement" means any law, statute, ordinance, decree, requirement,
   -----------------
order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

  "Letter of Credit" means, individually, any letter of credit issued by the
   ----------------
Issuing Bank in accordance with the provisions of Section 2.13 of this Agreement, and "Letters of Credit" means all such letters of credit
                -----------------
collectively.

  "Letter of Credit Documents" means, with respect to any Letter of Credit, such
   --------------------------
Letter of Credit and any reimbursement or other agreements, documents, and instruments entered into in connection with or relating to such Letter of Credit.

  "Letter of Credit Exposure" means, at any time, the sum of (a) the aggregate
   -------------------------
undrawn maximum face amount of each Letter of Credit at such time and (b) the aggregate unpaid amount of all Reimbursement Obligations at such time.

  "Letter of Credit Obligations" means all obligations of the Borrower arising
   ----------------------------
in respect of this Agreement or the Letter of Credit Documents.

  "LIBOR Lending Office" means, with respect to any Bank, the office of such
   --------------------
Bank specified as its "LIBOR Lending Office" opposite its name on Schedule 9.02 (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent.

  "LIBOR Rate" means, for the Interest Period for each LIBOR Rate Advance
   ----------
comprising part of the same Borrowing, an interest rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) equal to (A) the rate per annum at which deposits in Dollars are offered by the principal office of the Administrative Agent in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) three Business Days before the first day of such Interest Period in an amount substantially equal to the Administrative Agent's LIBOR Rate Advance comprising part of such Borrowing and for a period equal to such Interest Period divided by (B) one minus the LIBOR Reserve Requirement. It is agreed that for purposes of this definition, LIBOR Rate Advances made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D.

  "LIBOR Rate Advance" means any Advance which bears interest as provided in
   ------------------
Section 2.06(b).

  "LIBOR Reserve Requirement" shall mean, on any day, that percentage (expressed
   -------------------------
as a decimal fraction) which is in effect on such date, as provided by the Federal Reserve System for determining the maximum reserve requirements generally applicable to financial institutions regulated by the Federal Reserve Board comparable in size and type to the Administrative Agent (including, without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined as Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding (or other category of liabilities which includes deposits by reference to which the interest rate on a LIBOR Rate Advance is determined or any category or extensions of credit which includes loans by a non-United States office of the Administrative Agent to United States residents). Each determination by the Administrative Agent of the LIBOR Reserve Requirement, shall, in the absence of manifest error, be conclusive and binding upon the Borrower.

  "Lien" means any mortgage, lien, pledge, charge, deed of trust, security
   ----
interest, encumbrance or other type of preferential arrangement to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement).

  "Liquid Investments" means:
   ------------------

  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States;

  (b) (i) negotiable or nonnegotiable certificates of deposit, time deposits, or other similar banking arrangements maturing within 180 days from the date of acquisition thereof ("bank debt securities"), issued by (A) any Bank or (B) any other bank or trust company which has a combined capital surplus and undivided profit of not less than $250,000,000 or the Dollar Equivalent thereof, if at the time of deposit or purchase, such bank debt securities are rated not less than "A" (or the then equivalent) by the rating service of S&P or of Moody's Investors Service, and (ii) commercial paper issued by (A) any Bank or (B) any other Person if at the time of purchase such commercial paper is rated not less than "A-2" (or the then equivalent) by the rating service of S&P or not less than "P-2" (or the then equivalent) by the rating service of Moody's Investors Service, or upon the discontinuance of both of such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Borrower with the consent of the Administrative Agent;

  (c) repurchase agreements relating to investments described in clauses (a) and
(b) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital surplus and undivided profit of not less than $250,000,000 or the Dollar Equivalent thereof, if at the time of entering into such agreement the debt securities of such Person are rated not less than "A" (or the then equivalent) by the rating service of S&P or of Moody's Investors Service; and

  (d) such other instruments (within the meaning of Article 9 of the Texas Business and Commerce Code) as the Borrower may request and the Administrative Agent may approve in writing, which approval will not be unreasonably withheld.

  "Liquor License Concession Agreement" means a Lease/Concession Agreement
   -----------------------------------
between the Participating Lessee and a Liquor License Company in the form of Exhibit S attached hereto or such other form as approved by the Agents in writing.

  "Liquor License Companies" means those certain companies listed on Schedule
   ------------------------
1.01(k) attached hereto and any future company wholly-owned by Steve D. Jorns, any other officer of the Parent having a concession to sell liquor for a Hotel Property, Robin Galloway, the general manager of a Hotel Property or any other Persons approved by the Agents in writing (which approval will not be unreasonably withheld).

  "Liquor License Company Consent" for any Initial Property or Future Property
   ------------------------------
for which the liquor license(s) for such Hotel Property is held by a Person (including a Liquor License Company) other than Borrower, a Guarantor owning such Hotel Property, the Manager or the Participating Lessee, means, a consent and agreement in the form of Exhibit T attached hereto or such other form as reasonably approved by the Agents executed by the Liquor License Company.

  "Liquor License Pledge Agreement" for any Initial Property or Future Property
   -------------------------------
for which the liquor license(s) for such Hotel Property is held by a Person (including a Liquor License Company) other than Borrower, a Guarantor owning such Hotel Property, the Manager or the Participating Lessee, means a pledge of the legal and beneficial ownership interest in such Person to the Participating Lessee in the form of Exhibit U with such modifications as may be necessary and appropriate in the opinion of counsel to the Agents to comply with the state law of the Hotel Property's state and as may be reasonably satisfactory to the Agents (provided any such modification does not materially and adversely affect the rights and benefits to be accorded thereunder).

  "Major Renovation" means, for any Hotel Property, renovation of such Hotel
   ----------------
Property for which the anticipated cost of the Capital Expenditures and FF&E involved in such renovation equals or exceeds an amount equal to the product of
(a) $15,000 times (b) the number of guest rooms for such Hotel Property.

  "Majority Banks" means, at any time, Banks holding at least 66 2/3% of the
   --------------
then aggregate unpaid principal amount of the Notes and the Letter of Credit Exposure of the Banks at such time, or, if no such principal amount of the Notes and Letter of Credit Exposure is then outstanding, Banks having at least 66 2/3% of the aggregate amount of the Commitments at such time.

  "Management Agreements" means those certain Management Agreements listed on
   ---------------------
Schedule 4.23 attached hereto and any future management agreement for an Eligible Property is substantially the same form or as otherwise approved by the Agents in writing.

  "Manager" means AGHI, or any other manager of a Hotel Property approved by the
   -------
Agents in writing.

  "Manager Consent" means a Manager Consent and Agreement in substantially the
   ---------------
form of the attached Exhibit V, executed by the Manager for the Hotel Property.

  "Manager Controlled Group" means all members of a controlled group of
   ------------------------
corporations and all trades (whether or not incorporated) under common control which, together with the Manager, are treated as a single employer under Section 414 of the Code.

  "Material Adverse Change" shall mean a material adverse change in the
   -----------------------
business, financial condition, or results of operations of the Borrower, the Parent or any Guarantor, in each case since the date of the Financial Statements.

  "Material Lease" means any lease, other than the Participating Lease, either
   --------------
(i) demising in excess of 10,000 square feet of the Improvements with respect to any Hotel Property or (ii) generating in excess of 10% of the gross revenues with respect to any Hotel Property.

  "Maturity Date" means the Initial Maturity Date, unless the Maturity Date is
   -------------
extended pursuant to Section 2.01(b), in which event such extended date shall be the Maturity Date.

  "Maximum Rate" means the maximum nonusurious interest rate under applicable
   ------------
law.

  "Meadowlands" means the Courtyard by Marriott-Meadowlands Hotel.
   -----------

  "Meadowlands LP" means 455 Meadowland Associates, Ltd., a Texas limited
   --------------
partnership.

  "Mortgages" means, collectively, the deeds of trust, mortgages and deeds to
   ---------
secure debt executed by the Borrower or any Guarantor to secure the Obligations, each substantially in the form of Exhibit W with such modifications as may be necessary and appropriate in the opinion of counsel to the Agents to comply with the state law of the filing jurisdiction and as may be reasonably satisfactory to the Agents (provided any such modification does not materially and adversely affect the rights and benefits to be accorded to the Administrative Agent for the benefit of the Banks), as the same may be amended or terminated in accordance with their terms, and "Mortgage" means any of such instruments.
                                  --------

  "Multiemployer Plan" means a "multiemployer plan" as defined in Section
   ------------------
4001(a)(3) of ERISA to which the Borrower or any member of a Controlled Group is making or accruing an obligation to make contributions.

  "Net Cash Proceeds" means (a) the aggregate cash proceeds (including, without
   -----------------
limitation, insurance proceeds) received by the Parent, the Borrower or any of their respective Subsidiaries (as applicable) in connection with any Asset Sale or Capitalization Event, minus (b) the reasonable expenses of such Person in
                         -----
connection with such Asset Sale or such Capitalization Event.

  "Net Income" means, for any Person or Hotel Property for any period for which
   ----------
such amount is being determined, the net income of such Person or Hotel Property, as applicable, after taxes, as determined in accordance with GAAP, excluding, however, extraordinary items, including but not limited to (i) any net gain or loss during such period arising from the sale, exchange, or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business and (ii) any write-up or write-down of assets.

  "Net Worth" means, for any Person, stockholders equity of such Person
   ---------
determined in accordance with GAAP.

  "Note" means a promissory note of the Borrower payable to the order of any
   ----
Bank, in substantially the form of the attached Exhibit A, evidencing indebtedness of the Borrower to such Bank resulting from Advances owing to such Bank, and "Notes means all of such promissory notes.
           -----

  "Notice of Borrowing" means a notice of borrowing in the form of the attached
   -------------------
Exhibit X signed by a Responsible Officer of the Borrower.

  "Notice of Conversion or Continuation" means a notice of conversion or
   ------------------------------------
continuation in the form of the attached Exhibit Y signed by a Responsible Officer of the Borrower.

  "Obligations" means all Advances, Reimbursement Obligations, and other amounts
   -----------
payable by the Borrower to the Documentation Agent, the Administrative Agent, or the Banks under the Credit Documents.

  "Operating Accounts (Borrower)" means (a) a Deposit Account of the Borrower to
   -----------------------------
be established and maintained by the Borrower with the Cash Manager at its offices at 1717 Main Street, Dallas, Texas, Account Name: " American General Hospitality Operating Partnership, L.P. -Operating Account," and (b) a Deposit Account of the Property Owner for each Hotel Property (except for those Hotel Properties securing Permitted Other Subsidiary Indebtedness) to be established and maintained by the Borrower with the Cash Manager at its offices at 1717 Main Street, Dallas, Texas, in the name of the Property Owner.

  "Operating Account (Participating Lessee)" means the Deposit Account of the
   ----------------------------------------
Participating Lessee for each Hotel Property (except for those Hotel Properties securing Permitted Other Subsidiary Indebtedness) to be established and maintained by the Participating Lessee with the Cash Manager at its offices at 1717 Main Street, Dallas, Texas, Account Name: "AGH Leasing, L.P. -Operating Account [Hotel Property]."

  "Parent" means American General Hospitality Corporation, a Maryland
   ------
corporation.

  "Parent Capitalization Event" means any of the following which do not
   ---------------------------
constitute a Borrower Capitalization Event: (a) any sale or issuance by the Parent or any of its Subsidiaries of equity securities, or (b) any issuance or incurrence by the Parent of any Indebtedness.

  "Parent Common Stock" means the common stock of Parent, par value $.01 per
   -------------------
share.

  "Parent's Other Subsidiaries" means all Subsidiaries of the Parent except for
   ---------------------------
the Borrower and the Subsidiaries of the Borrower.

  "Participating Leases" means those certain Participating Leases listed on
   --------------------
Schedule 1.01(l) attached hereto and any future participating lease for an Eligible Property approved by the Agents in writing (which approval shall not be unreasonably withheld as long as such Person is at least 65% owned by the same individuals required of a Participating Lessee pursuant to the provisions of Section 7.01(r).

  "Participating Lessee" means AGH Leasing, TT Leasing and any future
   --------------------
participating lessee for a Hotel Property  approved by the Agents in writing.

  "Participating Lessee Controlled Group" means all members of a controlled
   -------------------------------------
group of corporations and all trades (whether or not incorporated) under common control which, together with the Participating Lessee, are treated as a single employer under Section 414 of the Code.

  "Participating Lessee Estoppel" means a Lessee Estoppel, Acknowledgment and
   -----------------------------
Subordination Agreement in substantially the form of the attached Exhibit Z, executed by the Participating Lessee for the Hotel Property.

  "Participating Lessee Documents" for any Initial Property or Future Property,
   ------------------------------
means collectively (a) an Assignment of Leases (Participating Lessee), (b) a General Assignment, (c) Financing Statements (Participating Lessee), (d) an Assignment of Management Agreements, (e), a Depository Account Agreement, (f) the Credit Card Agreements for such Hotel Property, and (i) such other security agreements, pledge agreements, assignments, mortgages, financing statements, stock powers, and other collateral documentation as may be reasonably needed to confirm or perfect the liens and security interests conveyed to such Hotel Property's Property Owner pursuant to any of the documents listed in clauses in
(a)-(f) of this definition.

  "Participating Lessee Pledged Property" means, for any Hotel Property, the
   -------------------------------------
Property of the Participating Lessee assigned or pledged to the Property Owner of such Hotel Property pursuant to the Participating Lessee Documents for such Hotel Property.

  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding
   ----
to any or all of its functions under ERISA.

  "Permitted Encumbrances" means the Liens permitted to exist pursuant to
   ----------------------
Section 6.01.

  "Permitted Hazardous Substances" means (a) Hazardous Substances, petroleum and
   ------------------------------
petroleum products which are (i) used in the ordinary course of business and in typical quantities for a mid-market hotel and (ii) generated, used and disposed of in accordance with all Legal Requirements and good hotel industry practice and (b) non-friable asbestos to the extent (i) that no applicable Legal Requirements require removal of such asbestos from the Hotel Property and (ii) such asbestos is encapsulated in accordance with all applicable Legal Requirements and such reasonable operations and maintenance program as may be required by the Agents.

  "Permitted Hotel Sale" means the Asset Sale of all, but not a portion, of a
   --------------------
Hotel Property for which the Conditions to Collateral Release are satisfied; provided, however, that the Borrower shall be entitled to sell the office building portion of the Houston, Texas Marriott as long as the other Conditions to Collateral Release are satisfied in connection with such sale.

  "Permitted New Subsidiary" means a Subsidiary at least 99% of the interests
   ------------------------
therein are owned directly or indirectly by the Borrower which (a) owns a Hotel Property and does not own and has never owned any Property except for such Hotel Property, (b) if not a Permitted Other Subsidiary, has delivered to the Administrative Agent either (i) an original Guaranty, Environmental Indemnity and Irrevocable Direction to Pay Rent executed by such Subsidiary or (ii) an Accession Agreement executed by such Subsidiary, and (c) is newly-formed and bankruptcy remote.

  "Permitted Non-Eligible Property" means any Hotel Property (a) which either
   -------------------------------
(i) does not satisfy the conditions to qualifying as an Eligible Property set
         ---
forth in Section 3.03 or (ii) has not been submitted to the Banks as a potential Eligible Property by the Borrower; (b) which is owned by a Permitted New Subsidiary; (c) which neither is subject to any Environmental Claim, nor contains any Hazardous Substance which could reasonably be expected to cause a Material Adverse Change as evidenced by an Environmental Report delivered to the Administrative Agent at least 10 days prior to the acquisition of such Hotel Property by Borrower or one of Borrower's Subsidiaries; (d) for which the Borrower or the Property Owner (as applicable) shall have satisfied the conditions precedent set forth in Sections 3.03(a)(i)-(iv), 3.03(a)(vi), 3.03(b)-(c), 3.03(h), 3.03(j), and 3.03(o) within 90 days of the acquisition date of such Hotel Property, provided that if any of the requirements of this clause (d) with respect to a Future Property (but not an Initial Property) shall result in the payment of material mortgage or intangible taxes or in a Material Adverse Change, the Borrower or the Property Owner (as applicable) shall not have to satisfy the condition[s] precedent which would result in the payment of material mortgage or intangible taxes or in a Material Adverse Change until the occurrence of an Event of Default; (e) which is not subject to any Liens except for those permitted pursuant to the provisions of Section 6.01; and (f) which would if considered with the other Permitted Non-Eligible Properties, if any, as an Eligible Property for the purpose of testing the Pool Requirements, not cause the Borrower to violate the Pool Requirements.

  "Permitted Officer Assignment" means such sales, assignments or pledges of
   ----------------------------
such legal and beneficial interests in the Parent or the Borrower by Steve D. Jorns, Bruce Wiles, Russ Valentine or Kenneth E. Barr or any of their respective Associates which for any such individual and such individual's Associates either
(a) does not result in a decrease in such individual's or individual's Associates' ownership interests below 50% of the ownership interests in the Borrower and the Parent's common stock represented by the sum of (i) the interests that are owned on the date of this Agreement by such individual or such individual's Associates and which is not subject to forfeiture on the date of this Agreement and (ii) for which such individual or such individual's Associates have vested options to acquire as of the date of this Agreement, (b) occurs following such individual's termination of employment with the Parent or (c) involves the exchange of ownership interests in the Borrower for the Parent's common stock.

  "Permitted Other Subsidiaries" means (a) DFW South LP; (b) Meadowlands LP; (c)
   ----------------------------
AGH DFW South LLC, the sole general partner of DFW South LP; (d) AGH Secaucaus LLC, the sole general partner of Meadowlands LP, (e) 75 Arlington Heights Limited Partnership, L.P., (f) 75 LLC, (g) 2780 Atlanta Limited Partnership, L.P., (g) AGH 2780 Atlanta LLC and (h) such other Subsidiaries of the Borrower which will not be Guarantors and not own Eligible Property, as may be approved by the Agents in their sole discretion.

  "Permitted Other Subsidiary Indebtedness" means (a) any Indebtedness of DFW
   ---------------------------------------
South LP in an amount not to exceed $14,250,000, (b) any Indebtedness of Meadowlands LP in an amount not to exceed $6,000,000, (c) any Indebtedness of 75 Arlington Heights Limited Partnership, L.P. in an amount not to exceed $8,300,000, (d) any Indebtedness of 2780 Atlanta Limited Partnership, L.P. in an amount not to exceed $9,800,000, and (e) such other Indebtedness of Permitted Other Subsidiaries (but not the Borrower) which when added to all other Permitted Other Subsidiary Indebtedness will not in the aggregate exceed $50,000,000.

  "Permitted Other Subsidiary Property" means the Hotel Properties owned by the
   -----------------------------------
Permitted Other Subsidiaries.

  "Permitted Other Subsidiary Loan Documents" means the notes, the deeds of
   -----------------------------------------
trust, mortgages and the other loan documents executed in connection with or securing the Permitted Other Subsidiary Indebtedness.

  "Permitted Personal Property Replacement" means the removal from any Hotel
   ---------------------------------------
Property of any items of tangible Personal Property for which the following requirements are met: (a) no Default has occurred and is continuing or would occur upon the consummation of such Permitted Personal Property Replacement; and
(ii) Borrower promptly substitutes and installs on the Hotel Property other Personal Property of equal or greater value in the operation of the Hotel Property as a hotel of the class of the Hotel Property prior to such removal, all of which items shall be free of Liens and shall be subject to the Liens of the Mortgage encumbering such Hotel Property, and executes and delivers to the Administrative Agent all documents required by the Administrative Agent to create and perfect a valid and binding first priority security interest and the attachment of such Lien to such Personal Property in favor of the Administrative Agent for the benefit of the Banks.

  "Person" means an individual, partnership, corporation (including a business
   ------
trust), joint stock company, trust, unincorporated association, limited liability company, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

  "Personal Property" for any Hotel Property means all FF&E, inventory and other
   -----------------
personal property of every kind, whether now existing or hereafter acquired, tangible and intangible, now or hereafter located on or about the Land, and used or to be used in the future in connection with the operation of such Hotel Property, as more fully described in the Property Security Documents and the Participating Lessee Documents for such Hotel Property.

  "Plan" means an employee benefit plan (other than a Multiemployer Plan)
   ----
maintained for employees of the Borrower or any member of a Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code.

  "Pool Requirements" means collectively that (a) except for the Orlando
   -----------------
Radisson Twin Towers, the Cost Basis for any individual Hotel Property shall not exceed 20% of the Cost Basis for all Eligible Property; (b) the Cost Basis for all Eligible Property at all times must exceed $300,000,000; (c) the Cost Basis for Hotel Properties which are limited service hotels (for purposes of this definition Marriott Courtyards shall not be deemed limited service hotels) shall not exceed 20% of the Cost Basis for all Eligible Property; (d) the Cost Basis for Hotel Properties which do not have Franchise Agreements shall not exceed 20% of the Cost Basis for all Eligible Property; (e) the occupancy levels, operating revenues and geographic diversity of the Eligible Property shall be generally comparable to that of the Initial Properties taken as whole; (f) no Hotel Property or other Property shall cause the Parent to forfeit the Parent's tax status as a real estate investment trust under Sections 856-860 of the Code, (g) any Future Property shall be comparable in quality to the Initial Properties, and (h) the Cost Basis for Hotel Properties which are subject to a Ground Lease shall not exceed 20% of the Cost Basis for all Eligible Property.

  "Prime Rate" means a fluctuating interest rate per annum as shall be in effect
   ----------
from time to time equal to the rate of interest publicly announced by the Administrative Agent as its prime commercial lending rate (which may not be the lowest rate offered to its customers), whether or not the Borrower has notice thereof.

  "Prime Rate Advance" means an Advance which bears interest as provided in
   ------------------
Section 2.06(a).

  "Property" of any Person means any property or assets (whether real, personal,
   --------
or mixed, tangible or intangible) of such Person.

  "Property Adjustment Report" means a certificate of the Borrower in
   --------------------------
substantially the form of the attached Exhibit AA.

  "Property Certificate" for any Hotel Property means a Property Certificate
   --------------------
dated of even date herewith executed by the Property Owner in substantially the form of Exhibit BB, and any future Property Certificate executed by a Property Owner of any Future Property.

  "Property EBITDA" means for any Hotel Property for any period for which such
   ---------------
amount is being determined, (a) the EBITDA of the Property Owner for such Hotel Property from the Hotel Property plus (b) the Participating Lessee's Net Income
                                 ----
for such Hotel Property minus (c) any payments received from the Participating
                        -----
Lessee which were not made out of the net revenues of such Hotel Property from customary and continuing operations.

  "Property Information" for any Hotel Property means the information and
   --------------------
documentation for such Hotel Property listed in Sections 3.03(a)(ii)-(xiv) and 3.03(f) and a commitment for a Title Policy for such Hotel Property, together with a legible copy of all documents referred to in such commitment.

  "Property Owner" for any Initial Property or Future Property, means the Person
   --------------
who owns fee or leasehold title interest (as applicable) in, and to such Property.

  "Property Security Documents" for any Initial Property or Future Property,
   ---------------------------
means collectively (a) a Mortgage, (b) an Assignment of Leases (Borrower), (c) Financing Statements (Borrower), (d) a Collateral Assignment and Security Agreement, (e) the Liquor License Company Consent, (f) a Property Certificate and (h) such other security agreements, pledge agreements, assignments, mortgages, financing statements, stock powers, and other collateral documentation as the Agents may reasonably request.

  "Pro Rata Share" means, at any time with respect to any Bank, either (a) the
   --------------
ratio (expressed as a percentage) of such Bank's Commitment at such time to the aggregate Commitments at such time or (b) if the Commitments have been terminated, the ratio (expressed as a percentage) of such Bank's aggregate outstanding Advances and participation interest in the Letter of Credit Exposure at such time to the aggregate outstanding Advances and Letter of Credit Exposure of all the Banks at such time.

  "Ratio Modification Event" means any Capitalization Event(s) after the date of
   ------------------------
this Agreement, other than a Capitalization Event involving the issuance of Indebtedness, for which the aggregate Net Cash Proceeds is at least $125,000,000.

  "Real Estate Value" means, with respect to any Hotel Property, the lesser of
   -----------------
(a) the Appraised Value of such Hotel Property under the most recent Appraisal for such Hotel Property, and (b) the Cost Basis of such Hotel Property as of the date of the most recent Borrowing Base Certificate (or, if applicable, Property Adjustment Report) delivered to the Banks.

  "Real Property" for any hotel means the Land and the Improvements for such
   -------------
hotel, and, with respect to the Houston, Texas Marriott shall include the Land and the Improvements for the office building owned by the Borrower or a Guarantor other than the Parent in connection with such hotel.

  "Register" has the meaning set forth in paragraph (c) of Section 9.06.
   --------

  "Registration Statement" means Registration Statement (No. 333-19385) of
   ----------------------
Parent on Form S-11 and the prospectus included therein, as filed with the Securities and Exchange Commission on January 10, 1997, as it may be amended or supplemented from time to time.

  "Reimbursement Obligations" means all of the obligations of the Borrower set
   -------------------------
forth in Section 2.13(c) and the Letter of Credit Documents.

  "Release" shall have the meaning set forth in CERCLA or under any other
   -------
Environmental Law.

  "Release Amount" shall in connection with any Asset Sale mean the greater of
   --------------
(a) one-hundred twenty percent (120%) of the Allocated Debt Amount for the Hotel Property in such Asset Sale, (b) seventy-five percent (75%) of the Net Cash Proceeds from such Asset Sale, (c) the amount of Advances that would need to be repaid, if any, to cure a Borrowing Base deficiency under Section 2.07(c)(iii), and (d) the amount of Advances that would need to be repaid, if any, to satisfy the financial covenants contained in Sections 6.15 and 6.16 calculating such tests without inclusion of the results of the Hotel Property in such Asset Sale. Notwithstanding the foregoing, if an Asset Sale occurs during the Renewal Term and in connection with such Asset Sale all of the Conditions to

Collateral Release are satisfied except for the payment of the Release Amount, then the "Release Amount" for such Asset Sale shall not exceed the amount which would cause the Parent to forfeit the Parent's tax status as a real estate investment trust under Sections 856-860 of the Code, as evidenced by a written opinion of the Parent's accountants or legal counsel acceptable to the Agents .

  "Renewal Term" shall have the meaning set forth in Section 2.01(b).
   ------------

  "Reportable Event" means any of the events set forth in Section 4043(b) of
   ----------------
ERISA.

  "Required Work" means for any Initial Property, the Capital Expenditures and
   -------------
expenditures for FF&E for such Initial Property described on Schedule 5.06 attached hereto as may be modified by agreement between the Borrower and the Majority Banks, and for any Future Property which the Borrower requests be an Eligible Property, the Capital Expenditures and expenditures for FF&E agreed upon by the Borrower and the Majority Banks as the Required Work for such Future Property, if any.

  "Required Work Deadline" means for any Initial Property, the date for
   ----------------------
completion of the Required Work which is the date set forth for such Initial Property on Schedule 5.06 attached hereto,, and for any Future Property, the date for completion of the Required Work which is the date which is one year following the date of acquisition of such Future Property.

  "Response" shall have the meaning set forth in CERCLA or under any other
   --------
Environmental Law.

  "Responsible Officer" means the Chief Executive Officer, President, Executive
   -------------------
Vice President or Chief Financial Officer of any Person.

  "Restricted Payment" means (a) any direct or indirect payment, prepayment,
   ------------------
redemption, purchase, or deposit of funds or Property for the payment (including any sinking fund or defeasance), prepayment, redemption or purchase of Indebtedness not permitted by this Agreement, and (b) the making by any Person of any dividends or other distributions (in cash, property, or otherwise) on, or payment for the purchase, redemption or other acquisition of, any shares of any capital stock, any limited liability company interests or any partnership interests of such Person, other than dividends or distributions payable in such Person's stock, limited liability company interests or any partnership interests.

  "Rolling Period" means with respect to any calendar quarter of the Borrower,
   --------------
such fiscal quarter and the three immediately preceding calendar quarters.

  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.,
   ---
or any successor thereof.

  "Security Agreement" means the Security Agreement dated of even date herewith
   ------------------
executed by the Borrower and the Guarantors in substantially the form of Exhibit CC, as it may be amended from time to time in accordance with its terms.

  "Security Documents" means, collectively, the Security Agreement, all Property
   ------------------
Security Documents, the Bank One Cash Management Agreement, the Irrevocable Direction to Pay Rent, all Financing Statements (Borrower) and any other agreement executed in connection with the Liens in favor of the Administrative Agent for the benefit of the Banks securing the Obligations; and any "Security Document" means any one of the foregoing.

  "Subsidiary" of a Person means any corporation, association, partnership or
   ----------
other business entity of which more than 50% of the outstanding shares of capital stock (or other equivalent interests) having by the terms thereof ordinary voting power under ordinary circumstances to elect a majority of the board of directors or Persons performing similar functions (or, if there are no such directors or Persons, having general voting power) of such entity (irrespective of whether at the time capital stock (or other equivalent interests) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person.

  "Supplemental Guarantor" means any partner of the Borrower except for the
   ----------------------
Parent, the Guarantors, the General Partner or AGH LP that executes a Supplemental Guaranty.

  "Supplemental Guaranty" means any future assumption of liability in a form
   ---------------------
reasonably acceptable to the Agents executed by a Supplemental Guarantor to secure Advances, as such future supplemental guaranties may be amended hereafter in accordance with their terms.

  "Termination Event" means (a) the occurrence of a Reportable Event with
   -----------------
respect to a Plan, as described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable

Event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of the Borrower or any of a Controlled Group from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the giving of a notice of intent to terminate a Plan under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

  "Title Policy" means a Mortgagee Policy of Title Insurance which (a) is in the
   ------------
form of American Land Title Association Standard Loan Policy - 1970 (without modification, revision or amendment) (or such other form as approved by the Agents) with ALTA Endorsements Form 1, 3.1 (with parking), 6, 9, and endorsements commonly known Doing Business, Usury, Utility Facility, contiguity, survey, access, creditor's rights deletion, plat act, revolver, "tie-in" and specific endorsements relating to encroachments, (b) is issued by underwriters reasonably acceptable to the Agents, with such reinsurance as the Agents shall reasonably request, (c) insures that the grantor of the Lien insured by such policy owns the Real Property subject to such Lien in fee simple or pursuant to a leasehold estate and that the Mortgage covering the Real Property is a valid lien on the Real Property in favor of the Administrative Agent for the benefit of the Banks (subject only to Permitted Encumbrances), (d) does not contain any exceptions for rights of parties in possession, or unpaid delinquent installments of taxes, special assessments or subsequent assessments due to changes in ownership or usage, or any other exceptions to coverage other than Permitted Encumbrances.

  "Total Collateral EBITDA" means for any period the aggregate Property EBITDA
   -----------------------
of all Eligible Properties and all Permitted Non-Eligible Properties.

  "TT Leasing" means Twin Towers Leasing, L.P., a Delaware limited partnership.
   ----------

  "Type" has the meaning set forth in Section 1.04.
   ----

  Section 1.02  Computation of Time Periods.  In this Agreement in the
               ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

  Section 1.03  Accounting Terms; Changes in GAAP.
                ---------------------------------

  (a) All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the Financial Statements.

  (b) Unless otherwise indicated, all financial statements of the Borrower and the Parent, all calculations for compliance with covenants in this Agreement, and all calculations of any amounts to be calculated under the definitions in
Section 1.01 shall be based upon the Consolidated accounts of the Borrower, the Parent and their respective Subsidiaries (as applicable) in accordance with GAAP.

  (c) If any changes in accounting principles after December 31, 1995 required by GAAP or the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or similar agencies results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found in this Agreement, then the parties shall enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such change, with the desired result that the criteria for evaluating the financial condition of Borrower and its Subsidiaries (determined on a Consolidated basis) shall be the same after such change as if such change had not been made.

  Section 1.04  Types of Advances.  Advances are distinguished by "Type".  The
                -----------------
"Type" of an Advance refers to the determination whether such Advance is a LIBOR Rate Advance or Prime Rate Advance, each of which constitutes a Type.

  Section 1.05 Miscellaneous. Article, Section, Schedule and Exhibit references
               -------------
  are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.

  Section 1.06 Recitals. The matters set forth in
               --------
  the recitals at the beginning of this Agreement are agreed to by the parties to this Agreement and incorporated into this Agreement as if set forth in their entirety herein.

                                  ARTICLE II

                    THE ADVANCES AND THE LETTERS OF CREDIT

  Section 2.01  The Advances; Extension of Initial Maturity Date.
                ------------------------------------------------

  (a) Advances.  Each Bank severally agrees, on the terms and conditions set
      --------
forth in this Agreement, to make Advances to the Borrower from time to time on any Business Day up to 30 days prior to the Initial Maturity Date in an aggregate amount not to exceed at any time outstanding an amount equal to such Bank's Commitment less such Bank's Pro Rata Share of the Letter of Credit
                  ----
Exposure at such time. The aggregate amount of all outstanding Advances and Letter of Credit Exposure at any time may not exceed either the lesser of (i) the aggregate Commitments at such time or (ii) the Borrowing Base at such time. Within the limits of each Bank's Commitment and the Borrowing Base limitation set forth above, the Borrower may from time to time prepay pursuant to Section
2.07 and reborrow under this Section 2.01(a).

  (b) Extension of Initial Maturity Date.  The Borrower shall have a one time
      ----------------------------------
option, exercisable as hereinafter provided, to extend the Initial Maturity Date of the Notes for an additional one year period (the "Renewal Term") to the first anniversary of the Initial Maturity Date upon the completion by the Borrower of the following conditions prior to the Initial Maturity Date to the satisfaction of the Agents.

     (i) No Default which has not been cured or waived in writing by the Administrative Agent as set forth in Section 9.01 shall have occurred.

     (ii) The Agents shall have received no later than ninety (90) days prior to the Initial Maturity Date written notice from the Borrower that it intends to exercise its option to extend the Initial Maturity Date of the Notes.

     (iii) The Borrower shall have paid to the Administrative Agent for the account of each Bank an extension fee equal to the product of (A) one quarter of one percent (1/4%) times (B) the aggregate amount of such Bank's outstanding Advances and Pro Rata Share of the Letter of Credit Exposure as of the Initial Maturity Date.

     (iv) The Borrower shall have delivered to the Administrative Agent (A) Appraisals of the Eligible Property performed no later than 120 days prior to the Initial Maturity Date and no earlier than 90 days prior to the Initial Maturity Date and (B) a Borrowing Base Certificate dated as of the Initial Maturity Date based upon the new Appraisals.

     (v) If, based upon the Borrowing Base Certificate to be delivered to the Administrative Agent pursuant to the preceding clause (iv) or as otherwise required under this Agreement, the Borrower is obligated to repay any Advances, the Borrower shall have repaid such Advances.

     (vi) The representations and warranties of the Borrower in Sections 4.04,
  4.06 and 4.09 of the Credit Agreement remain true and correct as of the Initial Maturity Date. The other representations and warranties of the Borrower, the Parent and the Guarantors in the Credit Documents remain true and correct in all material respects as of the Initial Maturity Date.

If the Initial Maturity Date has been extended as provided in this Section 2.01(b), the aggregate Banks' Commitments shall be capped at the then outstanding principal balance of all Advances and the Letter of Credit Exposure and the Borrower shall have the right to extend the Expiration Date to the new Maturity Date. After the Initial Maturity Date, the Borrower will no longer have the right to request any more Advances, or any increase in the Letter of Credit Exposure and shall repay the Advances in accordance with the provisions of Section 2.05.

  Section 2.02  Method of Borrowing.
                -------------------

  (a) Notice.  Each Borrowing shall be made pursuant to a Notice of Borrowing,
      ------
given not later than 11:00 a.m. (Dallas, Texas time) on the third Business Day before the date of the proposed Borrowing, by the Borrower to the Administrative Agent, which shall give each Bank prompt notice on the day of receipt of such timely Notice of Borrowing of such proposed Borrowing by telecopier. Each Notice of Borrowing shall be in writing or by telecopier specifying the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) if such Borrowing is to be comprised of LIBOR Rate Advances, the Interest Period for each such Advance. In the case of a proposed Borrowing comprised of LIBOR Rate Advances, the Administrative Agent shall promptly notify each Bank of the applicable interest rate under Section 2.06(b). Each Bank shall, before 11:00 a.m. (Dallas, Texas time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative

Agent at its address referred to in Section 9.02, or such other location as the Administrative Agent may specify by notice to the Banks, in same day funds, such Bank's Pro Rata Share of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at its account with the Administrative Agent.

  (b) Conversions and Continuations.  In order to elect to Convert or continue
      -----------------------------
Advances comprising part of the same Borrowing under this Section, the Borrower shall deliver an irrevocable Notice of Conversion or Continuation to the Administrative Agent at the Administrative Agent's office no later than 11:00 a.m. (Dallas, Texas time) at least three Business Days in advance of the proposed Conversion or continuation date. Each such Notice of Conversion or Continuation shall be in writing or by telecopier, specifying (i) the requested Conversion or continuation date (which shall be a Business Day), (ii) the Borrowing amount and Type of the Advances to be Converted or continued, (iii) whether a Conversion or continuation is requested, and if a Conversion, into what Type of Advances, and (iv) in the case of a Conversion to, or a continuation of, LIBOR Rate Advances, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Administrative Agent shall provide each Bank with a copy thereof and, in the case of a Conversion to or a continuation of LIBOR Rate Advances, notify each Bank of the applicable interest rate under Section 2.06(b). For purposes other than the conditions set forth in Section 3.02, the portion of Advances comprising part of the same Borrowing that are Converted to Advances of another Type shall constitute a new Borrowing. If the Borrower shall fail to specify an Interest Period for a LIBOR Rate Advance including the continuation of a LIBOR Rate Advance, the Borrower shall be deemed to have selected a Prime Rate Advance.

  (c) Certain Limitations.  Notwithstanding anything in paragraphs (a) and (b)
      -------------------
above:

     (i) in the case of LIBOR Rate Advances each Borrowing shall be in an aggregate amount of not less than $2,000,000 or greater multiples of $100,000;

     (ii) except for Borrowings for the acquisition of Future Properties by the Borrower or a Permitted New Subsidiary, (A) the Borrower may not request Borrowings on more than two days in any calendar month, and (B) the Borrower shall not request more than one Borrowing in any calendar month for the payment of Capital Expenditures and FF&E and any such request shall be made contemporaneously with any request to withdraw funds from the CAPEX Reserve as set forth in Section 5.07 in such month and shall be accompanied by the same documentation as required for a withdraw from the CAPEX Reserve.

     (iii) at no time shall there be more than three Interest Periods applicable to outstanding LIBOR Rate Advances;

     (iv) the Borrower may not select LIBOR Rate Advances for any Borrowing to be made, Converted or continued if a Default has occurred and is continuing;

     (v) if any Bank shall, at any time prior to the making of any requested Borrowing comprised of LIBOR Rate Advances, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Bank or its LIBOR Lending Office to perform its obligations under this Agreement to make LIBOR Rate Advances or to fund or maintain LIBOR Rate Advances, then such Bank's Pro Rata Share of such Borrowing shall be made as a Prime Rate Advance, provided that such Prime Rate Advance shall be considered part of the same Borrowing and interest on such Prime Rate Advance shall be due and payable at the same time that interest on the LIBOR Rate Advances comprising the remainder of such Borrowing shall be due and payable; and such Bank agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank;

     (vi) if the Administrative Agent is unable to determine the LIBOR Rate for LIBOR Rate Advances comprising any requested Borrowing, the right of the Borrower to select LIBOR Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Prime Rate Advance;

     (vii) if the Majority Banks shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the LIBOR Rate for LIBOR Rate Advances comprising such Borrowing will not adequately reflect the cost to such Banks of making or funding their respective LIBOR Rate Advances, as the case may be, for such

  Borrowing, the right of the Borrower to select LIBOR Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Prime Rate Advance; and

     (viii) if the Borrower shall fail to select the duration or continuation of any Interest Period for any LIBOR Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01 and paragraph (a) or (b) above, the Administrative Agent will forthwith so notify the Borrower and the Banks and such Advances will be made available to the Borrower on the date of such Borrowing as Prime Rate Advances or, if an existing Advance, Converted into Prime Rate Advances.

  (d) Notices Irrevocable.  Each Notice of Borrowing and Notice of Conversion or
      -------------------
Continuation shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of LIBOR Rate Advances, the Borrower shall indemnify each Bank against any loss, out-of-pocket cost or expense incurred by such Bank as a result of any condition precedent for Borrowing set forth in Article III not being satisfied for any reason, including, without limitation, any loss, cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

  (e) Administrative Agent Reliance.  Unless the Administrative Agent shall have
      -----------------------------
received notice from a Bank before the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's Pro Rata Share of the Borrowing, the Administrative Agent may assume that such Bank has made its Pro Rata Share of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made its Pro Rata Share of such Borrowing available to the Administrative Agent, such Bank and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on each such day to Advances comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate for each such day. If such Bank shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.

  (f) Bank Obligations Several.  The failure of any Bank to make the Advance to
      ------------------------
be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, to make its Advance on the date of such Borrowing. No Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

  (g) Notes.  The indebtedness of the Borrower to each Bank resulting from
      -----
Advances owing to such Bank shall be evidenced by the Note of the Borrower payable to the order of such Bank in substantially the form of Exhibit A.

  Section 2.03  Fees.
                ----

  (a) Commitment Fees.   For the period from the Effective Date until the
      ---------------
Initial Maturity Date the Borrower agrees to pay to the Administrative Agent for the account of each Bank a commitment fee on the average daily amount by which such Bank's Commitment exceeds the sum of such Bank's outstanding Advances and Pro Rata Share of the Letter of Credit Exposure at a rate per annum equal to one quarter of one percent (.25%) based upon a 360-day year. Such fees shall be due and payable quarterly in arrears (i) on the date which is 30 days following the end of the last Business Day of each March, June, September and December and
(ii) on the Initial Maturity Date.

  (b) Letter of Credit Fees.  The Borrower agrees to pay to the Administrative
      ---------------------
Agent for the benefit of the Banks, fees in respect of all Letters of Credit outstanding at a rate per annum equal to one and 75/100 percent (1.75%) calculated based upon a 360-day year and in respect of the maximum amount available from time to time to be drawn under such outstanding Letters of Credit, payable in arrears (i) on the last Business Day of each calendar month and (ii) on the Maturity Date. In addition, the Borrower agrees to pay to the Issuing Bank for its own account $500 for each Letter of Credit issued, reissued, amended, increased, or extended by such Issuing Bank, such fees due and payable at the time of such issuance, reissuance, amendment, increase or extension.

  (c) Agents Fees.  The Borrower agrees to pay to the Agents for their benefit
      -----------
the fees set forth in the Agents' Fee Letter as and when the same are due and payable pursuant to the terms of the Agent's Fee Letter. The Borrower also agrees to pay to the Administrative Agent for its benefit the Administrative Agent's Fee described in the letter dated June 25, 1997, executed by the Administrative Agent and the Borrower.

  Section 2.04  Reduction of the Commitments.
                ----------------------------

  (a) Change of Control.  Upon the occurrence of any of the following:
      -----------------

          (i) a change in control is reported by the Borrower, the Parent, AGH Leasing or any other Participating Lessee which is an Affiliate of the Borrower, or AGHI in response to either Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or

          (ii) any "person" (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Borrower, the Parent, AGH Leasing or any other Participating Lessee which is an Affiliate of the Borrower, or AGHI representing the Control Percentage or more of the combined voting power of the Borrower's, the Parent's, such Participating Lessee's or the Manager's, as applicable, then outstanding securities;

then, in such event the Majority Banks may, at their sole option upon written notice to the Borrower (a "Termination Notice"), declare the obligation of each Bank to make Advances and the obligation of the Issuing Bank to issue, increase, or extend Letters of Credit to be terminated, whereupon the same shall forthwith terminate and the Commitments shall reduce to zero.

  Notwithstanding the foregoing, a "change of control" shall not be deemed to occur as a result of the acquisition of securities of the Borrower, the Parent, AGH Leasing or any other Participating Lessee which is an Affiliate of the Borrower or AGHI by any of Steven D. Jorns, Bruce G. Wiles, Kenneth E. Barr, James E. Sowell, Louis W. Shaw, II, Kenneth W. Shaw or their respective Associates (as such term is defined in Rule 12b-2 promulgated under the Exchange
Act) or controlled Affiliates.

  (b) Borrower Capitalization Event.  Upon the occurrence of any Borrower
      -----------------------------
Capitalization Event, the aggregate Commitments shall reduce by an amount equal to 100% of the Net Cash

Proceeds of such Borrower Capitalization Event, with each Bank's Commitment being reduced by such Bank's Pro Rata Share of the aggregate reduction in Commitments.

  Section 2.05  Repayment of Advances.
                ---------------------

  Advances.  The Borrower shall repay the outstanding principal amount of each
  --------
Advance on the Initial Maturity Date; provided that if the Maturity Date is extended as provided in Section 2.01(b), the total outstanding balance of all Advances as of the Initial Maturity Date shall be payable thereafter in quarterly installments on August 1, 1999, November 1, 1999, February 1, 2000 and May 1, 2000 in an amount equal to the product of (i) one sixtieth (1/60) times
(ii) the sum of (A) the amount of the outstanding Advances on the Initial Maturity Date following the conversion of the loan to a term loan and (B) the amount of the Letter of Credit Exposure on the Initial Maturity Date. The Borrower shall on the Maturity Date repay the outstanding principal amount of Advances.

  Section 2.06  Interest, Late Payment Fee.  The Borrower shall pay interest on
                --------------------------
the unpaid principal amount of each Advance made by each Bank from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

  (a) Prime Rate Advances.  If such Advance is a Prime Rate Advance, a rate per
      -------------------
annum (computed on the actual number of days elapsed, including the first day and excluding the last, based on a 365 day year) equal at all times to the lesser of (i) the Adjusted Prime Rate in effect from time to time plus the
                                                                  ----
Applicable Margin and (ii) the Maximum Rate, payable in arrears on the last Business Day of each calendar month and on the date such Prime Rate Advance shall be paid in full, provided that during the continuance of an Event of
                       --------
Default, Prime Rate Advances shall bear interest at a rate per annum equal at all times to the lesser of (i) the rate required to be paid on such Advance immediately prior to the date on which such amount becomes due plus three
                                                               ----
percent (3%) and (ii) the Maximum Rate.

  (b) LIBOR Rate Advances.  If such Advance is a LIBOR Rate Advance, a rate per
      -------------------
annum (computed on the actual number of days elapsed, including the first day and excluding the last, based on a 360 day year) equal at all times during the Interest Period for such Advance to the lesser of (i) the LIBOR Rate for such Interest Period plus the Applicable Margin and (ii) the Maximum Rate, payable in
                ----
arrears on the last day of each calendar month and the last day of such Interest Period, and on the date such LIBOR Rate Advance shall be paid in full; provided
                                                                       --------
that during the continuance of an Event of Default, LIBOR Rate Advances shall bear interest at a rate per annum equal at all times to the lesser of the rate required to be paid on such Advance immediately prior to the date on which such amount became due plus three percent (3%) and
                                                  ----
(ii) the Maximum Rate.

  (c) Usury Recapture.  In the event the rate of interest chargeable under this
      ---------------
Agreement or the Notes at any time is greater than the Maximum Rate, the unpaid principal amount of the Notes shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Notes equals the amount of interest which would have been paid or accrued on the Notes if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Notes, the total amount of interest paid or accrued under the terms of this Agreement and the Notes is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent for the account of the Banks an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on the Notes if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on the Notes if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid or accrued under this Agreement on the Notes. In the event the Banks ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Notes, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

  (d) Other Amounts Overdue.  If any amount payable under this Agreement other
      ---------------------
than the Advances is not paid when due and payable, including without limitation, accrued interest and fees, then such overdue amount shall accrue interest hereon due and payable on demand at a rate per annum equal to the Adjusted Prime Rate plus three percent (3%), from the date such amount became
                    ----
due until the date such amount is paid in full.

  (e) Late Payment Fee.  Subject to the provisions of Section 9.12, if any
      ----------------
interest payable under this Agreement is not paid when due and payable (after taking into account any applicable grace period), then the Borrower will pay to the Banks contemporaneously with the payment of such past due interest a late payment fee equal to an amount equal to the product of (i) such overdue interest times (ii) four percent (4%).
-----

 Section 2.07  Prepayments.
               -----------

  (a) Right to Prepay.  The Borrower shall have no right to prepay any principal
      ---------------
amount of any Advance except as provided in this Section 2.07.

  (b) Optional Prepayments.  The Borrower may elect to prepay any of the
      --------------------
Advances, after giving by 11:00 a.m. (Dallas, Texas time) (i) in the case of LIBOR Rate Advances, at least three Business Days' or (ii) in case of Prime Rate Advances, at least one Business Day's prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment, and if applicable, the relevant Interest Period for the Advances to be prepaid. If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, and shall also pay accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.08 as a result of such prepayment being made on such date; provided, however, that
                                                        --------  -------
each partial prepayment shall be in an aggregate principal amount not less than $500,000 and in integral multiples of $100,000.

  (c)  Mandatory Prepayments.
       ---------------------

     (i) Change of Control.  On the fifth Business Day following the Borrower's
         -----------------
  receipt of a Termination Notice pursuant to Section 2.04 (a) hereof, the Borrower shall be required to prepay all outstanding Advances in full and to deposit with the Administrative Agent into the Cash Collateral Account an amount equal to the Letter of Credit Exposure.

     (ii) Borrowing Base Deficiency.  On each Borrowing Base Determination Date,
          -------------------------
  the Borrower shall be required to prepay Advances in an aggregate amount equal to the excess of (A) the aggregate amount of outstanding Advances and Letter of Credit Exposure on such date over (B) the Borrowing Base, as determined on such Borrowing Base Determination Date (or, upon payment in full of all outstanding Advances, to deposit with the Administrative Agent into the Cash Collateral Account an amount equal to the amount of the Letter of Credit Exposure which exceeds the Borrowing Base).

     (iii) Asset Sale. Contemporaneously with the occurrence of any Asset
           ----------
  Sale, the Borrower shall prepay Advances in an amount equal to the Release Amount of each such Asset

  Sale (except as otherwise provided in the definition of Conditions to Collateral Release for a sale of a Permitted Non-Eligible Property).

     (iv) Capitalization Event.  Upon the occurrence of any Capitalization
          --------------------
  Event, the Borrower shall prepay Advances in an amount equal to 100% of the Net Cash Proceeds of such Capitalization Event on the Business Day such Net Cash Proceeds are received by the Borrower or the Parent, as applicable (or, in connection with a Borrower Capitalization Event only, upon payment in full of all outstanding Advances, to deposit with the Administrative Agent into the Cash Collateral Account an amount equal to the lesser of the amount of the Letter of Credit Exposure or the remaining Net Cash Proceeds).

     (v) Accrued Interest.  Each prepayment pursuant to this Section 2.07(c)
         ----------------
  shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section
  2.08 as a result of such prepayment being made on such date.

     (vi) Avoidance of Breakage Costs.  In the event that the amount of any
          ---------------------------
  mandatory prepayment of Advances under this Section 2.07(c) exceeds the aggregate principal amount of Advances which consist of Prime Rate Advances (the amount of such excess being the "Excess Amount"), the Borrower shall have
                                        -------------
  the right, in lieu of making such prepayment in full, to prepay such outstanding Advances which are Prime Rate Advances and to deposit an amount equal to the Excess Amount with the Administrative Agent in the Cash Collateral Account maintained by and in the sole dominion and control of the Administrative Agent for the ratable benefit of the Banks. Any amount so deposited shall be held by the Administrative Agent as collateral for the Obligations and applied to the prepayment of Advances which are LIBOR Rate Advances at the end of the current Interest Period(s) applicable thereto. On any day on which amounts collected in the Cash Collateral Account remain on deposit in or to the credit of the Cash Collateral Account after giving effect to the payment made on such day pursuant to this Section 2.07(c), and the Borrower shall have delivered to the Administrative Agent a written request or a telephonic request (which shall be promptly confirmed in writing) prior to 11:00 am (Dallas, Texas time) that such remaining collected amounts be invested in cash equivalents specified in such request, the Administrative Agent shall invest such funds, to the extent the Administrative Agent is reasonably able to do so, in such cash equivalents as are acceptable to, and with no risk to, the Administrative Agent on an overnight basis or with maturities such that amounts will be available to pay the Obligations secured thereby as they become due, whether at maturity, by acceleration or otherwise; provided, however, that any loss
                                             --------  -------
  resulting from such investments shall be charged to and be immediately payable by the Borrower on demand by the Administrative Agent.

  (d) Ratable Payments.  Each payment of any Advance pursuant to this Section
      -----------------
2.07 or any other provision of this Agreement shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part.

  (e) Effect of Notice.  All notices given pursuant to this Section 2.07 shall
      ----------------
be irrevocable and binding upon the Borrower.

  (f) Payments with respect to Hotel Property Limitations.  Notwithstanding
      ----------------------------------------------------
anything in this Agreement or any other Credit Document to the contrary, each payment of any Advance pursuant to this Section 2.07 or any other provision of this Agreement shall be made in a manner such that all Advances secured by a Hotel Property for which any of the Security Documents for such Hotel Property state that the amount of the Obligations secured by such Hotel Property is limited in some way shall be deemed the last Advances repaid and, to the extent that the Advances are repaid to an amount less than the amount of any such limitation, shall be deemed the first Advances made to the Borrower if and when the Borrower requests any further Advances.

  Section 2.08  Breakage Costs.  If (a) any payment of principal of any LIBOR
                --------------
Rate Advance is made other than on the last day of the Interest Period for such Advance as a result of any payment pursuant to Section 2.07 or the acceleration of the maturity of the Notes pursuant to Article VIII or otherwise; (b) any Conversion of a LIBOR Rate Advance is made other than on the last day of the Interest Period for such Advance pursuant to Section 2.12 or otherwise; or (c) the Borrower fails to make a principal or interest payment with respect to any LIBOR Rate Advance on the date such payment is due and payable, the Borrower shall, within 10 days of any written demand sent by any Bank to the Borrower through the Administrative Agent, pay to the Administrative Agent for the account of such Bank any amounts (without duplication of any other amounts payable in respect of breakage costs) required to compensate such Bank for any additional losses, out-of-pocket costs or expenses which it may reasonably incur as a result of such payment or nonpayment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance.

  Section 2.09  Increased Costs.
               ---------------

  (a) LIBOR Rate Advances.  If, due to either (i) the introduction of or any
      -------------------
change (other than any change by way of imposition or increase of reserve requirements included in the calculation of the LIBOR Rate) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining LIBOR Rate Advances, then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Administrative Agent), immediately pay to the Administrative Agent for the account of such Bank additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Bank for such increased cost; provided, however,
                                                            --------  -------
that, before making any such demand, each Bank agrees to use commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate as to the amount of such increased cost and detailing the calculation of such cost submitted to the Borrower and the Administrative Agent by such Bank at the time such Bank demands payment under this Section shall be conclusive and binding for all purposes, absent manifest error.

  (b) Capital Adequacy.  If any Bank or the Issuing Bank determines in good
      ----------------
faith that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) implemented or effective after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by such Bank or the Issuing Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend or the Issuing Bank's commitment to issue Letters of Credit or any Bank's commitment to risk participate in Letters of Credit and other commitments of this type, then, upon 30 days prior written notice by such Bank or the Issuing Bank (with a copy of any such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Bank or to the Issuing Bank, as the case may be, from time to time as specified by such Bank or the Issuing Bank, additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Bank or the Issuing Bank, in light of such circumstances, (i) with respect to such Bank, to the extent that the Issuing Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to lend under this Agreement or its commitment to risk participate in

Letters of Credit and (ii) with respect to the Issuing Bank, to the extent that such Issuing Bank reasonably determines such increase in capital to be allocable to the issuance or maintenance of the Letters of Credit. A certificate as to such amounts and detailing the calculation of such amounts submitted to the Borrower and the Administrative Agent by such Bank or the Issuing Bank shall be conclusive and binding for all purposes, absent manifest error.

  (c) Letters of Credit.  If any change in any law or regulation or in the
      -----------------
interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (i) impose, modify, or deem applicable any reserve, special deposit, or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, Issuing Bank or any Bank or (ii) impose on Issuing Bank or any Bank any other condition regarding the provisions of this Agreement relating to the Letters of Credit or any Letter of Credit Obligations, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to Issuing Bank of issuing or maintaining any Letter of Credit, or increase the cost to such Bank of its risk participation in any Letter of Credit (which increase in cost shall be determined by Issuing Bank's or such Bank's reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon demand by Issuing Bank or such Bank (with a copy sent to the Administrative Agent), as the case may be, the Borrower shall pay to the Administrative Agent for the account of Issuing Bank or Bank, as the case may be, from time to time as specified by Issuing Bank or such Bank, additional amounts which shall be sufficient to compensate such Issuing Bank or such Bank for such increased cost. Issuing Bank and each Bank agrees to use commercially reasonable efforts (consistent with internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office for the booking of its Letters of Credit or risk participations if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of Issuing Bank or such Bank, be otherwise disadvantageous to Issuing Bank or such Bank, as the case may be. A certificate as to such increased cost incurred by Issuing Bank or such Bank, as the case may be, as a result of any event mentioned in clause (i) or (ii) above, and detailing the calculation of such increased costs submitted by Issuing Bank or such Bank to the Borrower and the Administrative Agent, shall be conclusive and binding for all purposes, absent manifest error.

  Section 2.10  Payments and Computations.
               -------------------------

  (a) Payment Procedures.  Except if otherwise set forth herein, the Borrower
      ------------------
shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (Dallas, Texas time) on the day when due in Dollars to the Administrative Agent at the location referred to in the Notes (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds. The Administrative Agent will on the same day cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent, the Issuing Banks, or a specific Bank pursuant to Section 2.03(b), 2.03(c), 2.06(c), 2.08, 2.09, 2.11,
2.12, or 2.13(c) but after taking into account payments effected pursuant to
Section 9.04) to the Banks in accordance with each Bank's Pro Rata Share for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank or Issuing Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. The Borrower hereby authorizes the Administrative Agent to instruct the Cash Manager following and during the continuance of an Event of Default to withdraw from or offset against the Borrower's and the Borrower's Subsidiaries accounts with the Cash Manager (including the Borrower's Bank Accounts) in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due hereunder or under the Notes or the other Credit Documents (subject to sufficient funds being available in such accounts for that purpose).

  (b) Computations.  All computations of interest based on the Adjusted Prime
      ------------
Rate shall be made by the Administrative Agent on the basis of a year of 365 days and all computations of fees and interest based on the LIBOR Rate and the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate shall be conclusive and binding for all purposes, absent manifest error.

  (c) Non-Business Day Payments.  Whenever any payment shall be stated to be due
      -------------------------
on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be;

provided, however, that if such extension would cause payment of interest on or
--------
principal of LIBOR Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

  (d) Administrative Agent Reliance.  Unless the Administrative Agent shall have
      -----------------------------
received written notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full, the Administrative Agent may assume that the

Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank, together with interest, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate for each such day.

  (e) Application of Payments.  Unless otherwise specified in Section 2.07
      -----------------------
hereof, whenever any payment received by the Administrative Agent under this Agreement is insufficient to pay in full all amounts then due and payable under this Agreement and the Notes, such payment shall be distributed and applied by the Administrative Agent and the Banks in the following order: first, to the
                                                                -----
payment of fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement or any other Credit Document; second, to
                                                                    ------
the payment of all expenses due and payable under Section 2.11(c), ratably among the Banks in accordance with the aggregate amount of such payments owed to each such Bank; third, to the payment of fees due and payable to the Issuing Bank
           -----
pursuant to Section 2.03(b); fourth, to the payment of all other fees due and
                             ------
payable under Section 2.03 ratably among the Banks in accordance with their applicable Commitments; and fifth, to the payment of the interest accrued on and
                            -----
the principal amount of all of the Notes and the interest accrued on and all Reimbursement Obligations, regardless of whether any such amount is then due and payable, ratably among the Banks in accordance with the aggregate accrued interest plus the aggregate principal amount owed to such Bank.

  (f) Register.  The Administrative Agent shall record in the Register the
      --------
Commitment and the Advances from time to time of each Bank and each repayment or prepayment in respect to the principal amount of such Advances of each Bank.
Any such recordation shall be conclusive and binding on the Borrower and each Bank, absent manifest error; provided however, that failure to make any such
                             -------- -------
recordation, or any error in such recordation, shall not affect the Borrower's obligations hereunder in respect of such Advances.

  Section 2.11  Taxes.
               -----

  (a) No Deduction for Certain Taxes.  Any and all payments by the Borrower
      ------------------------------
shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, Issuing Bank, and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank, Issuing Bank, or the Administrative Agent (as the case may be) is organized or any political subdivision of the jurisdiction (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") and, in the case of each Bank and Issuing Bank, Taxes by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision of such jurisdiction. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to any Bank, Issuing Bank, or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11), such Bank, Issuing Bank, or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made;

provided, however, that if the Borrower's obligation to deduct or withhold Taxes
--------
is caused solely by such Bank's, Issuing Bank's, or the Administrative Agent's failure to provide the forms described in paragraph (e) of this Section 2.11 and such Bank, Issuing Bank, or the Administrative Agent could have provided such forms, no such increase shall be required; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Legal Requirements.

  (b) Other Taxes.  In addition, the Borrower agrees to pay any present or
      -----------
future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Credit Documents (hereinafter referred to as "Other Taxes").

  (c) Indemnification.  The Borrower indemnifies each Bank, Issuing Bank, and
      ---------------
the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.11) paid by such Bank, Issuing Bank, or the Administrative Agent (as the case may be) and any liability (including interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Each payment required to be made by the Borrower in respect of this indemnification shall be made to the Administrative Agent for the benefit of any party claiming such indemnification within 30 days from the date the Borrower receives written demand detailing the calculation of such amounts therefor from the Administrative Agent on behalf of itself as Administrative Agent, Issuing Bank, or any such Bank. If any Bank, the Administrative Agent, or Issuing Bank receives a refund in respect of any Taxes or Other Taxes paid by the Borrower under this paragraph (c), such Bank, the Administrative Agent, or Issuing Bank, as the case may be, shall promptly pay to the Borrower the Borrower's share of such refund.

  (d) Evidence of Tax Payments.  The Borrower will pay prior to delinquency all
      ------------------------
Taxes and other Taxes payable in respect of any payment. Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment of such Taxes or Other Taxes.

  (e) Foreign Bank Withholding Exemption.  Each Bank and each Issuing Bank that
      ----------------------------------
is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Administrative Agent on the date of this Agreement or upon the effectiveness of any Assignment and Acceptance (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, (ii) if applicable, an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, and (iii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax, which have been reasonably requested by the Borrower. Each Bank which delivers to the Borrower and the Administrative Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Administrative Agent two further copies of Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Administrative Agent certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, such Bank shall not be required to deliver such forms. The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Bank failing to timely provide the requisite Internal Revenue Service forms.

  Section 2.12  Illegality.  If any Bank shall notify the Administrative Agent
               ----------
and the Borrower that the introduction of or any change in or in the interpretation of any Legal Requirement makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Bank or its LIBOR Lending Office to perform its obligations under this Agreement to maintain any LIBOR Rate Advances of such Bank then outstanding hereunder, then, notwithstanding anything herein to the contrary, the Borrower shall, if demanded by such Bank by notice to the Borrower and the Administrative Agent no later than 11:00 a.m. (Dallas, Texas time), (a) if not prohibited by Legal Requirement to maintain such LIBOR Rate Advances for the duration of the Interest Period, on the last day of the Interest Period for each outstanding LIBOR Rate Advance of such Bank or (b) if prohibited by Legal Requirement to maintain such LIBOR Rate Advances for the duration of the Interest Period, on the second Business Day following its receipt of such notice from such Bank, Convert all LIBOR Rate Advances of such Bank then outstanding to Prime Rate Advances, and pay accrued interest on the principal amount Converted to the date of such Conversion and amounts, if any, required to be paid pursuant to Section 2.08 as a result of such Conversion being made on such date. Each Bank agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

  Section 2.13  Letters of Credit.
               -----------------

  (a) Issuance.  From time to time from the date of this Agreement until three
      --------
months before the Maturity Date, at the request of the Borrower, each Issuing Bank shall, on any Business Day and on the terms and conditions hereinafter set forth, issue, increase, decrease, amend, or extend the expiration date of Letters of Credit for the account of the Borrower (for its own benefit or for the benefit of any of its Subsidiaries). No Letter of Credit will be issued, increased, or extended (i) if such issuance, increase, or extension would cause the Letter of Credit Exposure to exceed the lesser of (x) $20,000,000 or (y) an amount equal to (A) the lesser of the Borrowing Base or the aggregate Commitments less (B) the aggregate outstanding Advances and Letter of Credit
            ----
Exposure at such time; (ii) unless such Letter of Credit has an Expiration Date not later than the earlier of (A) one year after the date of issuance thereof and (B) one day prior to the Maturity Date;
(iii) unless such Letter of Credit is in form and substance acceptable to the respective Issuing Bank; (iv) unless such Letter of Credit is a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person; (v) unless the Borrower has delivered to the respective Issuing Bank the completed and executed Letter of Credit Documents (other than the Letter of Credit) on such Issuing Bank's standard form, which shall contain terms no more restrictive than the terms of this Agreement; (vi) unless such Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 ("UCP") or any successor to the UCP. After the Initial Maturity Date, the Borrower will no longer have the right to any increase in the Letter of Credit Exposure; and
(vii) no Default has occurred and is continuing or would result from the issuance of such Letter of Credit. If the terms of any of the Letter of Credit Documents referred to in the foregoing clause (v) conflicts with the terms of this Agreement, the terms of this Agreement shall control.

  (b) Participations.  On the date of the issuance or increase of any Letter of
      --------------
Credit on or after the Effective Date, each Issuing Bank shall be deemed to have sold to each other Bank and each other Bank shall have been deemed to have purchased from such Issuing Bank a participation in the Letter of Credit Exposure related to the Letters of Credit issued by such Issuing Bank equal to such Bank's Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. Each Issuing Bank shall promptly notify each such participant Bank by telex, telephone, or telecopy of each Letter of Credit of such Issuing Bank issued, increased or decreased, and the actual dollar amount of such Bank's participation in such Letter of Credit. Each Bank's obligation to purchase participating interests pursuant to this Section and to reimburse the respective Issuing Bank for such Bank's Pro Rata Share of any payment under a Letter of Credit by such Issuing Bank not reimbursed in full by the Borrower shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
(i) any of the circumstances described in paragraph (d) below, (ii) the occurrence and continuance of a Default, (iii) an adverse change in the financial condition of the Borrower or any Guarantor, or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, except for any such circumstance, happening or event constituting or arising from gross negligence or willful misconduct on the part of such Issuing Bank.

  (c) Reimbursement.  The Borrower shall have the right (but not the obligation)
      -------------
to pay promptly on demand to each Issuing Bank in respect of each Letter of Credit issued by such Issuing Bank an amount equal to any amount paid by such Issuing Bank under or in respect of such Letter of Credit. In the event any Issuing Bank makes a payment pursuant to a request for draw presented under a Letter of Credit and such payment is not promptly reimbursed by the Borrower upon demand, such Issuing Bank shall give notice of such payment to the Administrative Agent and the Banks, and each Bank shall promptly reimburse such Issuing Bank for such Bank's Pro Rata Share of such payment, and such reimbursement shall be deemed for all purposes of this Agreement to constitute a Prime Rate Advance to the Borrower from such Bank. If such reimbursement is not made by any Bank to any Issuing Bank on the same day on which such Issuing Bank shall have made payment on any such draw, such Bank shall pay interest thereon to such Issuing Bank for each such day from the date such payment should have been made until the date repaid at a rate per annum equal to the Federal Funds Rate for each such day. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Administrative Agent and the Banks to record and otherwise treat each payment under a Letter of Credit not immediately reimbursed by the Borrower as a Borrowing comprised of Prime Rate Advances to the Borrower.

  (d) Obligations Unconditional.  The obligations of the Borrower under this
      -------------------------
Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding the following circumstances:

     (i)    any lack of validity or enforceability of any Letter of Credit
  Documents;

     (ii) any amendment or waiver of or any consent to departure from any Letter of Credit Documents;

     (iii) the existence of any claim, set-off, defense or other right which the Borrower or any Bank or any other Person may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the respective Issuing Bank or any other Person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents or any unrelated transaction;

     (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the respective Issuing Bank would not be liable therefor pursuant to the following paragraph (e);

     (v) payment by the respective Issuing Bank under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

     (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

  (e) Liability of Issuing Banks.  The Borrower assumes all risks of the acts or
      --------------------------
omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. No Issuing Bank, nor any other Bank, nor any of their respective officers or directors shall be liable or responsible for:

     (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

     (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

     (iii) payment by such Issuing Bank against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

     (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (including such Issuing Bank's own negligence),

except that the Borrower shall have a claim against such Issuing Bank, and such
------
Issuing Bank shall be liable to, and shall promptly pay to, the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (A) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (B) such Issuing Bank's gross negligence in failing to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, any Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation.

  Section 2.14  Determination of Borrowing Base.  The Borrowing Base shall be
                -------------------------------
determined by the Administrative Agent, as follows:

  (a) Quarterly.  On the 45th day following each calendar quarter the
      ---------
Administrative Agent shall determine the Borrowing Base upon receipt of a Borrowing Base Certificate setting forth the components of the Borrowing Base dated as of the last day of the immediately preceding calendar quarter.

  (b) Property Adjustments.  Following each addition or deletion of a Hotel
      --------------------
Property as an Eligible Property (an "Adjustment Event"), and with respect to
                                      ----------------
the addition of an Eligible Property the Administrative Agent's receipt of a Property Adjustment Report with respect thereto, the Administrative Agent shall adjust the Borrowing Base accordingly.

  (c) Notice of Borrowing Base Change.  Promptly following any date the
      -------------------------------
Borrowing Base is redetermined in accordance with the preceding paragraphs, the Administrative Agent shall give notice to the Banks and the Borrower of the new Borrowing Base.

  Section 2.15  Bank Replacement.
                ----------------

  (a) Right to Replace.  The Borrower shall have the right to replace each Bank
      ----------------
affected by a condition under Section 2.02(c)(v), 2.09, or 2.12 for more than 90 days (each such affected Bank, an "Affected Bank") in accordance with the procedures in this Section 2.15 and provided that no reduction of the total Commitments occurs as a result thereof.

  (b) First Right of Refusal; Replacement.
      -----------------------------------

     (i) Upon the occurrence of any condition permitting the replacement of a Bank, each Bank which is not an Affected Bank shall have the right, but not the obligation, to elect to increase its respective Commitment by an amount not to exceed the amount of the Commitments of the Affected Banks, which election shall be made by written notice from each such Bank to the Administrative Agent and the Borrower given within 30 days after the date such condition occurs specifying the amount of such proposed increase in such Bank's Commitment.

     (ii) If the aggregate amount of the proposed increases in Commitments of all such Banks making such an election is in excess of the Commitments of the Affected Banks, (A) the Commitments of the Affected Banks shall be allocated pro rata among such Banks based on the respective amounts of the proposed increases to Commitments elected by each of such Banks, and (B) the respective Commitments of such Banks shall be increased by the respective amounts as so allocated so that after giving effect to such termination and increases the aggregate amount of the Commitments of the Banks will be the same as prior to such termination.

     (iii) If the aggregate amount of the proposed increases to Commitments of all Banks making such an election equals the Commitments of the Affected Banks, the respective Commitments of such Banks shall be increased by the respective amounts of their proposed increases, so that after giving effect to such termination and increase the aggregate amount of the Commitments of all of the Banks will be the same as prior to such termination.

     (iv) If the aggregate amount of the proposed increases to Commitments of all Banks making such an election is less than the Commitments of the Affected Banks, (A) the respective Commitments of such Banks shall be increased by the respective amounts of their proposed increases, and (B) the Borrower shall have the right to add additional Banks which are Eligible Assignees to this Agreement to replace such Affected Banks, which additional Banks would have aggregate Commitments no greater than those of the Affected Banks minus the
                                                                    -----
  amounts thereof assumed by the other Banks pursuant to such increases.

  (c) Procedure.  Any assumptions of Commitments pursuant to this Section 2.15
      ---------
shall be (i) made by the purchasing Bank or Eligible Assignee and the selling Bank entering into an Assignment and Assumption and by following the procedures in Section 9.06 for adding a Bank. In connection with the increase of the Commitments of any Bank pursuant to the foregoing paragraph (b), each Bank with an increased Commitment shall purchase from the Affected Banks at par such Bank's ratable share of the outstanding Advances of the Affected Banks and assume such Bank's ratable share of the Affected Banks' Letter of Credit Exposure.

  Section 2.16  Sharing of Payments, Etc.  If any Bank shall obtain any payment
                ------------------------
(whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of its Advances or its share of Letter of Credit Obligations in excess of its Pro Rata Share of payments on account of the Advances or Letter of Credit Obligations obtained by all the Banks, such Bank shall notify the Administrative Agent and forthwith purchase from the other Banks such participations in the Advances made by them or Letter of Credit Obligations held by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably in accordance with the requirements of this Agreement with each of them; provided, however, that if all or any portion of such excess payment is
--------
thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's ratable share (according to the proportion of (a) the amount of the participation sold by such Bank to the purchasing Bank as a result of such excess payment to (b) the total amount of such excess payment) of such recovery, together with an amount equal to such Bank's ratable share (according to the proportion of (a) the amount of such Bank's required repayment to the purchasing Bank to (b) the total amount of all such required repayments to the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this
Section 2.16 may, to the fullest extent permitted by Legal Requirement, unless and until rescinded as provided above, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

  Section 2.17  Collateral.
                ----------

  (a) Creation and Perfection of Liens.  Prior to the termination of the
      --------------------------------
Commitments and the repayment in full of the Obligations, a valid, perfected first priority lien or security interest, as applicable, in the Property of the Borrower and its Subsidiaries (other than the Permitted Other Subsidiaries) and in the Participating Lessee Pledged Property (through the Collateral Assignment and Security Agreement) shall exist in favor of the Administrative Agent for the benefit of the Banks to secure the Obligations in accordance with the terms of the Security Documents.

  (b) Further Assurances.  The Borrower agrees to promptly, on demand, execute
      ------------------
and deliver, and cause the Guarantors and the Participating Lessee to execute and deliver, at the Borrower's expense, such security agreements, pledge agreements, assignments, mortgages, Financing Statements, stock powers, and other collateral documentation, and take such other actions deemed by the Administrative Agent and its counsel to be necessary in order to effect the foregoing.

  (c) Appraisals.  The Borrower agrees to obtain, at its own expense and as
      ----------
promptly as practicable, such other appraisals as any Governmental Authority may require the Administrative Agent to obtain from time to time to satisfy any applicable Legal Requirement.

                                  ARTICLE III

                             CONDITIONS OF LENDING

  Section 3.01  Conditions Precedent to Effectiveness of this Agreement.  This
                -------------------------------------------------------
Agreement shall become effective on the date hereof if on or prior to the close of business on such date the following conditions precedent have been satisfied:

  (a) Documentation.  The Documentation Agent or the Administrative Agent shall
      -------------
have received counterparts of this Agreement executed by the Borrower and the Banks, and the following duly executed by all the parties thereto, in form and substance satisfactory to the Agents, and in sufficient copies for each Bank (except with respect to the Property Security Documents, the Participating Lessee Documents, the Credit Card Agreements and the Depository Account Agreements with financial institutions other than the Cash Manager, the Financing Statements (Borrower), or the Financing Statements (Participating Lessee)):

      (i) the Notes, all Guaranties, the Environmental Indemnity, the Irrevocable Direction to Pay Rent, the Security Agreement, the Mortgages, the other Credit Documents and the Participating Lessee Documents which have been prepared for execution on the Effective Date and any related Financing Statements;

      (ii) a certificate from the Chief Executive Officer, President or Chief Financial Officer of the General Partner on behalf of the Borrower dated as of the Effective Date stating that as of the Effective Date (A) all representations and warranties of the Borrower set forth in this Agreement and the Credit Documents are true and correct in all material respects; (B) no Default has occurred and is continuing; (C) the conditions in this Section
  3.01 have been met or waived in writing; and (D) there are no claims, defenses, counterclaims or offsets against the Banks under the Credit Documents;

      (iii) a certificate of the Secretary or an Assistant Secretary of the General Partner on behalf of the Borrower and each Guarantor dated as of the date of this Agreement certifying as of the date of this Agreement (A) the names and true signatures of officers or authorized representatives of the general partner of the Borrower and such Guarantor authorized to sign the Credit Documents to which such Person is a party as general partner of such Person, (B) resolutions of the Board of Directors or the members of the general partner of such Person with respect to the transactions herein contemplated, (C) either (x) the copies of the organizational documents of the general partner of such Person delivered to the Banks are still true and correct and have not been amended or modified since such date or (y) copies of any modification or amendment to the organizational documents of the general partner of such Person made since such date, (D) a true and correct copy of the partnership agreement for such Person, and (E) a true and correct copy of all partnership authorizations necessary or desirable in connection with the transactions herein contemplated;

     (iv) a certificate of the Secretary or an Assistant Secretary of the Parent dated as of the date of this Agreement certifying as of the date of this Agreement (A) resolutions of the Board of Directors of such Person with respect to the transactions herein contemplated, and (B) the copies of the charter and bylaws of the Parent and any modification or amendment to the articles or certificate of incorporation or bylaws of the Parent made since such date;

     (v) a certificate of the Secretary or an Assistant Secretary of the general partner of the Participating Lessee on behalf of the Participating Lessee dated as of the date of this Agreement certifying as of the date of this Agreement (A) the partnership authorization of such Person with respect to the transactions contemplated by the Participating Leases and the Participating Lessee Documents, (B) the copies of the Partnership Agreement and any modification or amendment to the Partnership Agreement of the Participating Lessee made since such date;

     (vi) (A) one or more favorable written opinions of Battle Fowler L.L.P., special counsel for the Borrower, the Parent, and the Participating Lessee and their Subsidiaries, substantially in the form of the attached Exhibit DD, in each case dated as of the Closing Date and with such changes as the Agents may approve, (B) one or more favorable written opinions of Kane, Russell, Coleman & Logan, special Texas counsel for the Borrower, the Parent, and the Manager and their Subsidiaries, substantially in the form of the attached Exhibit EE, in each case dated as of the Closing Date and with such changes as the Agents may approve, (C) one or more favorable written opinions of the local counsel for the Borrower, the Parent, the applicable Participating Lessee and their Subsidiaries for each state in which a Hotel Property is located, substantially in the form of the attached Exhibit FF, in each case dated as of the Closing Date and with such changes as the Agents may approve, (D) one or more favorable written opinions of Ballard, Spahr, Andrews & Ingersoll, special Maryland counsel for the Parent, substantially in the form of the attached Exhibit GG, in each case dated as of the Closing

  Date and with such changes as the Agents may approve, (E) one or more favorable written opinions of McDonald, Hopkins, Buske & Harber Co., special Ohio counsel for 3100 Glendale Joint Venture, substantially in the form of the attached Exhibit HH, in each case dated as of the Closing Date and with such changes as the Agents may approve, (F) one or more favorable written opinions of Foley & Lardner, special Wisconsin counsel for Madison Motel Associates, substantially in the form of the attached Exhibit II, in each case dated as of the Closing Date and with such changes as the Agents may approve, and (G) one or more favorable written opinions of McDonald, Carano, Wilson, McCune, Bergin, Frankovich &Hicks LLP, special Nevada counsel for the General Partner, substantially in the form of the attached Exhibit JJ, in each case dated as of the Closing Date and with such changes as the Agents may approve;

     (vii) a Borrowing Base Certificate dated as of May 31, 1997, each duly completed and executed by the Chief Financial Officer or Treasurer of the General Partner on behalf of the Borrower; and

     (viii) such other documents, governmental certificates, agreements, lien searches as either Agent may reasonably request.

  (b) Representations and Warranties.  The representations and warranties
      ------------------------------
contained in Article IV hereof, the Guaranties, the Environmental Indemnities and in each Security Document and Participating Lessee Document shall be true and correct in all material respects.

  (c) Certain Payments. The Borrower shall have paid the fees required to be
      ----------------
paid as of the Effective Date pursuant to the Agents' Fee Letter.

  Section 3.02 Conditions Precedent for each Borrowing or Letter of Credit. The
               -----------------------------------------------------------
obligation of each Bank to fund an Advance on the occasion of each Borrowing
  (other than the Conversion or continuation of any existing Borrowing) and of any Issuing Bank to issue or increase or extend any Letter of Credit shall be subject to the further conditions precedent that on the date of such Borrowing or the issuance or increase or extension of such Letter of Credit:

  (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance or increase or extension of such Letter of Credit shall constitute a representation and warranty by the

Borrower that on the date of such Borrowing or the issuance or increase or extension of such Letter of Credit such statements are true):

     (i) the representations and warranties contained in Article IV hereof, the Guaranties, the Environmental Indemnities and in each Security Document and Participating Lessee Document are correct in all material respects on and as of the date of such Borrowing or the issuance or increase or extension of such Letter of Credit, before and after giving effect to such Borrowing or to the issuance or increase or extension of such Letter of Credit and to the application of the proceeds from such Borrowing, as though made on and as of such date; and

     (ii) no Default has occurred and is continuing or would result from such Borrowing or from the application of the proceeds therefrom;

  (b) the Borrower shall have executed and delivered to the Administrative Agent a Borrowing Base Certificate dated not earlier than the date 10 days prior to the anticipated date of such Borrowing;

  (c) if all or a portion of such Borrowing is intended to be used to make Capital Expenditures or purchase FF&E for a Hotel Property, the Administrative Agent shall have received (i) an analysis of the amount of such renovation performed to date and the actual costs incurred therefore versus an Approved Preliminary Property Plan or another budget for such renovation in sufficient detail as the Administrative Agent shall reasonably request, and (ii) invoices, lien waivers and any additional information as the Administrative Agent may reasonably request; and

  (d) the Administrative Agent shall have received such other approvals, opinions or documents deemed necessary or desirable by any Bank, the Documentation Agent or the Administrative Agent as such party may reasonably request.

  (e) all filing fees and applicable mortgage or intangible taxes that need to be paid in connection with such Borrowing in order for such Borrowing to be secured by the Mortgages (subject to any recovery limitations set forth in the individual Mortgages) shall have been paid by Borrower.

  Section 3.03  Conditions Precedent to a Hotel Property Qualifying as an
                ---------------------------------------------------------
Eligible Property.  In order for an Initial Property or a Future Property to
-----------------
qualify initially and thereafter to continue to qualify as an Eligible Property, the following conditions precedent must be satisfied and remain satisfied for that Property:

  (a) Documents and Information.  The Documentation Agent shall have received
      -------------------------
each of the following executed by the Borrower, the Property Owner or other appropriate person, in form and substance satisfactory to the Agents:

     (i) the original executed Property Security Documents and the Participating Lessee Documents (except for the Credit Card Agreements and the Depository Account Agreements with financial institutions other than the Cash Manager);

     (ii) a copy of each of the following for such Hotel Property certified as true and correct by the Borrower pursuant to a Property Certificate:

               A. If the Hotel Property is subject to a Franchise Agreement, the Franchise Agreement and any requirements or conditions imposed by the Franchisor at such time in connection with the Franchise Agreement, including without limitation any requirements with respect to Capital Expenditures or expenditures for FF&E for the Hotel Property;

               B. Management Agreement;

               C. Participating Lease;

               D. List of the Personal Property for such Hotel Property;

               E. Acquisition Agreements;

               F. A rent roll for the Hotel Property identifying all leased space within the Hotel Property, if any, the tenant, concessionaire or licensee (or if vacant, identified as vacant), the monthly rental payable (including any adjustments to operating expenses), the date through which rent is paid, the termination date of each such leases, concessions and licenses and a delinquency report.

               G. The occupancy permit, if available;

               H. If the Hotel Property is subject to a Ground Lease, the Ground Lease;

               I. The liquor license for such Hotel Property;

               J. Liquor License Concession Agreement and any other agreements related to the liquor license(s); and

               K. The Property Owner's articles of incorporation, by-laws, partnership agreements, as applicable, and certificates of existence, good standing and authority to do business from each appropriate state authority, and partnership or corporate, as applicable, authorizations authorizing the execution, delivery and performance of the Security Documents all certified to be true and complete by a duly authorized officer of such Property Owner;

               L. The Participating Lessee's articles of incorporation, by-laws, partnership agreements, as applicable, and certificates of existence, good standing and authority to do business from each appropriate state authority, and partnership or corporate, as applicable, authorizations authorizing the execution, delivery and performance of the Tenant Documents all certified to be true and complete by a duly authorized officer of such Property Owner;

     (iii) a ALTA/ASCM survey of the Real Property certified in a manner reasonably satisfactory to the Agents by a registered surveyor and dated no more than ninety (90) days prior to the date the Borrower desires that such Hotel Property be an Eligible Property;

     (iv) all financial statements related to the Hotel Property (i) reasonably required by the Agents; or (ii) necessary to provide the Agents with a true and complete knowledge of the financial condition of the Hotel Property;

     (v)       an Environmental Report;

     (vi)      an Engineering Report;

     (vii)     if available, a set of as-built plans for the Hotel Property;

     (viii) either (A) evidence from the applicable Governmental Authority of compliance with zoning for the Hotel Property, (B) a zoning endorsement to the Title Policy, (C) legal opinion of compliance with zoning for the Hotel Property in form reasonably acceptable to the Documentation Agent, or (D) other evidence of compliance with zoning for the Hotel Property reasonably acceptable to the Documentation Agent;

     (ix) a summary list of the Capital Expenditures and FF&E expenditures for the Hotel Property for the immediately preceding 12-month period and an estimate of the Capital Expenditures and FF&E expenditures for the upcoming 12-month period, certified by Borrower;

     (x) a tenant estoppel certificate and subordination, non-disturbance and attornment agreement in forms reasonably acceptable to the Agents from each tenant of the Hotel Property which has a Material Lease;

     (xi) certificates and policies of insurance evidencing that the Hotel Property is covered by the insurance required pursuant to Section 5.10 hereof, provided that for the required earthquake insurance for the Initial Properties the policy or policies for such earthquake insurance need only be delivered within 30 days of the date of this Agreement;

     (xii) a written opinion of the Borrower's counsel or counsels covering such matters relating to the Property Owner, the Participating Lessee, the Hotel Property, the Security Documents, the Participating Lessee Documents as the Agents reasonably require;

     (xiii)  a Manager Consent; and

     (xiv)   all other documents reasonably required by either Agent.

  (b) Recordation and Filing.  The Mortgage, the Assignment of Leases
      ----------------------
(Borrower), the Assignment of Leases (Participating Lessee) and the Participating Lessee Estoppel, shall each have been recorded in the Official Public Records of Real Property of the County in which the Hotel Property is located with all filing fees and applicable mortgage or intangible taxes paid by Borrower. All appropriate Financing Statements (Borrower) and Financing Statements (Participating Lessee) shall have been (a) filed with the Secretary of State of the state in which the Hotel Property is located and the state in which the Property Owner and Participating Lessee, as applicable, was formed and of its respective principal place of business, and the Documentation Agent shall have received a certificate of each Secretary of State showing such financing statements to be subject to no prior filings; and (b) recorded in the official records of all appropriate counties.

  (c) Perfection; Priority.   The Administrative Agent, as agent for the Banks,
      --------------------
will have a valid, perfected first priority lien or security interest, as applicable, in the Hotel Property (including without limitation the Participating Lessee Pledged Property through the Collateral Assignment and Security Agreement), subject only to the Permitted Encumbrances.

  (d) Title Insurance.  Borrower shall, at its sole expense, have delivered to
      ---------------
the Documentation Agent the paid Title Policy insuring the Mortgage securing the Obligations to be a valid, perfected first priority lien on the Real Property covered thereby, subject only to the Permitted Encumbrances.

  (e) Adverse Property Situation.  Neither all nor any material portion of the
      --------------------------
Hotel Property shall be the subject of any proceeding by a governmental authority for the condemnation, seizure or appropriation thereof, nor the subject of any negotiations for sale in lieu of condemnation, seizure or appropriation. The Hotel Property shall not have been materially damaged or destroyed by fire or other casualty which cannot be substantially restored or repaired within ninety (90) days of such occurrence from the proceeds of insurance maintained by the Borrower, nor shall all or any material portion of the Hotel Property cease to be in operation; provided, however, that if the Property Owner is receiving insurance proceeds under any business interruption (not property) insurance in connection with such event, then such Hotel Property shall not become ineligible as an Eligible Property because of such event though the Property EBITDA for such Hotel Property will be adjusted downward to the extent such proceeds result in a lower Property EBITDA for such Hotel Property.

  (f) Appraisal.  The Agents shall have received a current Appraisal of the
      ---------
Hotel Property satisfactory to the Agents.

  (g) Subsidiary.  In addition, if the Property Owner for such Hotel Property is
      ----------
not Borrower, the Property Owner is at least a 99%-owned Subsidiary of the Borrower listed on Schedule 4.01 (other than a Permitted Other Subsidiary) or Permitted New Subsidiary.

  (h) New Guarantor.  In addition, if the Property Owner for such Hotel Property
      -------------
is not the Borrower or a Guarantor, the following:

      (i) The Administrative Agent shall have received financial statements of the Property Owner (i) reasonably required by the Agents; or (ii) necessary to provide the Agents with a true and complete knowledge of the financial condition of the Property Owner, all certified as true and correct by the Borrower;

      (ii) The Property Owner shall be a Permitted New Subsidiary whose sole asset is the Future Property, who complies with all of the covenants and requirements of Guarantors under the Credit Documents and who has delivered to the Documentation Agent either (A) an original Guaranty, Environmental Indemnity and Irrevocable Direction to Pay Rent executed by such Subsidiary or
  (B) an Accession Agreement executed by such Subsidiary.

  (i) Future Property.  In addition, if the Hotel Property is a Future Property,
      ---------------
the following:

      (i) The addition of the Future Property to the Eligible Property shall not (A) cause the Eligible Property to violate the Pool Requirements, (B) cause a Default, or (C) cause or result in the Borrower failing to comply with any of the financial covenants contained herein;

      (ii) The Borrower shall have delivered to the Administrative Agent and the Banks the Property Information for such Future Property 20 days prior to the date the Borrower proposes such Future Property qualify as an Eligible Property;

      (iii) the Majority Banks shall have approved such Future Property as a possible Eligible Property and reached agreement with the Borrower as to the Required Work for such Future Property, if any; and

      (iv) within one hundred eighty (180) days of the date such Future Property initially qualifies as an Eligible Property the Majority Banks shall have approved the Approved Preliminary Property Plan for such Future Property.

  (j) Ground Leases.  In addition, if the Hotel Property is subject to a Ground
      -------------
Lease, no default by the lessee under the Ground Lease exists, the Ground Lease remains in full force and effect and the Documentation Agent shall have received a Ground Lessor Consent.

  (k) Franchise Agreement.  In addition, if the Hotel Property is subject to a
      -------------------
Franchise Agreement, no default by the franchisee under the Franchise Agreement exists, the Franchise

Agreement remains in full force and effect and the Documentation Agent shall have received a Franchisor Consent.

  (l) Management Agreement Fees and Participating Lessee Net Income.  The sum of
      -------------------------------------------------------------
(i) the management fees payable to the Manager under the Management Agreement for a Hotel Property whether payable by the Participating Lessee or the Property Owner of such Hotel Property and (ii) the actual or expected Net Income for the Participating Lessee for such Hotel Property shall not in the aggregate exceed 6% of the gross revenues for such Hotel Property.

  (m) Depository Account Agreements and Credit Card Agreements.   Within 30 days
      --------------------------------------------------------
of the initial date any property is deemed an Eligible Property but for the requirements of this subsection (m), the Borrower shall have delivered to the Administrative Agent the Depository Account Agreements for each financial institution at which a Deposit Account for such Hotel Property is located pursuant to the Cash Management System (Participating Lessee) and the Credit Card Agreements for each credit card company for all major credit cards accepted by such Hotel Property, which Depository Account Agreements, Credit Card Agreements and the Cash Management Systems shall be in form and substance reasonably satisfactory to the Agents.

  (n) Hilton Hotel & Conference Center, Toledo, Ohio.  If in connection with the
      ----------------------------------------------
Hotel Property commonly known as the Hilton Hotel & Conference Center, Toledo, Ohio either (i) any utility service for such Hotel Property is interrupted or materially decreased for more than 7 days because no easement or other legal right exists across such Hotel Property's neighboring properties permitting such service to the Hotel Property (a "Utility Interruption Event") or (ii) the Borrower or the Property Owner for such Hotel Property receives written notice that a Utility Interruption Event will occur and the Borrower and the Property Owner fails to cure such anticipated Utility Interruption Event as provided in clause (ii) of the following sentence on or prior to the date 90 days prior to the date such Utility Interruption Event is anticipated to occur, then such Hotel Property will no longer be deemed an Eligible Property until such situation is cured as provided in the following sentence. Such situation will be deemed cured (i) with respect to a Utility Interruption Event, when such service is restored to substantially the same level as prior to such interruption or decrease and (ii) with respect to an anticipated Utility Interruption Event, when the Property Owner shall have received such utility easements of record and commenced construction and thereafter diligently continued construction of any Capital Expenditures needed to receive such affected service in substantially the same level as prior to such anticipated Utility Interruption Event within a time frame that would prevent a Utility Interruption Event, all as reasonably acceptable to the Administrative Agent.

  (o) Participating Lease.  In addition, if the Hotel Property is subject to a
      -------------------
Participating Lease, no default by the Participating Lessee or the Property Owner under the Participating Lease exists beyond any applicable cured period (provided that for purposes of this subsection (o) such cure period will be deemed to commence running when the Borrower, the Parent or a Guarantor has knowledge of such default), the Participating Lease remains in full force and effect and the Documentation Agent shall have received a Participating Lessee Estoppel and the Participating Lessee Documents.

  (p) Maison De Ville, New Orleans, Louisiana. For the Hotel Property commonly
      ---------------------------------------
known as the Maison De Ville, New Orleans, Louisiana, the Agents shall have received a legal opinion or other evidence acceptable to the Agents that such Hotel Property is exempt from or currently complies with the requirements of the Americans with Disabilities Act, as amended.

  (q) Other Actions.  Borrower shall have executed and acknowledged (or caused
      -------------
to be executed and acknowledged) and delivered to the Documentation Agent, on behalf of the Banks, all documents, and taken all actions reasonably required by Agents from time to time to confirm the rights created or now or hereafter intended to be created under the Credit Documents, to protect and further the validity, priority and enforceability of the Security Documents including without limitation with respect to the Participating Lessee Documents and the Participating Lessee Pledged Property, to subject to the Security Documents and Participating Lessee Pledged Property any Property intended by the terms of any such document to be covered by the Security Documents or Participating Lessee Documents, as applicable, or otherwise to carry out the purposes of the Credit Documents or Participating Lessee Documents, as applicable, and the transactions contemplated thereunder. The Agents shall have received all other evidence and information that they may reasonably require.

To the extent that Existing Credit Documents satisfy, or upon modification would satisfy, conditions precedent in this Section 3.03, such Existing Credit Documents, as modified if necessary by documentation acceptable to the Agents, shall be deemed to have satisfied such conditions precedent. Schedule 3.03 sets forth a list of conditions precedent to certain Hotel Properties qualifying as Eligible Properties which have not been satisfied as of the Effective Date.
Such outstanding conditions precedent shall not prevent each such Hotel Property from being deemed an Eligible

Property as of and after the Effective Date; provided that for any such Hotel Property the conditions precedent listed on Schedule 3.03 for such Hotel Property are satisfied prior to the satisfaction date stated for such condition precedent on Schedule 3.03.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

  The Borrower represents and warrants as follows:

  Section 4.01  Existence; Qualification; Partners; Subsidiaries.
                ------------------------------------------------

  (a) The Borrower is a limited partnership duly organized, validly existing, and in good standing under the laws of Delaware and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Borrower.

  (b) The Parent is a corporation duly organized, validly existing, and in good standing under the laws of Maryland and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Parent. The Parent owns 100% of the issued and outstanding shares of the General Partner and AGH LP. The Parent has no first tier Subsidiaries (other than the General Partner and AGH LP).

  (c) The General Partner is the Borrower's sole general partner with full power and authority to bind the Borrower. The General Partner is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the General Partner.

  (d) AGH LP is a limited partnership duly organized, validly existing, and in good standing under the laws of Nevada and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on AGH LP.

  (e) As of the date of this Agreement, the General Partner owns a 1% general partner interest in and AGH LP owns an approximately 87.5% limited partnership interest in the Borrower.

  (f) Each Subsidiary of the Borrower is a limited partnership, general partnership or limited liability company duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on such Subsidiary. The Borrower has no Subsidiaries on the date of this Agreement other than the Subsidiaries listed on the attached Schedule 4.01, and
Schedule 4.01 lists the jurisdiction of formation and the address of the principal office of each such Subsidiary existing on the date of this Agreement. As of the date of this Agreement, the Borrower owns, directly or indirectly, at least 99% of the interests in each such Subsidiary.

  (g) To the knowledge of the Borrower, each Participating Lessee is a limited partnership duly organized, validly existing, and in good standing under the laws of the state of its creation and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Participating Lessee. To the knowledge of the Borrower, the sole general partner of AGH Leasing is AGHL GP, Inc. As of the date of this Agreement, to the knowledge of Borrower, James Sowell, Louis Shaw and Kenneth Shaw legally and beneficially own, directly or indirectly, approximately 77% of the partnership interests in AGH Leasing. As of the date of this Agreement, to the knowledge of Borrower, Steve D. Jorns, Bruce G. Wiles, and Kenneth E. Barr legally and beneficially own approximately 23% of the partnership interests in AGH Leasing. To the knowledge of the Borrower, the sole general partner of TT Leasing is AGH Leasing. As of the date of this Agreement, to the knowledge of Borrower, AGH Leasing legally and beneficially owns, directly or indirectly, approximately 51% of the partnership interests in TT Leasing.

  (h) To the knowledge of Borrower, the Manager is a corporation duly organized, validly existing, and in good standing under the laws of Texas and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Manager. To the knowledge of the Borrower, as of the date of this Agreement, James Sowell, Louis Shaw and Kenneth Shaw legally and beneficially own, directly or indirectly, approximately 79% of the outstanding shares of AGHI common stock. To the knowledge of the Borrower, as of the date of this Agreement, Steve D. Jorns and Bruce G. Wiles legally and beneficially own approximately 21% of the outstanding shares of the Manager common stock.

  (i) The principal place of business of the Borrower, the Parent, each Participating Lessee and the Manager and their Subsidiaries is in the Dallas, Texas metropolitan area. The principal place of business of the General Partner and AGH LP is Las Vegas, Nevada.

 Section 4.02  Partnership and Corporate Power.  The execution, delivery, and
               -------------------------------
performance by the Borrower, the Parent, and each Guarantor of the Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) are within such Persons' partnership, limited liability company and corporate powers, as applicable, (b) have been duly authorized by all necessary corporate, limited liability company and partnership action, as applicable, (c) do not contravene (i) such Person's certificate or articles, as the case may be, of incorporation or by-laws, operating agreement or partnership agreement, as applicable, or (ii) any law or any contractual restriction binding on or affecting any such Person, the contravention of which could reasonably be expected to cause a Material Adverse Change, and (d) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of each Borrowing, such Borrowing and the use of the proceeds of such Borrowing will be within the Borrower's partnership powers, will have been duly authorized by all necessary partnership action, (a) will not contravene (i) the Borrower's partnership agreement or (ii) any law or any contractual restriction binding on or affecting the Borrower, the contravention of which could reasonably be expected to cause a Material Adverse Change, and (b) will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

 Section 4.03  Authorization and Approvals.  No authorization or approval or
               ---------------------------
other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower, the Parent, or any Guarantor of the Credit Documents to which it is a party or the consummation of the transactions contemplated thereby. At the time of each Borrowing, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required for such Borrowing or the use of the proceeds of such Borrowing.

 Section 4.04  Enforceable Obligations.  This Agreement, the Notes, and the
               -----------------------
other Credit Documents to which the Borrower is a party have been duly executed and delivered by the Borrower; each Guaranty and the other Credit Documents to which each Guarantor and the Parent is a party have been duly executed and delivered by such Guarantor and the Environmental Indemnity and Irrevocable Direction to Pay Rent has been duly executed and delivered by the parties thereto. Each Credit Document is the legal, valid, and binding obligation of the Borrower, the Parent, and each Guarantor which is a party to it enforceable against the Borrower, the Parent, and each such Guarantor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally and by general principles of equity (whether considered in proceeding at law or in equity). The Participating Lessee Documents have been duly executed and delivered by the applicable Participating Lessee. Each Participating Lessee Document is the legal, valid, and binding obligation of the applicable Participating Lessee enforceable against such Participating Lessee in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights gener ally and by general principles of equity (whether considered in proceeding at law or in equity).

 Section 4.05  Parent Common Stock.  The entire authorized capital stock of the
               -------------------
Parent consists of 100,000,000 shares of Parent Common Stock of which 14, 657,141 shares of Parent Common Stock are duly and validly issued and outstanding, fully paid and nonassessable. The issuance and sale of such Parent Common Stock either (i) has been registered under applicable federal and state securities laws or (ii) was issued pursuant to an exemption therefrom. The Parent Common Stock shall at all times be duly listed on the New York Stock Exchange, Inc. and the Parent shall use commercially reasonable efforts to timely file all reports required to be filed by it with the New York Stock Exchange, Inc. and the Securities and Exchange Commission. The Parent qualifies as a real estate investment trust under Sections 856-860 of the Code, as amended.

 Section 4.06  Financial Statements.
               --------------------

  The Consolidated balance sheet of the Borrower and its Subsidiaries, and the related Consolidated statements of operations, shareholders' equity and cash flows, of the Borrower and its Subsidiaries contained in the Financial Statements, fairly present the estimated financial condition in all material respects and reflects the Indebtedness of the Borrower and its Subsidiaries as of the dates indicated in the Financial Statements and the results of the operations of the Borrower and its Subsidiaries for the periods indicated, and such balance sheet and statements were prepared in accordance with GAAP, subject to year-end adjustments. Since the date of such statements, no Material Adverse Change has occurred.

 Section 4.07  True and Complete Disclosure.  No representation, warranty, or
               ----------------------------
other statement made by the Borrower (or on behalf of the Borrower) in this Agreement or any other Credit Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made as of the date of this Agreement. There is no fact known to any Responsible Officer of the Borrower or the Parent on the date of this Agreement that has not been disclosed to the Agents which could reasonably be expected to cause a Material Adverse Change. All projections, estimates, and pro forma financial information furnished by the Borrower and the Parent or on behalf of the Borrower or the Parent were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished. No representation, warranty or other statement made in the Registration Statement, the 10K, the 10Q or the annual report contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made as of the date same were made. Borrower and/or Parent have made all filings required by the Exchange Act.

 Section 4.08  Litigation.  Except as set forth in the attached Schedule 4.08,
               ----------
there is no pending or, to the best knowledge of the Borrower, threatened action or proceeding affecting the Borrower, the Parent, the Manager, any Participating Lessee or any of their respective Subsidiaries before any court, Governmental Authority or arbitrator (provided that with respect to the giving of this representation after the date of this Agreement, the representation shall only be deemed to apply to those matters for which Administrative Agent would have been entitled to notice under Section 5.05(n)).

 Section 4.09  Use of Proceeds.
               ---------------

 (a) Advances.  The proceeds of the Advances have been, and will be used by the
     --------
Borrower (i) to refinance the existing indebtedness of each Initial Property which qualifies as an Eligible Property, (ii) to finance the acquisition of any Future Property which either qualifies as an Eligible Property or a Permitted Non-Eligible Property, (iii) to finance the renovation of, Capital Expenditures for and FF&E for any Eligible Property or a Permitted Non-Eligible Property in accordance with the provisions of Section 5.06, (iv) for general corporate purposes of the Borrower and its Subsidiaries and (v) for costs incurred in connection with any Parent Capitalization Event done in compliance with this Agreement.

 (b) Regulations.  No proceeds of Advances will be used to purchase or carry
     -----------
any margin stock in violation of Regulations G, T, U or X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board).

 Section 4.10  Investment Company Act.  Neither the Borrower, the Parent nor any
               ----------------------
of their respective Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

 Section 4.11  Taxes.  All federal, state, local and foreign tax returns,
               -----
reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Borrower, its Subsidiaries, or any member of a Controlled Group have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and where the failure to file could reasonably be expected to cause a Material Adverse Change, except where contested in good faith and by appropriate proceedings; and all taxes (which are material in amount) and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings. As of the date of this Agreement, neither the Borrower nor any member of a Controlled Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or other impositions. None of the Property owned by the Borrower or any other member of a Controlled Group is Property which the Borrower or any member of a Controlled Group is required to be treated as being owned by any other Person pursuant to the provisions of
Section 168(f)(8) of the Code. Proper and accurate amounts have been withheld by the Borrower and all members of each Controlled Group from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law. Timely payment of all material sales and use taxes required by applicable law have been made by the Borrower and all other members of each Controlled Group, the failure to timely pay of which could reasonably be expected to cause a Material Adverse Change. The amounts shown on all tax returns to be due and payable have been paid in full or adequate provision therefor is included on the books of the appropriate member of the applicable Controlled Group.

 Section 4.12  Pension Plans.  All Plans are in compliance in all material
               -------------
respects with all applicable provisions of ERISA. No Termination Event has occurred with respect to any Plan, and each Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) has occurred and there has been no excise tax imposed under Section 4971 of the Code. To the knowledge of any Responsible Officer of the Borrower, no Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. To the knowledge of any Responsible Officer of the Borrower, neither the Borrower nor any member of a Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any material withdrawal liability. As of the most recent valuation date applicable thereto, neither the Borrower nor any member of a Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization.

 Section 4.13  Condition of Hotel Property; Casualties; Condemnation.  Except as
               -----------------------------------------------------
disclosed in an Engineering Report, each Initial Property and any Future Property (a) is and will continue to be in good repair, working order and condition, normal wear and tear excepted, (b) is free of structural defects, (c) is not subject to material deferred maintenance and (d) has and will have all building systems contained therein and all other FF&E in good repair, working order and condition, normal wear and tear excepted. None of the Properties of the Borrower or of any of its Subsidiaries has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy. No condemnation or other like proceedings that has had, or could reasonably be expected to result in, a Material Adverse Effect, are pending and served nor, to the knowledge of the Borrower, threatened against any Property in any manner whatsoever. No casualty has occurred to any Property that could reasonably be expected to have a Material Adverse Effect.

 Section 4.14  Insurance.  The Borrower and each of its Subsidiaries carry the
               ---------
insurance required pursuant to the provisions of Section 5.10.

 Section 4.15  No Burdensome Restrictions; No Defaults.
               ---------------------------------------

 (a) Except as set forth on Schedule 4.15, neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease except for the Participating Leases. Neither the Borrower, the Parent nor any of their respective Subsidiaries is a party to any agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation which could reasonably be expected to cause a Material Adverse Change. Neither the Borrower, the Parent nor any of their Subsidiaries is in default under or with respect to (i) any contract, agreement, lease or other instrument which could reasonably be expected to cause a Material Adverse Change or (ii) any Ground Lease, Participating Lease, Franchise Agreement or Management Agreement except as disclosed to the Administrative Agent in writing prior to the date such representation is deemed given. Neither the Borrower, the Parent nor any of their Subsidiaries has received any notice of default under any material contract, agreement, lease or other instrument which is continuing and which, if not cured, could reasonably be expected to cause a Material Adverse Change.

 (b) No Default has occurred and is continuing (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given).

 Section 4.16  Environmental Condition.
               -----------------------

 (a) Except as disclosed in the Environmental Reports (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given), to the knowledge of the Borrower, the Borrower and its Subsidiaries (i) have obtained all Environmental Permits necessary for the ownership and operation of their respective Properties and the conduct of their respective businesses; (ii) have been and are in material compliance with all terms and conditions of such Environmental Permits and with all other requirements of applicable Environmental Laws; (iii) have not received notice of any violation or alleged violation of any Environmental Law or Environmental Permit; and (iv) are not subject to any actual or contingent Environmental Claim.

 (b) Except as set forth in the Environmental Reports or the surveys for the Hotel Properties, to the knowledge of Borrower, none of the present or previously owned or operated Property of the

Borrower or of any of its present or former Subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws which could reasonably be expected to cause a Material Adverse Change; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by the Borrower or any of its Subsidiaries, wherever located; (iii) has been the site of any Release, use or storage of Hazardous Substances or Hazardous Wastes from present or past operations except for Permitted Hazardous Substances, which Permitted Hazardous Substances have not caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response or (iv) none of the Improvements are constructed on land designated by any Governmental Authority having land use jurisdiction as wetlands.

 Section 4.17  Legal Requirements, Zoning, Utilities, Access.  Except as set
               ---------------------------------------------
forth on Schedule 4.17 attached hereto, the use and operation of each Hotel Property as a commercial hotel with related uses constitutes a legal use under applicable zoning regulations (as the same may be modified by special use permits or the granting of variances) and complies in all material respects with all Legal Requirements, and does not violate in any material respect any material approvals, material restrictions of record or any material agreement affecting any Hotel Property (or any portion thereof). The Borrower and its Subsidiaries possess all certificates of public convenience, authorizations, permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights (collectively "Permits") required by Governmental Authority to own and operate the Hotel Properties, except for those Permits if not obtained would not cause a Material Adverse Change. The Borrower and its Subsidiaries own and operate their business in material compliance with all applicable Legal Requirements. To the extent necessary for the full utilization of each Hotel Property in accordance with its current use, telephone services, gas, steam, electric power, storm sewers, sanitary sewers and water facilities and all other utility services are available to each Hotel Property, are adequate to serve each such Hotel Property, exist at the boundaries of the Land and are not subject to any conditions, other than normal charges to the utility supplier, which would limit the use of such utilities. All streets and easements necessary for the occupancy and operation of each Hotel Property are available to the boundaries of the Land.

 Section 4.18  Existing Mortgage Debt.  Except for the Obligations, the only
               ----------------------
Indebtedness secured by a Lien on Real Property of the Borrower, the Parent or any of their respective Subsidiaries existing as of the Effective Date is the Permitted Other Subsidiary Indebtedness, and the respective amounts of such Indebtedness is approximately the amounts set forth in the definition of Permitted Other Subsidiary Indebtedness as of the Effective Date. No "default" or "event of default", however defined, has occurred and is continuing under any Permitted Other Subsidiary Loan Document or the Lien securing such Permitted Other Subsidiary Indebtedness (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given).

 Section 4.19  Title; Encumbrances.  On the date any Mortgage is filed covering
               -------------------
an Eligible Property, the Borrower or any Guarantor, as the case may be, will have (i) good and marketable fee simple title to the Real Property (other than for Real Property subject to a Ground Lease, as to which it has a valid leasehold or subleasehold interest) and (ii) good and marketable title to the Personal Property (other than Personal Property for any Hotel Property (A) which has been leased which does not in the aggregate exceed the Hotel Operating Lease Limit or the Hotel Capital Lease Limit, as applicable, for such Hotel Property and (B) for which the Property Owner has a valid leasehold interest) free and clear of all Liens, and there will exist no Liens or other charges against such Property or leasehold interest or any of the real or personal, tangible or intangible, Property of the Borrower or any Guarantor (including without limitation statutory and other Liens of mechanics, workers, contractors, subcontractors, suppliers, taxing authorities and others; provided that certain Capital Expenditures have been made to the Hotel Properties prior to the Effective Date for which the payment is not past due), except (A) those matters expressly set forth as permitted encumbrances in the respective Mortgages covering such Property, (B) inchoate tax Liens and (C) the Personal Property listed on Schedule 4.19 and the other Participating Lessee Pledged Property (plus any replacements thereof) to which the Participating Lessee will have good and marketable title to free and clear of all Liens. Upon the recording of the Mortgages and the recording or filing of the other Security Documents and Participating Lessee Documents, as applicable, the Administrative Agent, as agent for the Banks, will have a valid, perfected first priority lien or security interest, as applicable, in the Property of the Borrower and its Subsidiaries (other than the Permitted Other Subsidiaries) and the Participating Lessee Pledged Property.

 Section 4.20  Leasing Arrangements.  The only leases of Real Property for which
               --------------------
either the Borrower or a Guarantor is a lessee are the Ground Leases. The Borrower or Guarantor which executes the Mortgage for a Real Property subject to a Ground Lease is the lessee under such Ground

Lease and no consent is necessary to such Person being the lessee under such Ground Lease which has not already been obtained. The Ground Leases are in full force and effect and no defaults exist thereunder. The only participating leases burdening the Hotel Properties are the Participating Leases. The Participating Leases are in full force and effect and no defaults by the Borrower or any Subsidiary exist thereunder.

 Section 4.21  Cash Management Systems.  The summary of the Cash Management
               -----------------------
Systems attached hereto as Schedule 4.21 is accurate and complete in all material respects as of the Effective Date and does not omit to state any material fact necessary to make the statements set forth therein not misleading. Neither a Participating Lessee, the Borrower nor any of the Borrower's Subsidiaries owns any Deposit Account with respect to any Hotel Property (other than a Permitted Other Subsidiary Property) which is not described in Schedule
4.21 other than an account located in New York, New York from which distributions are made to the Borrower's partners promptly upon wire transfer from an Operating Account (Borrower). Schedule 4.21 lists all major credit cards accepted by the Hotel Properties. There has been no change to the Cash Management Systems since the date of this Agreement. The revenues from Permitted Other Subsidiary Properties are not commingled with (a) the Deposit Accounts of the Participating Lessees, the Borrower or any of the Borrower's other Subsidiaries for either the Eligible Properties or the Permitted Non-Eligible Properties or (b) the Borrower's Bank Accounts.

 Section 4.22  Franchise Agreements.  The only hotel franchise agreements
               --------------------
burdening the Hotel Properties (excluding the Permitted Other Subsidiary Properties) are the Franchise Agreements. The Participating Lessee which executes the Assignment of Management Agreement for a Hotel Property subject to a Franchise Agreement is the licensee under such Franchise Agreement and no consent is necessary to such Person being the licensee under such Franchise Agreement which has not already been obtained. The Franchise Agreements are in full force and effect and no defaults by the Borrower or any Subsidiary exist thereunder (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given). Schedule 4.22 sets forth, as of the date of this Agreement, (a) which Franchise Agreements the Borrower expects to terminate, (b) the expected date of such termination, (c) the expected fees, if any, which will be owed to the Franchisor being terminated in connection with such termination and (d) the expected replacement Franchisor and the material terms of the expected replacement Franchise Agreement.

  Section 4.23  Management Agreements.  The only management agreements burdening
                ---------------------
the Hotel Properties (excluding the Permitted Other Subsidiary Properties) are the Management Agreements. To the knowledge of the Borrower, the Participating Lessee which executes the Assignment of Management Agreement for a Hotel Property subject to a Management Agreement is the owner under such Management Agreement and no consent is necessary to such Person being the owner under such Management Agreement which has not already been obtained. To the knowledge of the Borrower, the Management Agreements are in full force and effect and no defaults by the Participating Lessee exist thereunder (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given).

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

  So long as any Note or any amount under any Credit Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Bank shall have any Commitment hereunder, unless the Administrative Agent shall otherwise consent in writing, the Borrower agrees to comply with the following covenants.

 Section 5.01  Compliance with Laws, Etc.  The Borrower will comply, and cause
               -------------------------
each of its Subsidiaries to comply, in all material respects with all Legal Requirements.

 Section 5.02  Preservation of Corporate Existence; Corporate Separateness, Etc.
               ----------------------------------------------------------------

 (a) The Borrower will preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its partnership, limited liability company or corporate (as applicable) existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified, and cause each such Subsidiary to qualify and remain qualified, as a foreign partnership or corporation as applicable in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties, and, in each case, where failure to qualify or preserve and maintain its rights and franchises could reasonably be expected to cause a Material Adverse Change.

 (b) The Borrower shall, and shall cause the Borrower's Subsidiaries, the Parent and the Parent's Other Subsidiaries to, (i) maintain financial statements, payroll records, accounting records and other corporate records and other documents separate from each other and any other Person, (ii) maintain its own bank accounts in its own name, separate from each other and any other Person, (iii) pay its own expenses and other liabilities from its own assets and incur (or endeavor to incur) obligations to other Persons based solely upon its own assets and creditworthiness and not upon the creditworthiness of each other or any other Person, and (iv) file its own tax returns or, if part of a consolidated group, join in the consolidated tax return of such group as a separate member thereof. The Borrower shall, and shall cause the Parent to, use reasonable efforts to correct any known misunderstanding or misrepresentation regarding the independence of the Parent and the Parent's Other Subsidiaries from the Borrower and the Borrower's Subsidiaries.

  (c) The Borrower shall, and shall cause the Permitted Other Subsidiaries to, take all actions necessary to keep the Permitted Other Subsidiaries, separate from the Borrower and the Borrower's other Subsidiaries, including, without limitation, (i) the taking of action under the direction of the Board of Directors, members or partners, as applicable, of the Permitted Other Subsidiaries and, if so required by the Certificate of Incorporation or the Bylaws, operating agreement or partnership agreement, as applicable, of the Permitted Other Subsidiaries or by any Legal Requirement, the approval or consent of the stockholders, members or partners, as applicable, of the Permitted Other Subsidiaries, (ii) the preparation of corporate, partnership or limited liability company minutes for or other appropriate evidence of each significant transaction engaged in by the Permitted Other Subsidiaries, (iii) the observance of separate approval procedures for the adoption of resolutions by the Board of Directors or consents by the partners, as applicable, of the Permitted Other Subsidiaries, on the one hand, and of the Borrower and the Borrower's other Subsidiaries, on the other hand, and (iv) the holding of the annual stockholders meeting, if applicable, of the Permitted Other Subsidiaries, which are corporations on a date other than the date of the annual stockholders' meeting of the General Partner or AGH LP.

  (d) The Borrower shall, and shall cause the Permitted Other Subsidiaries to, manage the business of and conduct the administrative activities of the Permitted Other Subsidiaries independently from the business of the Borrower, any of the Borrower's other Subsidiaries and any other Person. Any moneys earned by the Permitted Other Subsidiaries on their assets or proceeds of the sale of any of their assets shall be deposited in bank accounts separate from any of the assets of the Borrower, any of the Borrower's other Subsidiaries and any other Person, and no assets of the Permitted Other Subsidiaries shall become commingled with assets of such Persons.

  (e) The Borrower shall hold itself out, and shall continue to hold itself out, to the public and to its creditors as a legal entity, separate and distinct from all other entities, and shall continue to take all steps reasonably necessary to avoid (i) misleading any other Person as to the identity of the entity with which such Person is transacting business or (ii) implying that the Borrower is, directly or indirectly, absolutely or contingently, responsible for the Indebtedness or other obligations the Permitted Other Subsidiaries or any other Person.

  (f) Except as otherwise consented to in writing by the Documentation Agent, the Borrower shall, and shall cause the Borrower's Subsidiaries, the Parent, the Participating Lessees and the Manager and their Subsidiaries to maintain their principal place of business in Dallas, Texas.

 Section 5.03  Payment of Taxes, Etc.  The Borrower will pay and discharge, and
               ---------------------
cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or Property that are material in amount, prior to the date on which penalties attach thereto and (b) all lawful claims that are material in amount which, if unpaid, might by Legal Requirement become a Lien upon its Property; provided, however, that neither the Borrower
                                 --------  -------
nor any such Subsidiary shall be required to pay or discharge any such tax, assessment, charge, levy, or claim (a) which is being contested in good faith and by appropriate proceedings, (b) with respect to which reserves in conformity with GAAP have been provided, (c) such charge or claim does not constitute and is not secured by any choate Lien on any portion of any Hotel Property and no portion of any Hotel Property is in jeopardy of being sold, forfeited or lost during or as a result of such contest, (d) neither the Agents nor any Bank could become subject to any civil fine or penalty or criminal fine or penalty, in each case as a result of non-payment of such charge or claim and (e) such contest does not, and could not reasonably be expected to, result in a Material Adverse Change.

 Section 5.04  Visitation Rights; Bank Meeting.  At any reasonable time and from
               -------------------------------
time to time and so long as any visit or inspection will not unreasonably interfere with the Borrower's or any of its Subsidiaries' operations, upon reasonable notice, the Borrower will, and will cause its Subsidiaries to, permit the Agents and any Bank or any of its agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit and inspect at its reasonable discretion the properties of, the Borrower and any such Subsidiary, to discuss the affairs, finances and accounts of the Borrower and any such Subsidiary with any of their respective officers or directors. Without in any way limiting the foregoing, the Borrower will, upon the request of either Agent, participate in a meeting with the Agents and the Banks once during each calendar year to be held at the Borrower's office in Dallas, Texas (or such other location as may be agreed to by the Borrower and the Agents) at such time as may be agreed to by the Borrower and the Agents.

 Section 5.05  Reporting Requirements.  The Borrower will furnish to the
               ----------------------
Administrative Agent and each Bank:

  (a) Monthly Financials.  As soon as available and in any event not later than
      ------------------
45 days after the end of each calendar month, statements of the Capital Expenditures and expenditures for FF&E and the operating income of each Hotel Property owned by the Borrower, the Parent or any of their respective Subsidiaries and for all such Hotel Properties in the aggregate (separately aggregated for (i) the Borrower and the Borrower's Subsidiaries [including the Permitted Other Subsidiaries], and (ii) the Parent and the Parent's Subsidiaries) for such month, together with comparisons versus the budgeted amounts for such Capital Expenditures and expenditures for FF&E and the operating income of each Hotel Property and for all such Hotel Properties in the aggregate as aforesaid for such month, duly certified by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP, together with a Compliance Certificate duly executed by a Responsible Officer of the Borrower.

  (b) Quarterly Financials.  As soon as available and in any event not later
      --------------------
than 45 days after the end of each quarter of each fiscal year of the Borrower and the Parent, as applicable, the unaudited Consolidated balance sheets of Borrower, the Parent and their respective Subsidiaries (separately aggregated for (i) the Borrower and the Borrower's Subsidiaries [including the Permitted Other Subsidiaries], and (ii) the Parent and the Parent's Subsidiaries) as of the end of such quarter and the related unaudited statements of income, shareholders' equity and cash flows of the Borrower, the Parent and their respective Subsidiaries (separately aggregated for (i) the Borrower and the Borrower's Subsidiaries [including the Permitted Other Subsidiaries], and (ii) the Parent and the Parent's Subsidiaries) for the period commencing at the end of the previous year and ending with the end of such quarter, and the corresponding figures as at the end of, and for, the corresponding period in the preceding fiscal year, all in reasonable detail by Hotel Property and duly certified with respect to such statements (subject to year-end audit adjustments) by a Responsible Officer of the Borrower and the Parent, as applicable, as having been prepared in accordance with GAAP, together with (i) a Compliance Certificate duly executed by a Responsible Officer of the Borrower and (ii) a completed Borrowing Base Certificate duly executed by a Responsible Officer of the Borrower setting forth the components of the Borrowing Base as of the last day of the immediately preceding calendar quarter.

  (c) Annual Financials.  As soon as available and in any event not later than
      -----------------
90 days after the end of each fiscal year of the Borrower and the Parent, as applicable, (i) a copy of the Consolidated balance sheets of the Borrower, the Parent and their respective Subsidiaries (separately aggregated for (i) the Borrower and the Borrower's Subsidiaries [including the Permitted Other Subsidiaries], and (ii) the Parent and the Parent's Subsidiaries) as of the end of such fiscal year and the related Consolidated statements of income, shareholders' equity and cash flows of the Borrower, the Parent and their respective Subsidiaries (separately aggregated for (i) the Borrower and the Borrower's Subsidiaries [including the Permitted Other Subsidiaries], and (ii) the Parent and the Parent's Subsidiaries) for such fiscal year, and the corresponding figures as at the end of, and for, the preceding fiscal year, and with respect to the Consolidated financial statements of the Parent and its Subsidiaries certified by Coopers & Lybrand L.L.P. or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Agents and including, if requested by either Agent, any management letters delivered by such accountants to the Parent in connection with such audit, together with (A) a Compliance Certificate duly executed by a Responsible Officer and (B) a completed Borrowing Base Certificate duly executed by a Responsible Officer setting forth the components of the Borrowing Base as of the day of such financial statements and (ii) statements of the Capital Expenditures, expenditures for FF&E and operating income of each Hotel Property owned by the Borrower, the Parent or any of their respective Subsidiaries and for all such Hotel Properties in the aggregate (separately aggregated for (i) the Borrower and the Borrower's Subsidiaries [including the Permitted Other Subsidiaries], and (ii) the Parent and the Parent's Subsidiaries). During the occurrence of an Event of Default, either Agent can require that the audited financial statements required under this Section 5.06(c) be provided for each of such Hotel Properties and the Borrower and the Borrower's Subsidiaries on a Consolidated and consolidating basis.

  (d) Manager Financials.  As soon as available and in any event not later than
      ------------------
120 days after the end of each fiscal year of AGHI, as applicable, (i) a copy of the annual audit report for such year for AGHI and its Subsidiaries, if any, including therein audited Consolidated balance sheets of AGHI and its Consolidated Subsidiaries as of the end of such fiscal year and the related Consolidated statements of income, shareholders' equity and cash flows of AGHI and its Subsidiaries for such fiscal year, and the corresponding figures as at the end of, and for, the preceding fiscal year, in each case certified by an independent certified public accountant reasonably acceptable to the Agents and including, if requested by either Agent, any management letters delivered by such accountants to AGHI in connection with such audit.

  (e) Annual Budgets.  As soon as available and in any event not later than the
      --------------
date 30 days prior to the start of each fiscal year, (i) the Consolidated annual budgets of the Parent and its Subsidiaries for such upcoming fiscal year in reasonable detail and duly certified by a Responsible Officer of the Parent as the budgets presented or to be presented to the Parent's Board of Directors for their review and (ii) annual budgets of the Capital Expenditures and expenditures for FF&E and the operating income of each Hotel Property owned by the Borrower, the Parent or any of their respective Subsidiaries and for all such Hotel Properties in the aggregate (separately aggregated for (i) the Borrower and the Borrower's Subsidiaries [including the Permitted Other Subsidiaries], and (ii) the Parent and the Parent's Subsidiaries).

  (f) Securities Law Filings.  Promptly and in any event within 15 days after
      ----------------------
the sending or filing thereof, copies of all proxy material, reports and other information which the Borrower, the Parent or any of their respective Subsidiaries sends to or files with the United States Securities and Exchange Commission or sends to all shareholders of the Parent or of any of its Subsidiaries.

  (g) Defaults.  As soon as possible and in any event within five days after the
      --------
occurrence of each Default known to a Responsible Officer of the Borrower, the Parent or any of their respective Subsidiaries, a statement of an authorized financial officer or Responsible Officer of the Borrower setting forth the details of such Default and the actions which the Borrower has taken and proposes to take with respect thereto.

  (h) ERISA Notices.  As soon as possible and in any event (i) within 30 days
      -------------
after the Borrower or any of a Controlled Group knows to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, (ii) within 10 days after the Borrower or any of a Controlled Group knows to know that any other Termination Event with respect to any Plan has occurred, a statement of the Chief Financial Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such member of such Controlled Group proposes to take with respect thereto; (iii) within 10 days after receipt thereof by the Borrower or any of a Controlled Group from the PBGC, copies of each notice received by the Borrower or any such member of such Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan; and (iv) within 10 days after receipt thereof by the Borrower or any member of a Controlled Group from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any member of such Controlled Group concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA.

  (i) Environmental Notices.  Promptly upon the knowledge of any Responsible
      ---------------------
Officer of the Borrower of receipt thereof by the Borrower or any of its Subsidiaries, a copy of any form of notice, summons or citation received from the United States Environmental Protection Agency, or any other Governmental Authority concerning (i) violations or alleged violations of Environmental Laws, which seeks to impose liability therefor, (ii) any action or omission on the part of the Parent or Borrower or any of their present or former Subsidiaries in connection with Hazardous Waste or Hazardous Substances which, based upon information reasonably available to the Borrower, could reasonably be expected to cause a Material Adverse Change or an Environmental Claim in excess of $1,000,000, (iii) any notice of potential responsibility under CERCLA, or (iv) concerning the filing of a Lien upon, against or in connection with the Parent, Borrower, their present or former Subsidiaries, or any of their leased or owned Property, wherever located.

  (j) Other Governmental Notices or Actions.  Promptly and in any event within
      -------------------------------------
five Business Days after receipt thereof by the Borrower, the Parent or any of their respective Subsidiaries, (i) a copy of any notice, summons, citation, or proceeding seeking to adversely modify in any material respect, revoke, or suspend any license, permit, or other authorization from any Governmental Authority, which action could reasonably be expected to cause a Material Adverse Change, and (ii) any revocation or involuntary termination of any license, permit or other authorization from any Governmental Authority, which revocation or termination could reasonably be expected to cause a Material Adverse Change.

  (k) Reports Affecting the Borrowing Base.  On or prior to the 2nd day
      ------------------------------------
following any Adjustment Event, a Property Adjustment Report with respect to such Adjustment Event.

  (l) Press Releases.  Promptly and in any event within 5 days after the sending
      --------------
or releasing thereof, copies of all press releases or other releases of information to the public by the Borrower, the Parent or any of their respective Subsidiaries.

  (m)  Other Notices.
       -------------

      (i) Upon the request of either Agent, a certified rent roll listing all of the Real Property of the Borrower and the Guarantors that are subject to leases and containing such other information regarding such leases that such Agent may reasonably request,

      (ii) As soon as received, a copy of any notice of default or any other material notice (including without limitation property condition reviews) received by the Borrower or any Guarantor from any Franchisor, Manager, or any ground lessor under a Ground Lease,

      (iii) Promptly following any merger or dissolution of any Subsidiary of the Borrower which is permitted hereunder or event which would make any of the representations in Section 4.01-4.04 untrue, notice thereof, and

      (iv) Promptly upon the occurrence of a Utility Interruption Event or receipt of a notice of an anticipated Utility Interruption Event, notice of such Utility Interruption Event or a copy of any such notice, as applicable.

  (n) Material Litigation.  As soon as possible and in any event within five
      -------------------
days of any Responsible Officer of the Borrower, the Parent or any of their respective Subsidiaries having knowledge thereof, notice of any litigation, claim or any other event which could reasonably be expected to cause a Material Adverse Change.

  (o) Other Information.  Such other information respecting the business or
      -----------------
Properties, or the condition or operations, financial or otherwise, of the Borrower, the Parent or any of their respective Subsidiaries, as any Bank through the Administrative Agent may from time to time reasonably request.

  Section 5.06  Maintenance of Property, Required Work and Approved Preliminary
                ---------------------------------------------------------------
Property Plan Work.  The Borrower will, and will cause each of its Subsidiaries
------------------
to, (a) maintain their owned, leased, or operated Property in a manner consistent for hotel properties and related property of the same quality and character and shall keep or cause to be kept every part thereof and its other properties in good condition and repair, reasonable wear and tear excepted, and make all reasonably necessary repairs, renewals or replacements thereto as may be reasonably necessary to conduct the business of the Borrower and its Subsidiaries, (b) not remove, demolish or structurally alter, or permit or suffer the removal, demolition or structural alteration of, any of the Improvements except as expressly permitted hereunder or pursuant to an Approved Preliminary Property Plan or with the prior written consent of the Administrative Agent, (c) not knowingly or willfully permit the commission of waste or other injury, or the occurrence of pollution, contamination or any other condition in, on or about any Hotel Property, (d) maintain and repair each Hotel Property as required by any Franchise Agreement, Management Agreement or Ground Lease for such Hotel Property, and (e) commence the Required Work and Approved Preliminary Property Plan Work for any Hotel Property by a date which would allow a reasonable period of time to complete such work on or prior to the Required Work Deadline for such Hotel Property, (f) after any commencement of any of the work described in clause (e) of this Section 5.06 diligently perform such Required Work or Approved Preliminary Property Plan Work, as applicable, provide status reports in reasonable detail of the progress of the Required Work or Approved Preliminary Property Plan Work, as applicable, to the Administrative Agent within 45 days of the end of each calendar quarter and complete such Required Work or Approved Preliminary Property Plan Work, as applicable, prior to the Required Work Deadline (i) for the Required Work, as described in the Engineering Reports and/or the Environmental Reports referred to in Schedule
5.06 or as otherwise described for any Future Property, (ii) in a good and workmanlike manner and (iii) in compliance in all material respects with all Legal Requirements. At the end of every calendar quarter and upon the completion of any Capital Expenditures and purchase of FF&E for a Hotel Property made pursuant to an Approved Preliminary Property Plan, at the Borrower's expense, a property condition consultant or engineer acceptable to the Agents shall inspect the Hotel Property and deliver to the Administrative Agent a certificate that the Capital Expenditures and FF&E, as applicable, has been made
or purchased and delivered to such Hotel Property.   Except as may be required
to maintain the Parent's status as a real estate investment trust under the Code, any Capital Expenditures or expenditures or leases for FF&E made for any Hotel Property shall be in the name of the Property Owner for such Hotel Property.

  Section 5.07 CAPEX Reserve. On or prior to the date sixty days after the date
               -------------
of each calendar quarter the Borrower will (i) deposit into the CAPEX Reserve the CAPEX Reserve Deposit Amount for such calendar quarter and (ii) deliver to the Administrative Agent a statement certified by a Responsible Officer of the Borrower to be true and correct in all material respects, which statement shall specify the calculation of such gross revenues and the amount of such Capital Expenditures or FF&E and such other information reasonably requested by the Administrative Agent. The CAPEX Reserve will be used to make or purchase Capital Expenditures or FF&E (except for those made or purchased under an Approved Preliminary Property Plan or Required Work performed for any Hotel Property after the date which is 365 days following the date such Hotel Property initially qualified as an Eligible Property) for Eligible Properties in accordance with this Agreement. In addition to the Bank One Cash Management Agreement, Borrower shall execute such Financing Statements and other documents and execute such other documents as either Agent shall reasonably require in order for the Administrative Agent to have a perfected first lien security interest in such CAPEX Reserve. Within 10 days after presentation to the Administration Agent of documentation reasonably required the Administrative Agent (including without limitation copies of invoices and a summary of Capital Expenditures and expenditures for FF&E) evidencing that in accordance with this Agreement either (a) Capital Expenditures to an Eligible Property have been performed or (b) FF&E has been purchased by the Borrower and delivered to an Eligible Property, the Administrative Agent shall permit the withdrawal from the CAPEX Reserve of the amounts for such Capital Expenditures or FF&E (except for those made or purchased under an Approved Preliminary Property Plan or Required Work performed for any Hotel Property after the date which is 365 days following the date such Hotel Property initially qualified as an Eligible Property), including payment to an escrow agent or title company to disburse such amounts. Any requests for disbursements from the CAPEX Reserve (a) shall not be made more often than once in any calendar month or for less than $50,000, (b) shall be made contemporaneously with any request for a Borrowing in such month pertaining to Capital Expenditures or FF&E, (c) shall be made contemporaneously with a request for a Borrowing if in the month requested the Borrower requests Borrowings on 2 days in such month, (d) shall not be made for Capital Expenditures or FF&E made or purchased under an Approved Preliminary Property Plan or Required Work performed for any Hotel Property after the date which is 365 days following the date such Hotel Property initially qualified as an Eligible Property, (e) shall also include the information and materials required in the preceding sentence for all Capital Expenditures and FF&E purchased with funds drawn out of the Concentration Bank Account and a reconciliation of such amounts with the draws from the CAPEX Reserve and Borrowings for such expenditures.

  Section 5.08 Appraisals. The Borrower agrees that the Administrative Agent or
               ----------
the Majority Banks may from time to time obtain an Appraisal of any Hotel Property and the Borrower shall, and shall cause each of its Subsidiaries to, cooperate fully with the appraiser selected by the Administrative Agent or the Majority Banks, as applicable, to conduct such Appraisals; it being understood and agreed that the Borrower shall be required to pay the costs of such Appraisal if either (a) the Person(s) requesting the Appraisal believe in their reasonable discretion that Real Estate Value of the Hotel Property has materially decreased or (b) an Event of Default has occurred. In the event that the Borrower or any of its Subsidiaries obtains an Appraisal of any Hotel Property other than pursuant to this subsection, the Borrower shall deliver a copy of such appraisal to the Administrative Agent promptly upon the completion thereof and the Administrative Agent may elect, in its sole discretion and subject to Legal Requirements, to treat such appraisal as an "Appraisal."

In the event that the Administrative Agent or the Majority Banks obtains an Appraisal of any Hotel Property pursuant to the provisions of this Section 5.08, such Person(s) shall deliver a copy of such Appraisal to the Borrower upon the completion thereof.

  Section 5.09  Duplicate Louisiana Notes.  For each Hotel Property located
                -------------------------
within the State of Louisiana, the Borrower agrees to execute an additional promissory note for each Bank identical to the Note for such Bank which additional promissory note (a) shall be held by the Administrative Agent to be used in connection with the exercise of remedies against such Hotel Property in accordance with Louisiana law and (b) shall not evidence any additional Obligations. If any Note is exchanged or issued pursuant to the provisions of
Section 9.06(d), (a) the Borrower shall again execute additional promissory notes identical to any new Notes issued by the Borrower and (b) the Administrative Agent shall be authorized to exchange the promissory notes held pursuant to the provisions of this Section 5.09 for the duplicates of the new Notes.

  Section 5.10  Insurance. The Borrower will maintain, and cause each of its
                ---------
Subsidiaries to maintain, the insurance required pursuant to Schedule 5.10.

  Section 5.11  Casualty; Condemnation.
                ----------------------

  (a) Any proceeds collected (the "Proceeds") under any fire or other physical damage insurance policy described in this Agreement pertaining to any Hotel Property (excluding the Permitted Other Subsidiary Properties) shall be disbursed as provided in this Section 5.11. If (i) both (A) the Proceeds for any casualty are in excess of twenty five percent (25%) of the Real Estate Value of the Hotel Property affected by such casualty and (B) such casualty would result in a decrease to the Borrowing Base which would require a prepayment of the Obligations pursuant to the provisions of this Agreement, (ii) the casualty shall have occurred within ninety (90) days of the Maturity Date or (iii) in the Administrative Agent's discretion the casualty cannot be restored by a date thirty (30) days prior to the Maturity Date, then at the Administrative Agent's option and in its sole discretion, any Proceeds received by the Administrative Agent shall be (A) disbursed to the Borrower for repairs and reconstruction; and/or (B) applied against the outstanding principal balance of and/or unpaid accrued interest on, the Notes in such order as the Administrative Agent chooses in its sole discretion . If the Proceeds are not applied against the Notes as provided in the preceding sentence, any Proceeds received by the Administrative Agent shall be disbursed to the Borrower for repairs and reconstruction as provided in Section 5.11(b) but only upon fulfillment of each of the following conditions within 90 days following the occurrence of the damage for which the Proceeds are collected:

     (i) The Borrower shall demonstrate to the Administrative Agent's reasonable satisfaction that the Proceeds, together with amounts deposited by the Borrower pursuant to subparagraph (ii) will be adequate to accomplish the repair and reconstruction of the Improvements and to restore the fair market value of the Hotel Property to at least the value it had immediately prior to sustaining the damage. Such demonstration shall include delivery to the Administrative Agent of (i) plans and specifications satisfactory to the Administrative Agent; and (ii) a construction contract in form and content, and with a contractor, satisfactory to the Administrative Agent.

     (ii) To the extent that the Proceeds are insufficient in the reasonable determination of the Administrative Agent to accomplish the repairs and reconstruction required above, the Borrower shall deliver to the Administrative Agent funds (the "Shortfall Funds") in the amount of such shortfall, which funds shall be, at the Administrative Agent's option, assigned to the Administrative Agent as security for the Borrower's obligations hereunder and shall be maintained with the Administrative Agent and disbursed in the same manner as the Proceeds.

     (iii) The Borrower shall execute such documents, in form and content satisfactory to the Administrative Agent, as the Administrative Agent requires to evidence and secure the Borrower's obligation to use all amounts disbursed for the prompt repair and reconstruction of the Hotel Property in accordance with the plans and specifications approved by the Administrative Agent.

     (iv) There shall have occurred no Default which is continuing or has not otherwise been cured or waived, and the Administrative Agent shall have received a certificate to that effect signed by a Responsible Officer of the Borrower.

  (b) Any Proceeds and Shortfall Funds to be disbursed to the Borrower shall be held by the Administrative Agent and disbursed at such times and in such amounts as the Administrative Agent shall reasonably deem necessary to fund the ongoing repairs, provided the Administrative Agent is satisfied with such repairs. The Administrative Agent shall have no obligation to disburse proceeds more than once per month. Any amounts remaining undisbursed following completion of (and full payment for) such repairs and reconstruction shall be returned to the Borrower up to the amount of any Shortfall Funds deposited by Borrower, and any other amounts remaining shall be applied against the outstanding principal balance of and/or unpaid accrued interest on, the Notes, in such order as the Administrative Agent chooses in its sole discretion.

  (c) In the event the Borrower fails to fulfill the conditions set forth in Sections 5.11(a)(i)-(iv) within 90 days following the date on which the damage occurs, the Proceeds shall be applied by the Administrative Agent against the outstanding principal balance of and/or unpaid accrued interest on, the Notes in such order as the Administrative Agent chooses in its sole discretion.

  (d) The Borrower hereby assigns to the Administrative Agent, as security for the Borrower's obligations under the Credit Documents, all compensation, awards and other amounts payable to the Borrower in connection with any taking of any portion of a Hotel Property for public use, and any proceeds of any related settlement regardless of whether eminent domain proceedings are instituted in connection therewith (collectively, "Compensation"). The Borrower shall deliver all Compen sation to the Administrative Agent immediately upon receipt. If such condemnation or taking would result in a decrease to the Borrowing Base which would require a prepayment of the Obligations pursuant to the provisions of this Agreement at the Administrative Agent's option and in its sole discretion, any Compensation received by the Administrative Agent shall be (i) disbursed to Borrower for repairs and reconstruction; and/or (ii) paid to Borrower; and/or (iii) applied against the outstanding principal balance of and/or unpaid accrued interest on, the Notes in such order as the Administrative Agent chooses in its sole discretion; all in accordance with the rights, procedures and other provisions set forth in Sections 5.11(a)-(c) for the application of casualty insurance proceeds. Otherwise, the Compensation shall be disbursed by the Administrative Agent to Borrower for repairs and reconstruction.

  Section 5.12  Cash Management Systems.  The Borrower shall, and shall cause
                -----------------------
each of its Subsidiaries and each Participating Lessee to, maintain the Cash Management Systems with respect to each of the Hotel Properties other than the Permitted Other Subsidiary Properties. The applicable Participating Lessee shall establish separate Deposit Accounts for each Hotel Property with financial institutions having offices in the same locale as the applicable Hotel Property. The Deposit Accounts for the Eligible Properties shall be subject to a Depository Account Agreement in form satisfactory to the Agents. The applicable Participating Lessee also shall establish with the Cash Manager a separate Operating Account (Participating Lessee) for each Hotel Property other than the Permitted Other Subsidiary Properties. The Borrower also shall establish with the Cash Manager the Borrower's Bank Accounts. As of the Effective Date, collections of cash and cash equivalents for each Hotel Property (except for any Permitted Other Subsidiary Properties and any Permitted Non-Eligible Property) shall be deposited on a daily basis by the applicable Participating Lessee into the Deposit Account established for such Hotel Property as part of the Cash Management System (Participating Lessee). The Borrower shall cause the Deposit Account for each Hotel Property (except for any Permitted Other Subsidiary Property and any Permitted Non-Eligible Property) to be swept at the end of each Business Day into the respective Operating Account (Participating Lessee) for such Hotel Property to reduce the net daily balance of good funds in such Deposit Account to an amount, sufficient in the reasonable opinion of the Agents, to cover usual and customary account fees and chargebacks applicable to such Deposit Account. As provided in the Irrevocable Direction to Pay Rent, the rental payments and other sums owed by the Participating Lessee to the Borrower and the Borrower's Subsidiaries under the Participating Leases (except for Permitted Other Subsidiary Properties) shall be paid into the Concentration Bank Account established as part of the Cash Management System (Borrower) for the purpose of holding and investing such rental payments. Except as provided in subsection (b) below, the Parent, the Borrower, and their Subsidiaries shall have no right to withdraw funds from, or otherwise transfer, pledge or assign any funds in the Borrower's Bank Accounts except the pledge to the Administrative Agent pursuant to the Security Agreement and the Bank One Cash Management Agreement. In addition, the Borrower shall and shall cause each of its Subsidiaries and the Participating Lessees to, perform and comply with the following covenants and agreements:

  (a) Cash, cash equivalents and other revenues shall be received and held by the Participating Lessee and any of its officers, employees, agents, managers or other Persons acting for or in concert with the Participating Lessee to make collections for or on behalf of the Participating Lessee ("Collecting Agents"), in trust for the Borrower and the Borrower's Subsidiaries as collateral for the Participating Lessee's obligations under the Participating Lease. Notwithstanding any other provision of this Agreement or any other Credit Document, all such cash, cash equivalents and other revenues from the Eligible Properties shall be paid by the Collecting Agents into Deposit Accounts subject to a Depository Account Agreement and the Cash Management Systems. Funds received from credit card companies pursuant to the Credit Card Agreements for any Hotel Property (except for Permitted Other Subsidiary Properties and any Permitted Non-Eligible Property) shall be deposited either directly into the Operating Account ( Participating Lessee) for such Hotel Property or Deposit Account for such Hotel Property subject to a Depository Account Agreement and the Cash Management System (Participating Lessee).

  (b) As long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may request, but not more often than once in any calendar week, in written certificate from a Responsible Officer that the Administrative Agent instruct the Cash Manager to either (i) apply Dollars on deposit in the Concentration Bank Account to pay the Obligations, (ii) transfer such Dollars to the CAPEX Reserve, (iii) transfer such Dollars as directed by the Borrower or its Subsidiaries to make an investment permitted by the provisions of Section 6.07 or (iv) transfer such Dollars to any of the Operating Accounts (Borrower) as required by the Borrower to pay for Capital Expenditures, FF&E, insurance premiums, taxes and general operating expenses incurred in the ordinary course of business for the Hotel Properties (except for Permitted Other Subsidiary Properties) and to make distributions to the Borrower's or its Subsidiaries partners as permitted by the provisions of Section 6.04, in each case by delivering such a request to the Administrative Agent in accordance with the provisions of the Bank One Cash Management Agreement. Upon receipt by the Administrative Agent of such a request, the Administrative Agent shall, as applicable, instruct the Cash Manager to apply or transfer Dollars on deposit in the Concentration Bank Account as so requested, in each case subject to the availability of funds on deposit in the Concentration Bank Account. Funds transferred into any of the Operating Accounts (Borrower) shall be withdrawn by the Borrower or its Subsidiaries, as applicable, and used to pay for those matters for which the Borrower had made request.

  (c) The Borrower or all Subsidiaries of Borrower (except for the Permitted Other Subsidiaries) irrevocably makes, constitutes and appoints the Administrative Agent, and all Persons designated by Administrative Agent for that purpose (including the Cash Manager), at any time, as such Person's true and lawful attorney-in-fact to, during the continuance of an Event of Default, endorse such Person's name on any checks, notes, drafts or any other form of payment relating to Hotel Property that come into the Administrative Agent's or the Cash Manager's possession or under the Cash Managers or the Administrative Agent's control; provided, however, that such appointment by such Person of the
                 --------  -------
Administrative Agent as such Person's attorney-in-fact shall in no case impose upon the Administrative Agent or any such Person any obligation or duty to take any actions on behalf of such Person or any fiduciary obligations with respect to such Person.

  (d) Within 30 days following the date of acquisition of an Initial Property and within 30 days following the date of that the Borrower desires that a Future Property qualify as an Eligible Property, the Borrower shall have delivered to the Administrative Agent the Depository Account Agreements and the Credit Card Agreements necessary to qualify such Hotel Property as an Eligible

Property, which documents shall be in form and substance reasonably satisfactory to the Administrative Agent

  (e) No cash, cash equivalents, credit card receipts or other revenues of the Hotel Properties owned by the Permitted Other Subsidiaries or any other assets of the Permitted Other Subsidiaries shall be commingled with cash, cash equivalents, credit card receipts or other revenues collected or applied pursuant to the Cash Management Systems or collected from the Permitted Non-Eligible Properties.

  Section 5.13  Supplemental Guaranties.  The Borrower has requested and the
                -----------------------
Agents have agreed that any partner of the Borrower except the General Partner, AGH LP or any Guarantor may execute a Supplemental Guaranty. However, the execution of or release of any Supplemental Guaranty shall not be construed as a release or modification of any obligation of a Guarantor under a Guaranty or Environmental Indemnity.

  Section 5.14  Participating Leases.  Upon knowledge of a default by a
                --------------------
Participating Lessee under a Participating Lease or a Participating Lessee Document, the Borrower will send, or will cause the Guarantor who is a party to such Participating Lease or Participating Lessee Document to send, a notice of such default to such Participating Lessee as provided in the document under which such default has occurred.

                                  ARTICLE VI

                              NEGATIVE COVENANTS

  So long as any Note or any amount under any Credit Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Bank shall have any Commitment, the Borrower agrees, unless the Administrative Agent shall otherwise consent in writing, to comply with the following covenants.

  Section 6.01  Liens, Etc.  The Borrower will not create, assume, incur or
                ----------
suffer to exist, or permit any of its Subsidiaries (except for Permitted Other Subsidiaries) to create, assume, incur, or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income, except that the Borrower and its Subsidiaries may create, incur, assume or suffer to exist Liens:

  (a) securing the Obligations;

  (b) for taxes, assessments or governmental charges or levies on Property of the Borrower or any Guarantor to the extent not required to be paid pursuant to Sections 5.03;

  (c) Liens imposed by law (such as landlords', carriers', warehousemen's and mechanics' liens or otherwise arising from litigation) (a) which are being contested in good faith and by appropriate proceedings, (b) with respect to which reserves in conformity with GAAP have been provided, (c) such Liens are subordinate to the Liens of the Security Documents and no portion of any Hotel Property is in jeopardy of being sold, forfeited or lost during or as a result of such contest, (d) neither the Agents nor any Bank could become subject to any civil fine or penalty or criminal fine or penalty, in each case as a result of non-payment of such charge or claim and (e) such contest does not, and could not reasonably be expected to, result in a Material Adverse Change; and

  (d) on leased personal property to secure solely the lease obligations associated with such property.

 Section 6.02  Indebtedness.  The Borrower will not incur or permit to exist, or
               ------------
permit any of its Subsidiaries to incur or permit to exist, any Indebtedness other than the Obligations and the following:

  (a) Permitted Other Subsidiary Indebtedness;

  (b) Indebtedness in the form of Capital Leases for any particular Hotel Property which have over the term of such Capital Leases payments in the aggregate for all such Capital Leases for such Hotel Property for an amount which does not exceed the Hotel Capital Lease Limit for such Hotel Property;

  (c) Debt in the form of accounts payable to trade creditors for goods or services for which not more than $50,000.00 for any two Hotel Properties is aged more than 60 days from the billing date, incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings;

  (d) Debt in the form of Interest Rate Agreements; provided that (i) such Interest Rate Agreements shall only be entered into with one or more of the Banks, (ii) the term of such Interest

Rate Agreements shall not expire after the Maturity Date, (iii) the dollar amount of indebtedness subject to such Interest Rate Agreements and the indebtedness subject to the agreements referenced in clause (f) in the last paragraph of this Section 6.02 in the aggregate shall not exceed the amount of the Commitments, and (iv) the Interest Rate Agreements shall be at such interest rates and otherwise in form and substance reasonably acceptable to the Documentation Agent; and

  (e) extensions, renewals and refinancing of any of the Indebtedness specified in paragraphs (a) - (b) above so long as the principal amount of such Indebtedness is not thereby increased.

The Borrower will cause the Parent and the Parent's Other Subsidiaries not to incur or permit to exist any Indebtedness (except for Indebtedness of the type listed in clauses (b) and (c) above) without the Majority Bank's written consent; provided that such consent shall not be withheld if such Indebtedness will not cause the Borrower or the Parent to breach another covenant of this Credit Agreement and such Indebtedness will not cause a Material Adverse Change. The Banks hereby consent to the Parent:

  (a) guarantying Permitted Other Subsidiary Indebtedness if such guaranty will not cause the Parent to breach another covenant of this Credit Agreement;

  (b) guarantying in connection with the Indebtedness secured by the Meadowlands
(i) the payment of rent under the ground lease relating to the Meadowlands, (ii) real estate taxes relating to the Meadowlands, (iii) capital reserves required under such Indebtedness, and (iv) after a default under such Indebtedness, the base rent under the applicable participating lease will be applied to such Indebtedness;

  (c) executing indemnities for certain acts of malfeasance, misappropriation and misconduct and an environmental indemnity for the lender under the Indebtedness secured by the DFW South;

  (d) executing indemnities for certain acts of malfeasance, misappropriation and misconduct by the Permitted Other Subsidiaries and environmental indemnities, all for the benefit of the lenders of other Permitted Other Subsidiary Indebtedness in connection with such Indebtedness;

  (e) executing guaranties of the Franchise Agreements; and

   (f) incurring Debt in the form of interest rate swap agreements, interest rate cap agreements, interest rate collar agreements or other similar agreements or arrangements designed to protect the Parent against fluctuations in interest rates; provided that (i) such agreements shall be unsecured, (ii) the dollar amount of indebtedness subject to such agreements and the indebtedness subject to Interest Rate Agreements in the aggregate shall not exceed the amount of the Commitments, and (iii) the agreements shall be at such interest rates and otherwise in form and substance reasonably acceptable to the Documentation Agent.

  Section 6.03  Agreements Restricting Distributions From Subsidiaries.  The
                ------------------------------------------------------
Borrower will not, nor will it permit any of its Subsidiaries (other than Permitted Other Subsidiaries) to, enter into any agreement (other than a Credit Document) which limits distributions to or any advance by any of the Borrower's Subsidiaries to the Borrower.

  Section 6.04  Restricted Payments.  The Borrower will not, and will not permit
                -------------------
any of its Subsidiaries to, make any Restricted Payment, except that:

  (a) a Subsidiary of the Borrower may make a Restricted Payment to the Borrower,

  (b) provided no Default has occurred and is continuing or would result therefrom, the Borrower may in any calendar quarter, based on the Rolling Period for such calendar quarter, make cash distributions to its partners (including in connection with the repurchase of partnership interests in the Borrower) which with the previous cash distributions (including in connection with the repurchase of partnership interests in the Borrower) in such Rolling Period are not in excess of 90% of Funds from Operations during such Rolling Period (such limitation commencing with the Rolling Period ending June 30, 1997);

   (c) the Borrower shall be entitled to distribute to its partners a sufficient amount received from an Asset Sale in excess of that which would be required to be used to repay Obligations pursuant to the terms of this Agreement which would be necessary to permit the Parent to maintain the Parent's status as a real estate investment trust under the Code;

   (e) the limited partners of the Borrower shall be entitled to exchange limited partnership interests in the Borrower for the Parent's stock in accordance with the Registration Statement; and

  (f) the Borrower shall be entitled to issue limited partnership interests in the Borrower in exchange of ownership interests in Permitted New Subsidiaries which own a Future Property.

  Section 6.05  Fundamental Changes; Asset Sales.  The Borrower will not, and
                --------------------------------
will not permit any of its Subsidiaries (other than the Permitted Other Subsidiaries) to, (a) merge or consolidate with or into any other Person, unless
(i) a Guarantor is merged into the Borrower and the Borrower is the surviving Person or a Subsidiary (other than a Permitted Other Subsidiary) is merged into any Subsidiary (other than a Permitted Other Subsidiary), and (ii) immediately after giving effect to any such proposed transaction no Default would exist; (b) sell, transfer, or otherwise dispose of all or any of the Borrower's or any of the Borrower's Subsidiary's Property except for a Permitted Hotel Sale, a Permitted Personal Property Replacement or Hotel Properties which are not Eligible Properties; (c) enter into a Material Lease (other than a Participating Lease) of all or any portion of any Eligible Property with any Person without the consent of the Administrative Agent; (d) sell or otherwise dispose of any shares of capital stock, membership interests or partnership interests of any Subsidiary (except for a Permitted Other Subsidiary); (e) except for sales of ownership interests permitted under this Agreement and the issuance of limited partnership interests in the Borrower in exchange for ownership interests in an Eligible Property, a Permitted Non-Eligible Property or a Permitted New Subsidiary, alter the corporate, capital or legal structure of the Borrower or any of its Subsidiaries (except for a Permitted Other Subsidiary); (f) incorporate or otherwise organize any Subsidiaries except a Permitted New Subsidiary; (g) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) provided that nothing herein shall prohibit the Borrower from dissolving any Subsidiary which has no assets on the date of dissolution.

  Section 6.06  Personal Property Leases.   For any Eligible Property, the
                ------------------------
Borrower will not, and will not permit any of its Subsidiaries to (a) enter into leases of Personal Property which constitute Capital Leases in excess of the Hotel Capital Lease Limit or (b) enter into leases of Personal Property which do not constitute Capital Leases in excess of the Hotel Operating Lease Limit.

  Section 6.07  Investments, Loans, Future Properties.  The Borrower will not,
                -------------------------------------
and will not permit any of its Subsidiaries to, acquire by purchase or otherwise all or substantially all the business, property or fixed assets of any Person or any Hotel Property, make or permit to exist any loans, advances or capital contributions to, or make any investment in, or purchase or commit to purchase any evidences of indebtedness of, stock or other securities, partnership interests, member interests or other interests in any Person, except the following (provided that after giving effect thereto there shall exist no Default):

   (a) the purchase of Liquid Investments with the Administration Agent;

   (b) trade and customer accounts receivable (including in connection with the sale of used FF&E) which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

  (c)  wholly-owned Subsidiaries which own an Initial Property;

  (d) Permitted Other Subsidiaries which own Permitted Other Subsidiary Properties;

  (e) a Future Property which qualifies as an Eligible Property or a Permitted Non-Eligible Property;

  (f) contributions to, or capital investments in a Person which, prior to such contribution or investment, is not a Subsidiary but which becomes a Permitted New Subsidiary as a result of such contribution or investment and which Permitted New Subsidiary uses such contributions or capital investments to make an acquisition of a Future Property permitted under the preceding clause (e);

  (g) a loan to the Participating Lessee in amount sufficient to allow the Participating Lessee to purchase Personal Property from the Property Owners of the Hotel Properties which qualify as either an Eligible Property, a Permitted Non-Eligible Property or a Permitted Other Subsidiary Property so that the ownership of Personal Property by such Property Owners does not cause the Parent to forfeit the Parent's status as a real estate investment trust under the Code;

  (h) receivables purchased in connection with the acquisition of a Hotel Property; and

  (i) other assets owned in the ordinary course of owning the Borrower's and the Borrower's Subsidiaries' Hotel Properties.

  Section 6.08  Affiliate Transactions.  Except for the Management Agreements,
                ----------------------
the Participating Lease Agreements, the Liquor License Concession Agreements, the transactions described in Section 6.07(g) and the purchase by the Borrower or one of its Subsidiaries of the Madison, Wisconsin Ramada currently owned by an Affiliate of the Borrower at a purchase price equal to or less than (a) the fair market value for such property at the time of entering into such purchase agreement, as confirmed by an Appraisal plus (b) the costs of Capital Expenditures and FF&E for such property incurred in connection with the major renovation of such property contemplated by such agreement, the costs of financing such expenditures, and carrying costs and pre-opening costs for such property during the period of construction, and as expressly permitted elsewhere in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, make, directly or indirectly: (a) any transfer, sale, lease, assignment or other disposal of any assets to any Affiliate of the Borrower or any purchase or acquisition of assets from any such Affiliate except for sales of new Personal Property (i) which in any calendar year do not exceed $1,000,000 in the aggregate and (ii) for which the sales price is the actual cost to the party selling; or (b) any arrangement or other transaction directly or indirectly with or for the benefit of any such Affiliate (including without limitation, guaranties and assumptions of obligations of an Affiliate), other than in the ordinary course of business and at market rates.

  Section 6.09  Sale and Leaseback.  The Borrower will not, and will not permit
                ------------------
any of its Subsidiaries to, enter into any arrangement with any Person, whereby in contemporaneous transactions the Borrower or such Subsidiary sells essentially all of its right, title and interest in a material asset and the Borrower or such Subsidiary acquires or leases back the right to use such property.

  Section 6.10  Sale or Discount of Receivables.  The Borrower will not, and
                -------------------------------
will not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

 Section 6.11  No Further Negative Pledges.  The Borrower will not, and will not
               ---------------------------
permit any of its Subsidiaries to, enter into or suffer to exist any agreement (other than this Agreement and the Credit Documents) (a) prohibiting the creation or assumption of any Lien upon the Properties of the Borrower or any of its Subsidiaries (except for the Permitted Other Subsidiaries), whether now owned or hereafter acquired, or (b) requiring an obligation to be secured if some other obligation is or becomes secured.

  Section 6.12  Franchise Agreements.  The Borrower will not, nor will it permit
                --------------------
any of its Subsidiaries (other than Permitted Other Subsidiaries) or any Participating Lessee (other than as a lessee of a Permitted Other Subsidiary Property) to (a) enter into a new Franchise Agreement except in connection with
(i) the acquisition of a Future Property or (ii) the conversion of a Hotel Property from one franchise to another franchise which conversion has been approved by the Majority Banks or (b) enter into any termination, or material modification or amendment of any Franchise

Agreement except in connection with the conversion of a Hotel Property from one franchise to another franchise which conversion has been approved by the Majority Banks.

  Section 6.13  Material Documents.  The Borrower will not, nor will it permit
                ------------------
any of its Subsidiaries (other than Permitted Other Subsidiaries) or any Participating Lessee (other than as a lessee of a Permitted Other Subsidiary Property) to, enter into any termination, modification or amendment of any:

  (a)  Management Agreement;

  (b)  Participating Lease;

  (c)  Ground Lease; and

  (d)  Participating Lessee Document.

The Borrower will not, nor will it permit any of its Subsidiaries (other than Permitted Other Subsidiaries) or any Participating Lessee to, enter into any termination or material modification or material amendment of any:

  (a)  Acquisition Agreement;

  (b)  Material Lease;

  (c) Liquor License Concession Agreement and any agreements related to the liquor license(s); and

  (d)  Any other material agreement.

Any termination, modification or amendment prohibited under this Section 6.13 without the Administrative Agent's written consent shall, to the extent permitted by applicable law, be void and of no force and effect. The Borrower will not, nor will it permit any of its Subsidiaries (other than Permitted Other Subsidiaries) or any Participating Lessee (other than as a lessee of a Permitted Other Subsidiary Property) to, enter into a Participating Lease which does not provide for (i) base rent to be paid on a weekly basis starting in the second month of the commencement of the Participating

Lease or (ii) the participating rent to be paid on monthly estimates with a quarterly reconciliation which payments shall be made on the 10th day of the first and third month of every calendar quarter and on the last day of the first month of every calendar quarter.

  Section 6.14  Other Businesses; Undeveloped Land.  The Borrower will not, and
                ----------------------------------
will not permit the Parent or any of their respective Subsidiaries to, (a) substantially alter the character of their respective businesses from that conducted as of the date of this Agreement or (b) acquire or develop any real property except for the expansion of the Permitted Other Subsidiary Properties, the 100 room expansion contemplated for the Arlington Heights, Illinois Radisson, the 42 room expansion currently underway for the Durham, North Carolina Hilton or for the acquisition of Land in connection with the expansion of an existing Hotel Property which expansion will not cost in excess of the lesser of (i) $1,000,000 or (ii) five percent (5%) of the Cost Basis of such Hotel Property.

  Section 6.15  Borrower Debt Service Ratio.  The Borrower will not permit the
                ---------------------------
ratio, determined as of the last day of each calendar quarter (commencing with the quarter ending June 30, 1997), of (a) Borrowing Base EBITDA for the Rolling Period ending on such date to (b) the product of (i) the Consolidated Indebtedness of the Borrower and the Borrower's Subsidiaries (other than the Permitted Other Subsidiaries) as of such date times (ii) the Debt Service Rate
                                              -----
for such Indebtedness for such Rolling Period, to be less than 1.75 to 1.0.

  Section 6.16  Parent Debt Service Ratio.  The Borrower will not permit the
                -------------------------
ratio, determined as of the last day of each calendar quarter (commencing with the quarter ending June 30, 1997), of (a) the Property EBITDA of all Hotel Properties owned by the Parent and the Parent's Subsidiaries (including without limitation the Borrower, the Borrower's Subsidiaries and the Permitted Other Subsidiaries) for the Rolling Period ending on such date to (b) the product of
(i) the Consolidated Indebtedness of the Parent and the Parent's Subsidiaries as of such date times (ii) the Debt Service Rate for such Indebtedness for such
             -----
Rolling Period, to be less than 1.75 to 1.0.

  Section 6.17  Net Worth.  The Borrower will not permit the Parent's
                ---------
Consolidated Net Worth at any time, tested quarterly, to be less than the sum of
(a) $221,000,000 plus ( b) 75% of the Net Cash Proceeds from a Parent
                 ----
Capitalization Event after the Effective Date involving any sale or issuance by the Parent or any of its Subsidiaries of equity securities.

  Section 6.18  Bank Accounts.
                -------------

  (a)  Location of Borrower's Bank Accounts.  Neither the Borrower nor any of
       ------------------------------------
its Subsidiaries (except the Permitted Other Subsidiaries) shall maintain accounts with any bank or financial institution except those accounts in the Cash Management System (Borrower) and the Borrower's bank account in New York described in Section 4.21.

  (b)  Concentration Bank Accounts.  Neither the Borrower nor any Guarantor
       ---------------------------
shall move or cancel any of the Borrower's Bank Accounts or make any changes to the Cash Management System (Borrower) without the prior written consent of the Administrative Agent.

  (c)  Location of Participating Lessee Bank Accounts.  The Participating
       ----------------------------------------------
Lessees shall not maintain accounts with any bank or financial institution except those accounts in the Cash Management System (Participating Lessee) and those accounts maintained in connection with the Permitted Other Subsidiary Properties.

                                  ARTICLE VII

                          EVENTS OF DEFAULT; REMEDIES

  Section 7.01  Events of Default.  The occurrence of any of the following
                -----------------
events shall constitute an "Event of Default" under any Credit Document:

  (a)  Principal or Reimbursement Obligation Payment.  The Borrower shall fail
       ---------------------------------------------
to pay any principal of any Note or any Reimbursement Obligation when the same becomes due and payable as set forth in this Agreement;

  (b)  Interest or Other Obligation Payment.  The Borrower shall fail to pay
       ------------------------------------
any interest on any Note or any fee or other amount payable hereunder or under any other Credit Document when the same becomes due and payable as set forth in this Agreement, provided however that the Borrower will have a grace period of five days after the payments covered by this Section 7.01(b) becomes due and payable for the first two defaults under this Section 7.01(b) in every calendar year;

  (c)  Representation and Warranties.  Any representation or warranty made or
       -----------------------------
deemed to be made (i) by the Borrower in this Agreement or in any other Credit Document, (ii) by the Borrower (or any of its officers) in connection with this Agreement or any other Credit Document, or (iii) by any Subsidiary in any Credit Document shall prove to have been incorrect in any material respect when made or deemed to be made;

  (d)  Covenant Breaches.  (i) The Borrower shall fail to perform or observe any
       -----------------
covenant contained in Sections 5.02, 5.03, Section 5.11, Section 5.05 (f), (g),
(h), (i), (l) or (n) or Article VI of this Agreement or the Borrower shall fail to perform or observe, or shall fail to cause any Guarantor to perform or observe any covenant in any Security Document beyond any notice and/or cure period for such default expressly provided in such Security Document or (ii) the Borrower or any Guarantor shall fail to perform or observe any term or covenant set forth in any Credit Document which is not covered by clause (i) above or any other provision of this Section 7.01, in each case if such failure shall remain unremedied for 30 days after the earlier of the date written notice of such default shall have been given to the Borrower or such Guarantor by the Administrative Agent or any Bank or the date a Responsible Officer of the Borrower or any Guarantor has actual knowledge of such default, unless such default in this clause (ii) cannot be cured in such 30 day period and the Borrower is diligently proceeding to cure such default, in which event the cure period shall be extended to 90 days;

  (e)  Cross-Defaults.  (i) The Borrower, the Parent or any of  their respective
       --------------
Subsidiaries shall fail to pay any principal of or premium or interest on its Indebtedness which is outstanding in a principal amount of at least $5,000,000 individually or when aggregated with all such Indebtedness of the Borrower, the Parent or any of their respective Subsidiaries so in default (but excluding Indebtedness evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness;
(ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Indebtedness which is outstanding in a principal amount of at least $5,000,000 individually or when aggregated with all such Indebtedness of the Borrower, the Parent or any of their respective Subsidiaries so in default, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Indebtedness; or (iii) any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

  (f)  Insolvency.  The Borrower, the Parent, any of their respective
       ----------
Subsidiaries, or the Participating Lessee for 3 or more Eligible Properties shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, the Parent, any of their respective Subsidiaries, or the Participating Lessee for 3 or more Eligible Properties seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against the Borrower, the Parent, any of their respective Subsidiaries, or the Participating Lessee for 3 or more Eligible Properties, either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur; or the Borrower, the Parent, any of their respective Subsidiaries, or the Participating Lessee for 3 or more Eligible Properties shall take any corporate action to authorize any of the actions set forth above in this paragraph (f);

  (g)  Judgments.  Any judgment or order for the payment of money in excess of
       ---------
$5,000,000 (reduced for purposes of this paragraph for the amount in respect of such judgment or order that a reputable insurer has acknowledged being payable under any valid and enforceable insurance policy) shall be rendered against the Borrower, the Parent or any of their respective Subsidiaries which, within 30 days from the date such judgment is entered, shall not have been discharged or execution thereof stayed pending appeal;

  (h)  ERISA.  (i) Any Person shall engage in any "prohibited transaction" (as
       -----
defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, unless such Reportable Event, proceedings or appointment are being contested by the Borrower in good faith and by appropriate proceedings, (iv) any Plan shall terminate for purposes of Title IV of ERISA,
(v) the Borrower or any member of a Controlled Group shall incur any liability in connection with a withdrawal from a Multiemployer Plan or the insolvency (within the meaning of Section 4245 of ERISA) or reorganization (within the meaning of Section 4241 of ERISA) of a Multiemployer Plan, unless such liability is being contested by the Borrower in good faith and by appropriate proceedings, or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any Guarantor to any tax, penalty or other liabilities in the aggregate exceeding $10,000,000;

  (i)  Guaranty.  Any provision of any Guaranty except a Supplemental Guaranty
       --------
shall for any reason cease to be valid and binding on any Guarantor or any Guarantor shall so state in writing;

  (j)  Environmental Indemnity.  Any provision of any Environmental Indemnity
       -----------------------
shall for any reason cease to be valid and binding on any Person party thereto or any such Person shall so state in writing;

  (k)  Invalidity of Subordination Provisions.  The subordination provisions in
       --------------------------------------
the Mortgages which provide for the subordination of the Participating Leases to the liens and security interests securing the Obligations shall be invalidated or otherwise cease to be in full force and effect;

  (l)  Franchise Agreement.  With respect to any Hotel Property other than a
       -------------------
Permitted Other Subsidiary any Franchise Agreement has been terminated and not replaced within 60 days of such termination with a temporary Franchise Agreement with a nationally recognized Franchisor acceptable to the Majority Banks, any temporary Franchise Agreement has been terminated and not replaced with a long-term Franchise Agreement with a nationally recognized Franchisor acceptable to the Majority Banks, or any three (3) Franchise Agreements shall be in default at the same time;

  (m)  Default Under Ground Lease.  The occurrence of a default under any Ground
       --------------------------
Lease (other than a Ground Lease affecting a Permitted Other Subsidiary Property) which has not been cured or waived (i) 10 days prior to the date the ground lessor under such Ground Lease would have the right to terminate such Ground Lease and (ii) in any event within 30 days of the occurrence of such default;

  (n)  Manager.  The Participating Lessee of a Hotel Property other than a
       -------
Permitted Other Subsidiary Property shall not have replaced the Manager with a reputable, nationally known, third party manager acceptable to the Majority Banks within 120 days of the occurrence of any of the following: Any Management Agreement shall have been terminated except in connection with an Asset Sale, or the Manager shall have a Consolidated Net Worth of less than negative $300,000, or shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Manager or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against the Manager or any of its Subsidiaries, either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur; or the Manager or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this paragraph (n); or

  (o)  Parent's REIT Status.   There shall be a determination from the
       --------------------
applicable Governmental Authority from which no appeal can be taken that the Parent's tax status as a real estate investment trust under Sections 856-860 of the Code has been lost.

  (p)  Parent's Indebtedness; Other Tests.  Either of the following events
       ----------------------------------
continues to exist 5 days following the initial occurrence thereof: (i) the aggregate Indebtedness of the Parent and the Parent's Subsidiaries (including without limitation the Borrower, the Borrower's Subsidiaries and the Permitted Other Subsidiaries) exceeds the lesser of (A) 50% (45% following a Ratio Modification Event) of the Real Estate Value of all Hotel Properties owned by the Parent and the Parent's Subsidiaries (including without limitation the Borrower, the Borrower's Subsidiaries and the Permitted Other Subsidiaries); and
(B) the product of (A) the aggregate trailing 12 months Property EBITDA for all Hotel Properties owned by the Parent and the Parent's Subsidiaries (including without limitation the Borrower, the Borrower's Subsidiaries and the Permitted Other Subsidiaries) multiplied by (B) 5.25 (5.0 following the earlier of (i) a Ratio Modification Event or (ii) June 30, 1998) or (ii) the Parent and the Parent's Subsidiaries fail to comply with the covenants set forth in Section
6.16 and 6.17.

  (q)  Parent Common Stock; Parent Capitalization Event  The Parent at any time
       ------------------------------------------------
hereafter fails to (a) cause the Parent Common Stock to be duly listed on the New York Stock Exchange, Inc. and (b) file timely all reports required to be filed by the Parent with the New York Stock Exchange, Inc. and the Securities and Exchange Commission and, with respect to a failure under clause (b), such failure remains uncured on the date which is the earlier of (i) the date 30 days following the initial occurrence of such failure and (ii) the date specified by the New York Stock Exchange, Inc. or the Securities and Exchange Commission as the date such failure needs to be cured by. Upon the receipt by the Parent of any Net Cash Proceeds from a Parent Capitalization Event, (a) the Parent fails to immediately make a capital contribution to the Borrower in the aggregate amount of such Net Cash Proceeds or (b) the Borrower fails to apply such Net Cash Proceeds to repay any outstanding principal of the Notes, and accrued and unpaid interest thereon and other amounts payable by the Borrower in respect thereof.

  (r)  Changes in Ownership.  Any of the following occur without the written
       --------------------
consent of the Agents: (a) the Parent owns less than 100% of the stock and beneficial ownership interest in the General Partner and AGH LP; (b) the General Partner and AGH LP (i) amend the Borrower's partnership agreement in any material respect, (ii) admit a new general partner to the Borrower, or (iii) own less than 51% of the partnership interests in and beneficial ownership of the Borrower; (c) the General Partner resigns as general partner of the Borrower;
(d) James Sowell, Louis Shaw, Kenneth Shaw, Steve D. Jorns, Bruce G. Wiles and their respective Associates legally and beneficially own less than 65% of the outstanding shares of the Manager common stock; (e) Steve D. Jorns, Bruce G. Wiles or any of their respective Associates sells or assigns either the legal or beneficial interest in any outstanding shares of the Manager common stock except to Steve D. Jorns, Bruce G. Wiles or any of their respective Associates; (f) James Sowell, Louis Shaw, Kenneth Shaw, Steve D. Jorns, Bruce G. Wiles and their respective Associates legally and beneficially owns less than 65% of the partnership interests in AGH Leasing; (g) Steve D. Jorns, Bruce G. Wiles, Kenneth E. Barr or any of their respective Associates sells or assigns either the legal or beneficial interest in any partnership interests in AGH Leasing except to Steve D. Jorns, Bruce G. Wiles, Kenneth E. Barr or any of their respective Associates; (h) Steve D. Jorns or Kenneth E. Barr or any of their respective Associates sells or assigns either the legal or beneficial interest in the Parent or the Borrower except (1) to their respective Associates and (2) in connection with a Permitted Officer Assignment; (i) the Parent shall cease to employ Steve D. Jorns as the president and chief executive officer of the Parent and, within 180 days following the termination of such employment of Mr. Jorns for any reason, another person reasonably acceptable to the Agents is not employed as the president and chief executive officer of the Parent; (j) the Parent shall cease to employ Kenneth E. Barr as the chief financial officer of the Parent and, within 180 days following the termination of such employment of Mr. Barr for any reason, another person reasonably acceptable to the Agents is not employed as the chief financial officer of the Parent; (k) unless TT Leasing is no longer a Participating Lessee or has been merged into AGH Leasing, AGH Leasing sells or assigns either the legal or beneficial interest in any partnership interests in TT Leasing except to Steve D. Jorns, Bruce G. Wiles, Kenneth E. Barr, James Sowell, Louis Shaw, Kenneth Shaw or any of their respective Associates or (l) AGH Leasing, Steve D. Jorns, Bruce G. Wiles, Kenneth E. Barr, James Sowell, Louis Shaw,

Kenneth Shaw or any of their respective Associates is no longer the sole general partner of TT Leasing, provided, however, TT Leasing can be merged into AGH Leasing.

  (s)  Participating Lessee.  Either (i) a default by the Participating Lessee
       --------------------
shall occur under any Participating Lease or Participating Lessee Document or Participating Lessee Estoppel related to 3 or more Eligible Properties which shall remain uncured following any notice and cure period under such document,
(ii) the Participating Lessee suffers to exist (for a period in excess of 30 days), creates, assumes or incurs, any Lien on or in respect of any of the Participating Lessee Pledged Property whether now owned or hereafter acquired, or assigns any right to receive income except for those Liens created pursuant to the Participating Lessee Documents, (iii) with respect to 3 or more Eligible Properties, (A) the Participating Lease or Participating Lessee Document for any Hotel Property is terminated and the Administrative Agent on behalf of the Banks no longer has a perfected first lien and security interest in the Participating Lessee Pledged Property for such Hotel Property or (B) any Participating Lessee Estoppel is terminated, or (iv) the Participating Lessee enters into a Participating Lease or other material agreement except those directly related to a Hotel Property owned by the Borrower or any of the Borrower's Subsidiaries.

  Section 7.02  Optional Acceleration of Maturity.  If any Event of Default
                ---------------------------------
(other than an Event of Default pursuant to paragraph (f) of Section 7.01) shall have occurred and be continuing, then, and in any such event,

  (a) the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the obligation of each Bank to make Advances and the obligation of each Issuing Bank to issue, increase, or extend Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the Notes, all interest thereon, the Letter of Credit Obligations, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest, all such Letter of Credit Obligations and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower, and

  (b) the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Majority Banks, deposit with the Administrative Agent into the Cash Collateral

Account an amount of cash equal to the Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time.

  Section 7.03  Automatic Acceleration of Maturity.  If any Event of Default
                ----------------------------------
pursuant to paragraph (f) of Section 7.01 shall occur,

  (a) the obligation of each Bank to make Advances and the obligation of each Issuing Bank to issue, increase, or extend Letters of Credit shall immediately and automatically be terminated and the Notes, all interest on the Notes, all Letter of Credit Obligations, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower and

  (b) to the extent permitted by law or court order, the Borrower shall deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time.

  Section 7.04  Cash Collateral Account.
                -----------------------

  (a)  Pledge.  The Borrower hereby pledges, and grants to the Administrative
       ------
Agent for the benefit of the Banks, a security interest in all funds held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of the Obligations, including without limitation all Letter of Credit Obligations owing to any Issuing Bank or any other Bank due and to become due from the Borrower to any Issuing Bank or any other Bank under this Agreement in connection with the Letters of Credit.

  (b)  Application against Letter of Credit Obligations.  The Administrative
       ------------------------------------------------
Agent may, at any time or from time to time apply funds then held in the Cash Collateral Account to the payment of any Letter of Credit Obligations owing to any Issuing Bank, in such order as the Administrative Agent may elect, as shall have become or shall become due and payable by the Borrower to any Issuing Bank under this Agreement in connection with the Letters of Credit.

  (c)  Duty of Care.  The Administrative Agent shall exercise reasonable care in
       ------------
the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

  Section 7.05  Non-exclusivity of Remedies.  No remedy conferred upon the
                ---------------------------
Administrative Agent or the Banks is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

  Section 7.06  Right of Set-off.  Upon (a) the occurrence and during the
                ----------------
continuance of any Event of Default and (b) the making of the request or the granting of the consent, if any, specified by Section 7.02 to authorize the Administrative Agent to declare the Notes and any other amount payable hereunder due and payable pursuant to the provisions of Section 7.02 or the automatic acceleration of the Notes and all amounts payable under this Agreement pursuant to Section 7.03, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Note held by such Bank, and the other Credit Documents, irrespective of whether or not such Bank shall have made any demand under this Agreement, such Note, or such other Credit Documents, and although such obligations may be unmatured. Each Bank agrees to promptly notify the Borrower after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                                 ARTICLE VIII

                      AGENCY AND ISSUING BANK PROVISIONS

  Section 8.01  Authorization and Action.  Each Bank hereby appoints and
                ------------------------
authorizes the Agents to take such action as Agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Agents by the terms hereof and of the other Credit

Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Credit Document (including, without limitation, enforcement or collection of the Notes), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that neither Agent shall be required to
                      --------
take any action which exposes such Agent to personal liability or which is contrary to this Agreement, any other Credit Document, or applicable law. The functions of the Agents are administerial in nature and in no event shall the Agents have a fiduciary or trustee relation in respect of any Bank by reason of this Agreement or any other Credit Document. Within 5 Business Days of the Administrative Agent receiving actual notice (without any duty to investigate) of a Default, the Administrative Agent will provide written notice of such Default to the Banks.

  Section 8.02  Agents' Reliance, Etc.  Neither the Agents nor any of their
                ---------------------
respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken (including such Person's own negligence) by it or them under or in connection with this Agreement or the other Credit Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (a) may treat the payee of any Note as the holder thereof until such Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or the other Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit Document on the part of the Borrower or its Subsidiaries or to inspect the property (including the books and records) of the Borrower or its Subsidiaries; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document; and (f) shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

  Section 8.03  Each Agent and Its Affiliates.  With respect to its Commitment,
                -----------------------------
the Advances made by it and the Notes issued to it, each Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not an Agent. The term "Bank" or "Banks" shall, unless otherwise expressly indicated, include each Agent in its individual capacity. Each Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any of its Subsidiaries, and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if such Agent were not an Agent hereunder and without any duty to account therefor to the Banks.

  Section 8.04  Bank Credit Decision.  Each Bank acknowledges that it has,
                --------------------
independently and without reliance upon either Agent or any other Bank and based on the financial statements referred to in Section 4.06 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon either Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

  Section 8.05  Indemnification.  The Banks severally agree to indemnify each
                ---------------
Agent and each Issuing Bank (to the extent not reimbursed by the Borrower), according to their respective Pro Rata Shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent or such Issuing Bank in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent or such Issuing Bank under this Agreement or any other Credit Document (including such Agent's or such Issuing Bank's own negligence), provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's or such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse each Agent promptly upon demand for its Pro Rata Share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Credit Document, to the extent that such Agent is not reimbursed for such expenses by the Borrower.

  Section 8.06  Successor Agent and Issuing Banks.  Either Agent or any Issuing
                ---------------------------------
Bank may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks upon receipt of written notice from the Majority Banks to such effect. Upon receipt of notice of any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent or Issuing Bank. If no successor Agent or Issuing Bank shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's or Issuing Bank's giving of notice of resignation or the Majority Banks' removal of the retiring Agent or Issuing Bank, then the retiring Agent or Issuing Bank may, on behalf of the Banks and the Borrower, appoint a successor Agent or Issuing Bank, which shall be a commercial bank meeting the financial requirements of an Eligible Assignee and, in the case of an Issuing Bank, a Bank. Upon the acceptance of any appointment as Agent or Issuing Bank by a successor Agent or Issuing Bank, such successor Agent or Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Issuing Bank, and the retiring Agent or Issuing Bank shall be discharged from its duties and obligations under this Agreement and the other Credit Documents, except that the retiring Issuing Bank shall remain an Issuing Bank with respect to any Letters of Credit issued by such Issuing Bank and outstanding on the effective date of its resignation or removal and the provisions affecting such Issuing Bank with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Bank until the termination of all such Letters of Credit. After any retiring Agent's or Issuing Bank's resignation or removal hereunder as Documentation Agent, Administrative Agent or Issuing Bank, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent or Issuing Bank under this Agreement and the other Credit Documents.

  Section 8.07  Arranger, Syndication Agent and Co-Agents.  The Bank of Nova
                -----------------------------------------
Scotia and Wells Fargo Bank, National Association shall each be named a Co-Agent under the Credit Documents, but the Co-Agents shall have no right or duty to act as agent on behalf of the Banks. Societe Generale, Southwest Agency shall be named Arranger and Syndication Agent under the Credit Documents, but the Arranger and the Syndication Agent shall have no right or duty to act as agent on behalf of the Banks in such capacities; provided that the provisions of this sentence shall in no way effect Societe Generale, Southwest Agency's rights or duties as Documentation Agent on behalf of the Banks.

                                  ARTICLE IX

                                 MISCELLANEOUS

  Section 9.01  Amendments, Etc.  No amendment or waiver of any provision of
                ---------------
this Agreement, the Notes, or any other Credit Document, nor consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Documentation Agent, the Administrative Agent or the Agents, as specified in the particular provisions of the Credit Documents, and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment shall increase the
                         --------
Commitment of any Bank without the written consent of such Bank, and no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) increase the aggregate Commitments of the Banks, (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or under any other Credit Document or otherwise release the Borrower from any Obligations, (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) change the number of Banks which shall be required for the Banks or any of them to take any action hereunder or under any other Credit Document, (e) amend this Section 9.01, (f) release any Guarantor from its obligations under any of the Guaranties (provided that the Administrative Agent can release any Supplemental Guarantor from its obligations under any of the Supplemental Guaranties), (g) release any Person from its obligations under any or the Environmental Indemnities, (h) release any Lien in favor of the Administrative Agent for the benefit of the Banks on Property of the Borrower or Guarantors or any Participating Lessee, except as contemplated by the Security Documents or this Agreement, (i) amend the definition of "Majority Banks", (j) increases the maximum duration of Interest Periods permitted under this Agreement, (k) waives any covenant prohibiting a second Lien on any Property,
(l) amends the definition of "Borrowing Base or any component of "Borrowing Base", (m) amends Section 7.01(p); and provided, further, that (A) no amendment,
                                       --------
waiver or consent shall, unless in writing and signed by the Documentation Agent, the Administrative Agent, or any Issuing Bank in addition to the Banks required above to take such action, affect the rights or duties of the Documentation Agent, the Administrative Agent, or such Issuing Bank, as the case may be, under this Agreement or any other Credit Document, and (B) no waiver or consent to departure from any of the conditions specified in Section 3.01 or
3.02 or 3.03 shall be effective unless in writing and signed by the Majority Banks and the Agents. In addition, no Majority Bank Decision (as hereinafter defined) shall be made without the written consent of the Majority
Banks.  "Majority Bank Decision" shall mean:

     (a) any waiver for more than 30 days of, or any material amendment to, of the reporting requirements set forth in clauses (a)-(e) or (g) of Section 5.05 of this Agreement;

     (b) any material waiver of, or any material amendment to, the provisions related to the Cash Management Systems contained in Section 5.12 of this Agreement;

     (c) any determination to make a Borrowing after the occurrence and during the continuance of an Event of Default;

     (d) any waiver of the provisions of the Manager Consent that require Management Agreements to be subordinate to the Lien of the Mortgages and terminable upon the conditions specified in the Manager Consent;

     (e) any waiver for a period of more than 60 days of, or any material amendment to, the financial covenants contained in Sections 6.15, 6.16 or 6.17 of this Agreement;

     (f) any material waiver of, or any material amendment to any section of
  Article 6 not referenced in the preceding clause (e);

     (g) any approval pursuant to subsection 3.03(i) of this Agreement of a Future Property as a possible Eligible Property;

     (h) any material waiver of the conditions to a Hotel Property qualifying as either an Eligible Property or a Permitted Non-Eligible Property;

     (i) any amendment, supplement or modification to, or waiver of, the provisions of Section 7.01 of this Agreement;

     (j) any determination to send notice to the Borrower of, or otherwise declare, an Event of Default pursuant to Section 7.01 of this Agreement;

     (k) any determination to accelerate the Obligations pursuant to Section
  7.02 of this Agreement;

     (l) any determination to foreclose on, or exercise remedies in order to realize upon, any Property after an Event of Default pursuant to any Credit Document, provided, however, that if an Event of Default has occurred and is continuing and the Majority Banks cannot agree on a course of action within 60 days following the occurrence of such Event of Default, the Administrative Agent shall commence exercising remedies against the Property securing the Obligations;

     (m) any material decision regarding the operation, maintenance, sale or other disposition of any Property after the foreclosure upon such Property, provided that Administrative Agent shall be able to take any action it determines necessary to preserve or maintain any such Property and provided further that if the Majority Banks cannot agree on the sale or disposition of such Property, the Administrative Agent shall not sell or dispose of such Property, but shall continue to hold such Property for the benefit of the Banks;

     (n) any decision regarding a new or substitute Manager or Franchisor or new or substitute Management Agreement, Franchise Agreement, Ground Lease or Participating Lease, or any other material decision regarding a Management Agreement, Franchise Agreement, Ground Lease or Participating Lease; and

     (o) any modification of any of the following definitions of this Agreement:
  "Debt Service Rate" or "Pool Requirements".

  Section 9.02  Notices, Etc.  All notices and other communications shall be in
                ------------
writing (including telecopy or telex) and mailed, telecopied, telexed, hand delivered or delivered by a nationally recognized overnight courier, if to the Borrower, at its address at 3860 West Northwest Highway, Suite 300, Dallas, Texas 75220, Attention: Steven D. Jorns; if to any Bank at its Domestic Lending Office specified opposite its name on Schedule 9.02; if to the Documentation Agent, at its address at 4900 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201, Attention: Thomas K. Day, Vice President (telecopy: (214) 979-2727; telephone: (214) 979-2774); if to Bank One, Texas, N.A., in its capacity as Administrative Agent or an Issuing Bank, at its office at 1717 Main Street, 4th Floor, Dallas, Texas 75201, Attention: Commercial Real Estate Department - Jeff S. Lindsey, Vice President (telecopy: (214) 290-2275; telephone: (214) 290-
2385); or, as to each party, at such
other address or teletransmission number as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telexed or hand delivered or delivered by overnight courier, be effective three days after deposited in the mails, when telecopy transmission is completed, when confirmed by telex answer-back or when delivered, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or Article VIII shall not be effective until received by the Administrative Agent.

 Section 9.03  No Waiver; Remedies.  No failure on the part of any Bank, any
               -------------------
Agent, or any Issuing Bank to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement and the other Credit Documents are cumulative and not exclusive of any remedies provided by law.

 Section 9.04  Costs and Expenses.  The Borrower agrees to pay on demand all
               ------------------
out-of-pocket costs and expenses of the Agents in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other Credit Documents and syndication (syndication costs shall not exceed $5,000 per Eligible Assignee) of the Obligations including, without limitation, (a) the reasonable fees and out-of-pocket expenses of Bracewell & Patterson, L.L.P., counsel for the Documentation Agent, and, with respect to advising either Agent as to its rights and responsibilities under this Agreement, the Agents (such counsel's fees shall no longer be capped as initially provided in the Agents' Fee Letter), (b) the reasonable fees and out-of-pocket expenses of Donohoe, Jameson & Carroll, P.C., counsel for the Administrative Agent, and (c) all reasonable out-of-pocket costs and expenses, if any, of each Agent, each Issuing Bank, and each Bank (including, without limitation, reasonable counsel fees and expenses of each Agent, such Issuing Bank, and each Bank) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Credit Documents, and (d) to the extent not included in the foregoing, the costs of any local counsel, travel expenses, Appraisals, Engineering Reports, Environmental Reports, Title Policies, mortgage and intangible taxes, costs of recordation or filing of any Mortgage or Financing Statement or continuation statement, and any related title or Uniform Commercial Code search conducted subsequent to such recordation, any flood plain search costs, insurance consultant costs and other costs usual and customary in connection with the taking of a Lien on any of the Property.

 Section 9.05  Binding Effect.  This Agreement shall become effective when it
               --------------
shall have been executed by the Borrower and the Agents, and when the Documentation Agent shall have, as to each Bank, either received a counterpart hereof executed by such Bank or been notified by such Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent, each Issuing Bank, and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Bank.

  Section 9.06  Bank Assignments and Participations.
                -----------------------------------

  (a) Assignments.  Any Bank may assign to one or more banks or other entities
      -----------
all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it, the Notes held by it, and the participation interest in the Letter of Credit Obligations held by it); provided, however, that (i) each such
                                   --------  -------
assignment shall be of a constant, and not a varying, percentage of all of such Bank's rights and obligations under this Agreement and shall involve a ratable assignment of such Bank's Commitment and such Bank's Advances, (ii) the amount of the resulting Commitment and Advances of the assigning Bank (unless it is assigning all its Commitment) and the assignee Bank pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment, (v) the Documentation Agent shall consent to such assignment, which consent shall not be unreasonably withheld or delayed, and (vi) each Eligible Assignee (other than the Eligible Assignee of either Agent or an Eligible Assignee which is an Affiliate of the assigning Bank) shall pay to the Administrative Agent a $2,500 administrative fee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) such Bank thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto). Notwithstanding anything herein to the contrary, any Bank may assign, as collateral or otherwise, any of its rights under the Credit Documents to any Federal Reserve Bank.

  (b) Term of Assignments.  By executing and delivering an Assignment and
      -------------------
Acceptance, the Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Guarantors or the performance or observance by the Borrower or the Guarantors of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.05 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon either Agent, such Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

  (c) The Register.  The Administrative Agent shall maintain at its address
      ------------
referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, each Agent, the Issuing Banks, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

  (d) Procedures.  Upon its receipt of an Assignment and Acceptance executed by
      ----------
a Bank and an Eligible Assignee, together with the Note subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of the attached Exhibit B,
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note, a new Note payable to the order of such Eligible Assignee in amount equal to, respectively, the Commitment and the outstanding Advances assumed by it pursuant to such Assignment and Acceptance, and if the assigning Bank has retained any Commitment hereunder, a new Note payable to the order of such Bank in an amount equal to, respectively, the Commitment and the outstanding Advances retained by it hereunder. Such new Note shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the attached Exhibit A.

  (e) Participations.  Each Bank may sell participations to one or more banks or
      --------------
other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it, its participation interest in the Letter of Credit Obligations, and the Notes held by it); provided, however, that (i)
                                                  --------  -------
such Bank's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, each Agent, and the Issuing Banks and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) such Bank shall not require the participant's consent to any matter under this Agreement, except for change in the principal amount of any
Note in which the participant has an interest, reductions in fees or interest, or extending the Maturity Date except as permitted in this Agreement, and (vi) such Bank shall give prompt notice to the Borrower of each such participation sold by such Bank. The Borrower hereby agrees that participants shall have the same rights under Sections 2.08, 2.09, 2.11(c), and 9.07 hereof as the Bank to the extent of their respective participations.

  (f) Confidentiality.  Each Bank may furnish any information concerning the
      ---------------
Borrower and its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants); provided that, prior to any such disclosure, the assignee or
               --------
participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrower and its Subsidiaries received by it from such Bank. Such Bank shall promptly deliver a signed copy of any such confidentiality agreement to the Borrower.

 Section 9.07  Indemnification.  The Borrower shall indemnify each Agent, the
               ---------------
Banks (including any lender which was a Bank hereunder prior to any full assignment of its Commitment), the Issuing Banks, and each affiliate thereof and their respective directors, officers, employees and agents from, and discharge, release, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) any actual or proposed use by the Borrower or any Affiliate of the Borrower of the proceeds of any Advance, (ii) any breach by the Borrower or any Guarantor of any provision of this Agreement or any other Credit Document, (iii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, or (iv) any Environmental Claim or requirement of Environmental Laws concerning or relating to the present or previously-owned or operated properties, or the operations or business, of the Borrower or any of its Subsidiaries, and the Borrower shall reimburse each Agent, each Issuing Bank, and each Bank, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable out-of-pocket expenses (including legal fees) incurred in connection with any such investigation, litigation or other proceeding; and expressly including any such losses, liabilities, claims, damages, or expense incurred by reason of the Person being indemnified's own negligence, but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

  THE BORROWER ACKNOWLEDGES AND AGREES THAT CERTAIN OF ITS OBLIGATIONS AND INDEMNITIES UNDER THIS AGREEMENT INCLUDE ANY CLAIMS RESULTING FROM THE NEGLIGENCE OR ALLEGED NEGLIGENCE OF THE DOCUMENTATION AGENT, THE ADMINISTRATIVE AGENT, THE BANKS, OR ANY OTHER PERSON BEING INDEMNIFIED.

  Section 9.08  Execution in Counterparts.  This Agreement may be executed in
                -------------------------
any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

  Section 9.09  Survival of Representations, Indemnifications, etc.  All
                --------------------------------------------------
representations, warranties contained in this Agreement or made in writing by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Credit Documents, the making of the Advances and any investigation made by or on behalf of the Banks, none of which investigations shall diminish any Bank's right to rely on such representations and warranties. All obligations of the Borrower provided for in Sections 2.08, 2.09, 2.11(c), 8.05 and 9.07 shall survive any termination of this Agreement and repayment in full of the Obligations.

  Section 9.10  Severability.  In case one or more provisions of this Agreement
                ------------
or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

  Section 9.11  Business Loans.  The Borrower warrants and represents that the
                --------------
Advances evidenced by the Notes are and shall be for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One ("Chapter One") of the Texas Credit Code. At all such times, if any, as Chapter One shall establish a Maximum Rate, the Maximum Rate shall be the "indicated rate ceiling" (as such term is defined in Chapter One) from time to time in effect.

  Section 9.12  Usury Not Intended.  It is the intent of the Borrower and each
                ------------------
Bank in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Bank including such applicable laws of the State of Texas and the United States of America from time to time in effect. In furtherance thereof, the Banks and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Bank receiving same shall credit the same on the principal of its Notes (or if such Notes shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Notes is accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Notes (or, if the applicable Notes shall have been paid in full, refunded to the Borrower). The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

  Section 9.13  Houston, Texas Marriott Office Space.  The Banks acknowledge and
                ------------------------------------
agree that the office portion of the Houston, Texas Marriott (a) will not be subject to a Participating Lease, Franchise Agreement or Management Agreement,
(b) will not be part of the Cash Management System, (c) will, if complying with the other requirements for qualifying as an Eligible Property, be included in the calculation of the Borrowing Base, and (d) may be sold or transferred separately from the hotel portion of such Hotel Property in accordance with the requirements of a Permitted Hotel Sale. If in connection with any such sale or transfer, the office and hotel portions of such Hotel Property need to enter into any agreements pertaining to the joint use of facilities, such agreements will be subject to the reasonable approval of the Documentation Agent.

  Section 9.14  Governing Law.  This Agreement, the Notes and the other Credit
                -------------
Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

  Section 9.15  Consent to Jurisdiction.  The Borrower hereby irrevocably
                -----------------------
submits to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Agreement, the Notes and the other Credit Documents, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to the Borrower at its address specified in Section 9.02. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of any Bank, the Documentation Agent, or the Administrative Agent to serve legal process in any other manner permitted by the law or affect the right of any Bank, the Documentation Agent or the Administrative Agent to bring any action or proceeding against the Borrower or its Property in the courts of any other jurisdiction.

  Section 9.16  Knowledge of Borrower.  For purposes of this Agreement,
                ---------------------
"knowledge of the Borrower" means the actual knowledge of any of the executive officers and all other Responsible Officers of the Parent or the general manager of each Hotel Property.

  Section 9.17  Banks Not in Control.  None of the covenants or other provisions
                --------------------
contained in the Credit Documents shall or shall be deemed to, give the Banks the rights or power to exercise control over the affairs and/or management of the Borrower, any of its Subsidiaries or any Guarantor, the power of the Banks being limited to the right to exercise the remedies provided in the Credit Documents; provided, however, that if any Bank becomes the owner of any stock, or other equity interest in, any Person whether through foreclosure or otherwise, such Bank shall be entitled (subject to requirements of law) to exercise such legal rights as it may have by being owner of such stock, or other equity interest in, such Person.

  Section 9.18  Headings Descriptive.  The headings of the several Sections and
                --------------------
paragraphs of the Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

  Section 9.19  Time is of the Essence.  Time is of the essence under the Credit
                ----------------------
Documents.

  SECTION 9.20  WAIVERS OF JURY TRIAL.  THE BORROWER, THE AGENTS AND THE BANKS
                ---------------------
HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER CREDIT DOCUMENT OR TO ANY COUNTERCLAIM THEREIN.

  SECTION 9.21  ENTIRE AGREEMENT.  PURSUANT TO SECTION 26.02 OF THE TEXAS
                ----------------
BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN THE LOAN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE LOAN AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY'S AUTHORIZED REPRESENTATIVE.

  THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN AGREEMENT. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

  THE BORROWER ACKNOWLEDGES AND AGREES THAT CERTAIN OF ITS OBLIGATIONS AND INDEMNITIES UNDER THIS AGREEMENT INCLUDE ANY CLAIMS RESULTING FROM THE NEGLIGENCE OR ALLEGED NEGLIGENCE OF THE DOCUMENTATION AGENT, THE ADMINISTRATIVE AGENT, THE BANKS, OR ANY OTHER PERSON BEING INDEMNIFIED.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXECUTED as of the date first referenced above.

                                    BORROWER:
                                    --------

                                    AMERICAN GENERAL HOSPITALITY OPERATING
                                    PARTNERSHIP, L.P.

                                    By:  AGH GP, Inc., its general partner

                                         By: /s/ KENNETH E. BARR
                                            ------------------------------------
                                         Name:   Kenneth E. Barr
                                              ----------------------------------
                                         Title:  Executive Vice President
                                               ---------------------------------

                           BANK ONE, TEXAS, N.A., individually and as
                           Administrative Agent


                              /s/ JEFF LINDSEY
                           ------------------------------------------
                           By:    Jeff Lindsey
                              ---------------------------------------
                           Title: Vice President
                                 ------------------------------------

                           SOCIETE GENERALE,  SOUTHWEST AGENCY,
                           individually and as Arranger, Syndication
                           Agent, and Documentation Agent

                              /s/ THOMAS K. DAY
                           ------------------------------------------
                           By:    Thomas K. Day
                              ---------------------------------------
                           Title: Vice President
                                 ------------------------------------

                           THE BANK OF NOVA SCOTIA, individually and as
                           Co-Agent

                                /s/ PAUL STIPLOSEK
                           --------------------------------------------
                           By:      Paul Stiplosek
                              -----------------------------------------
                           Title:   Relationship Manager
                                 --------------------------------------

                           WELLS FARGO BANK, NATIONAL ASSOCIATION,
                           individually and as Co-Agent

                                /s/ DAVID A. BARR
                           ------------------------------------------
                           By:      David A. Barr
                              ---------------------------------------
                           Title:   Vice President
                                 ------------------------------------

                           BANKERS TRUST COMPANY

                                /s/ GARRETT W. THILANDER
                           ------------------------------------------
                           By:      Garrett W. Thilander
                              ---------------------------------------
                           Title:   Vice President
                                 ------------------------------------

                              MELLON BANK, N.A.

                                     /s/ WAYNE P. ROBERTSON
                              ------------------------------------------
                              By:        Wayne P. Robertson
                                 ---------------------------------------
                              Title:     Assistant Vice President
                                    ------------------------------------

                              BANKBOSTON, N.A.

                                  /s/ JEFFREY L. WARWICK
                              ------------------------------------------
                              By:     Jeffrey L. Warwick
                                 ---------------------------------------
                              Title:  Director
                                    ------------------------------------

                              AMSOUTH BANK OF ALABAMA

                                   /s/ DEAN H. BURGESS
                              ------------------------------------------
                              By:      Dean H. Burgess
                                 ---------------------------------------
                              Title:   Vice President
                                    ------------------------------------

                              FIRST AMERICAN BANK

                                        /s/ KEVIN JORDAN
                              ------------------------------------------
                              By:           Kevin Jordan
                                 ---------------------------------------
                              Title:        Assistant Vice President
                                    ------------------------------------

                              FIRST NATIONAL BANK OF COMMERCE

                                        /s/ STEPHEN M. VALDES
                              ------------------------------------------
                              By:           Stephen M. Valdes
                                 ---------------------------------------
                              Title:        Vice President
                                    ------------------------------------

                              THE ROYAL BANK OF SCOTLAND PLC

                                        /s/ DEREK BONNAR
                              ------------------------------------------
                              By:           Derek Bonnar
                                 ---------------------------------------
                              Title:        Vice President
                                    ------------------------------------